Exhibit 10.1

AMENDMENT NO. 2 TO REVENUE INTEREST PURCHASE AGREEMENT

September 17, 2025

This Amendment No. 2 to Revenue Interest Purchase Agreement (this “Amendment”), dated as of the date first set forth above, is entered into by and among Humacyte Global, Inc., a Delaware corporation (the “Company”), Humacyte, Inc., a Delaware corporation (the “Parent” and, together with the Company, the “Obligors” and each, an “Obligor”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and Hook SA LLC, a Delaware limited liability company (“Purchaser Agent”).

Reference is hereby made to the Revenue Interest Purchase Agreement, dated as of May 12, 2023 (as amended by the Waiver and Amendment to Revenue Interest Purchase Agreement, dated as of May 8, 2024, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Purchase Agreement”; and the Original Purchase Agreement, as amended by this Amendment, the “Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Obligors, the Purchasers and Purchaser Agent desire to amend the Original Purchase Agreement as set forth herein, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.	Amendment. Subject to Section 2 of this Amendment, the Original Purchase Agreement (including the schedules and exhibits thereto) is hereby amended as set forth in Exhibit A hereto (stricken text shall be deleted from the Original Purchase Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Original Purchase Agreement (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text)).

2.	Conditions Precedent to Effectiveness. The effectiveness of Section 1 of this Amendment shall be subject to the following conditions precedent:

2.1	The Purchaser Agent shall have received this Amendment, duly executed by the Obligors, the Purchaser Agent and the Purchasers as required by Section 8.08(a) of the Purchase Agreement.

2.2	The Purchasers, in accordance with their Pro Rata Portions, shall have received from the Company a partial call payment of $50,000,000 in immediately available funds on or prior to September 18, 2025 (the “Amendment No. 2 Payment”). The Parties agree that the Amendment No. 2 Payment shall be made by means of transfer from the Designated Deposit Account. For the avoidance of doubt, the Amendment No. 2 Payment shall not be treated as a Revenue Interest Payment or True-Up Payment for purposes of the Purchase Agreement.

2.3	No Put Option Event shall have occurred and not been waived as of the effective date of this Amendment.

2.4	The Obligors shall have paid on or prior to September 18, 2025 all Reimbursable Expenses then due and owing pursuant to the Purchase Agreement, for which invoices have been delivered to the Company on or prior to the date hereof.

3.	Amendment No. 2 Payment. The Company shall pay the Amendment No. 2 Payment no later than September 18, 2025. The failure to pay the Amendment No. 2 Payment on or prior to September 18, 2025 shall be an immediate Put Option Event.

4.	Representations and Warranties.

4.1	The execution, delivery and performance by each Obligor of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment and the Purchase Agreement constitute each Obligor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.2	All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of any Obligor for purposes of or in connection with this Amendment or any transaction contemplated hereby are, taken as a whole, true, complete and correct in all material respects and no Obligor has omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished.

4.3	Each of the representations and warranties in Article III of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

4.4	No Put Option Event has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a Put Option Event, on or prior to the effective date of this Amendment.

5.	Release of Claims.

5.1	Each of the Obligors hereby absolutely and unconditionally releases and forever discharges the Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Obligors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

2

5.2	Each of the Obligors hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Obligor pursuant to Section 5.1 above. If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.

6.	General.

6.1	Each of the Obligors hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Transaction Document and under any other document or instrument executed and delivered or furnished in connection with such Transaction Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Transaction Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Transaction Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.

6.2	(i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or the Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Put Option Event and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Transaction Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.

6.3	Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Purchase Agreement or any other Transaction Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Transaction Document.

6.4	This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

6.5	The provisions of Section 8.02 (Notices), Section 8.08 (Amendments; No Waivers), Section 8.11 (Counterparts; Effectiveness; Electronic Signature), Section 8.12 (Severability), Section 8.14(b) (Jurisdiction), Section 8.14(c) (Service of Process), and Section 8.15 (Waiver of Jury Trial) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

PARENT:

HUMACYTE, INC.

By:	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

COMPANY:

HUMACYTE GLOBAL, INC.

By:	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Revenue Interest Purchase Agreement]

PURCHASER AGENT:

HOOK SA LLC

By:	/s/ David Dubinsky
Name:	David Dubinsky
Title:	Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LP

By:	/s/ David Dubinsky
Name:	David Dubinsky
Title:	Authorized Signatory

TPC INVESTMENTS SOLUTIONS LP

By:	/s/ David Dubinsky
Name:	David Dubinsky
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Revenue Interest Purchase Agreement]

324102470 v1v9 Not a Legal Document – Conformed for Amendment 1Exhibit A REVENUE INTEREST PURCHASE AGREEMENT dated as of May 12, 2023 among HUMACYTE GLOBAL, INC., as the Company, HUMACYTE, INC., as Parent, the Purchasers from time to time party hereto and HOOK SA LLC, as Purchaser Agent

324102470 v1v9 TABLE OF CONTENTS ARTICLE I DEFINITIONS 1 Section 1.01 Definitions. 1 ARTICLE II PURCHASE OF REVENUE INTERESTS; PAYMENTS 31 Section 2.01 Purchase of Revenue Interests. 31 Section 2.02 Payments by the Company. 32 Section 2.03 Purchaser Payments; Conditions Precedent. 33 Section 2.04 No Assumed Obligations. 37 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 37 Section 3.01 Organization. 37 Section 3.02 Authorization. 37 Section 3.03 Enforceability. 38 Section 3.04 Governmental Authorization. 38 Section 3.05 Ownership. 38 Section 3.06 Financial Statements; No Material Adverse Effect. 38 Section 3.07 No Undisclosed Liabilities. 39 Section 3.08 Solvency; No Fraudulent Transfer. 39 Section 3.09 Litigation. 39 Section 3.10 Compliance with Laws. 40 Section 3.11 Conflicts; Adverse Agreements. 40 Section 3.12 Intellectual Property. 40 Section 3.13 Regulatory Approvals; Included Products. 41 Section 3.14 Material Contracts. 44 Section 3.15 Perfection Certificate. 44 Section 3.16 Customers and Suppliers. 45 Section 3.17 Perfection; Subordination. 45 Section 3.18 Insurance. 45 Section 3.19 Tax. 45 Section 3.20 SEC Reports. 45 Section 3.21 Investment Company Act. 46 Section 3.22 OFAC; Anti-Terrorism Laws. 46 Section 3.23 Broker’s Fees. 46 Section 3.24 Put Option Event. 46 Section 3.25 Disclosure. 46 Section 3.26 ERISA Compliance, Employee and Labor Matters; Pension Matters. 47 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS 48 Section 4.01 Organization. 48 Section 4.02 Authorization. 48 Section 4.03 Broker’s Fees. 48 Section 4.04 Conflicts. 49 ARTICLE V COVENANTS 49 Section 5.01 Notices; Access; Information. 49 Section 5.02 Reports. 51

324102470 v1v9 ii Section 5.03 Compliance with Law; Existence and Maintenance of Properties; Payment of Obligations. 54 Section 5.04 Confidentiality; Public Announcement. 55 Section 5.05 Security Interest. 56 Section 5.06 Further Assurances; Creation/Acquisition of Subsidiaries; Additional Collateral; Control Agreements. 56 Section 5.07 Put Option; Call Option. 58 Section 5.08 Intellectual Property; Regulatory Approvals. 60 Section 5.09 Use of Proceeds. 61 Section 5.10 Protective Covenants. 61 Section 5.11 Taxes. 63 Section 5.12 Material Contracts. 64 Section 5.13 Employee and Pension Matters. 64 ARTICLE VI TERMINATION 65 Section 6.01 Termination Date. 65 Section 6.02 Effect of Termination. 65 ARTICLE VII PURCHASER AGENT 65 Section 7.01 Appointment and Authority 65 Section 7.02 Rights as a Purchaser 65 Section 7.03 Exculpatory Provisions. 66 Section 7.04 Reliance by Purchaser Agent 67 Section 7.05 Delegation of Duties 67 Section 7.06 Resignation of Purchaser Agent 67 Section 7.07 Non-Reliance on Purchaser Agent and Other Purchasers 68 Section 7.08 Collateral and Guaranty Matters 68 Section 7.09 Reimbursement by Purchasers 69 ARTICLE VIII MISCELLANEOUS 69 Section 8.01 Limitations on Damages. 69 Section 8.02 Notices. 69 Section 8.03 Successors and Assigns. 70 Section 8.04 Indemnification. 71 Section 8.05 No Implied Representations and Warranties; Survival of Representations and Warranties. 72 Section 8.06 Independent Nature of Relationship. 72 Section 8.07 Entire Agreement. 73 Section 8.08 Amendments; No Waivers. 73 Section 8.09 Interpretation. 73 Section 8.10 Headings and Captions. 74 Section 8.11 Counterparts; Effectiveness; Electronic Signature. 74 Section 8.12 Severability. 74 Section 8.13 Expenses. 74 Section 8.14 Governing Law; Jurisdiction. 74 Section 8.15 Waiver of Jury Trial. 75

324102470 v1v9 iii EXHIBITS Exhibit A – Form of Compliance Certificate Exhibit B – Form of Guaranty Exhibit C – Form of Payment Notice Exhibit D – Form of Security Agreement Exhibit E – Customary Subordination Terms

324102470 v1v9 1 REVENUE INTEREST PURCHASE AGREEMENT This REVENUE INTEREST PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of May 12, 2023, by and among Humacyte Global, Inc., a Delaware corporation (the “Company”), Humacyte, Inc., a Delaware corporation (the “Parent”), the Purchasers from time to time party hereto (each, a “Purchaser” and collectively, the “Purchasers”) and Hook SA LLC, as collateral agent and administrative agent for the Purchasers (the “Purchaser Agent”). WHEREAS, the Company wishes to obtain financing to support the further development and commercialization of the Included Products (as hereinafter defined) and other general corporate purposes; and WHEREAS, the Purchasers wish to purchase the Revenue Interests (as hereinafter defined) from the Company, and the Company wishes to sell, assign and transfer the Revenue Interests to the Purchasers in consideration for its payment of the Purchaser Payments (as hereinafter defined) all upon and subject to the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. The following terms that are defined in the UCC (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the UCC than for any other purpose or purposes of the UCC, the Article 9 definition shall govern): Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Proceeds, Securities Account, Securities Intermediary and Tangible Chattel Paper. In addition, the following, as used herein, shall have the following meanings: “Acquisition” means (a) any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets or similar transaction having the same effect as any of the foregoing, (i) acquires any business or product or all or substantially all of the assets of any Person engaged in any business or any business, product, business line or product line, division or other unit operation of any Person, (ii) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body and (b) any In-License. “Acquisition Cost” means consideration paid or payable for an Acquisition (including (x) all milestone, maintenance and/or similar payments, earnouts (whether earned or contingent), deferred purchase price and any other contractual commitment, whether fixed or contingent, (y) any transition support costs and (z) dedicated post-closing research and development spend (as reasonably determined

324102470 v1v9 2 by Parent’s Board in connection with such Acquisition)), but excluding (i) royalties on sales calculated on an arm’s-length basis and (ii) future sales-based milestones. “Affiliate” means any Person that Controls, is Controlled by, or is under common Control with another Person. Unless the context otherwise requires, “Affiliate” refers to an Affiliate of Parent and/or the Company (and includes any Subsidiary). In no event shall Fresenius Medical Care Holdings, Inc. and its Subsidiaries be considered an Affiliate of Parent, the Company or any Subsidiary. “Agreement” has the meaning set forth in the first paragraph hereof. “Amendment No. 2” means that certain Amendment No. 2 to Revenue Interest Purchase Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Parent, the Company, the Purchasers and the Purchaser Agent. “Amendment No. 2 Effective Date” means September 17, 2025. “Amendment No. 2 Payment” has the meaning set forth in Amendment No. 2. “Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets. “Applicable Percentage” means 7.50%; provided, that if on the Test Date the Total Revenue Interest Payments (excluding any True-Up Payment and any Revenue Interest Payments made with respect to amounts treated as Net Sales of the Included Products pursuant to Section 5.08(c)(iii)) are less than 100% of the Cumulative Purchaser Payments, then as of and following the Test Date, the Applicable Percentage will increase to a rate that, had such increased rate applied during the period from the Closing Date through and including the Test Date, would have provided the Purchasers with Total Revenue Interest Payments (excluding any True-Up Payment and any Revenue Interest Payments made with respect to amounts treated as Net Sales of the Included Products pursuant to Section 5.08(c)(iii)) equal to the Cumulative Purchaser Payments as of the Test Date. “Audited Financial Statements” has the meaning set forth in the definition of “Financial Statements”. “Bankruptcy Event” means the occurrence of any of the following: (a) Parent or any Subsidiary commences any case, proceeding or other action (i) under any Bankruptcy Law, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, administration, protection, liquidation or dissolution (other than a solvent winding-up, dissolution or liquidation of a Subsidiary into an Obligor), composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, interim receiver, receiver and manager, trustee, administrator, administrative receiver, custodian or other similar official for it or for all or any portion of its assets, or Parent or any Subsidiary makes a general assignment for the benefit of its creditors or enter into a composition, compromise, assignment or arrangement with any of its creditors (whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise); (b) there is commenced against Parent or any Subsidiary any case, proceeding or other action seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, administration, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver and manager, trustee, administrator, administrative receiver, custodian or other similar official for any such Person or for any substantial part

324102470 v1v9 3 of its property, and either such proceeding remains undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, interim receiver, receiver and manager, trustee, administrator, administrative receiver, custodian or other similar official for it or for any substantial part of its property) occurs; (c) Parent or any Subsidiary is generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally; (d) there is commenced against Parent or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (i) all or a substantial portion of its assets and/or (ii) any Material Included Product or all or a material portion of Collateral, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within forty-five (45) days from the entry thereof; (e) Parent or any Subsidiary is insolvent as defined in any statute of the United States Bankruptcy Code or in the fraudulent conveyance or fraudulent transfer statutes of the State of Delaware or other applicable jurisdiction of organization; or (f) an affirmative vote by the applicable Board to commence any case, proceeding or other action described in clause (a) above or any other action by Parent or any Subsidiary to otherwise cause, consent to, approve or acquiesce in any of the acts described in clauses (a) through (f) inclusive above. “Bankruptcy Laws” means, collectively, in any jurisdiction, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally. “Biologics License Application” means an application submitted pursuant to Section 351 of the PHSA requesting permission from the FDA to introduce, or deliver for introduction, a biologic product into interstate commerce in the United States. “Board” means the board of directors or similar governing body of Parent, the Company or any Subsidiary, as applicable. “Business Day” means any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close. “Call Closing Date” has the meaning set forth in Section 5.07(b). “Call Notice” has the meaning set forth in Section 5.07(b). “Call Option” has the meaning set forth in Section 5.07(b). “Cap Amount” means, as of the date of determination thereof, the amount equal to the Cap Multiplier multiplied by the Cumulative Purchaser Payments as of such date. “Cap Multiplier” means 150%; provided, that if on the Test Date the Total Revenue Interest Payments are less than 150% of the Cumulative Purchaser Payments, then as of and following the Test Date, the Cap Multiplier will instead be 195%.

324102470 v1v9 4 “Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or F-1 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within 360 days from the date of issuance (A) that are unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America or (B) that are issued by a bank or trust company organized under the laws of the United States of America (or any state thereof) (1) that has combined capital and surplus of at least $500,000,000 or (2) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, (iv) investment funds investing at least ninety-five (95%) of their assets in securities of the types described in clauses (i) through (iii) and (v) below, and (v) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Obligors will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target. “Change of Control” means, at any time, the occurrence of any of the following events or circumstances: (a) the acquisition by any “person” or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of any Equity Interests of Parent, if after such acquisition, such “person” or “group” would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Parent representing more than forty-nine percent (49%) of the combined voting power of Parent’s then outstanding securities entitled to vote generally in the election of directors; (b) a merger or consolidation of Parent with any other Person, other than a merger or consolidation of Parent in which Parent is the surviving Person and which results in Parent’s voting securities outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of Parent’s voting securities outstanding immediately after such merger or consolidation; (c) Parent ceases to own 100% of the Equity Interests of the Company; (d) the Transfer in one or a series of transactions (whether or not related) of more than 49% of the consolidated assets of, or assets generating (or, prior to the FDA Approval Date, that would reasonably be expected to generate) more than 49% of the consolidated revenues of, Parent and its Subsidiaries on a consolidated basis to any Person that is not the Company or a Full Guarantor; or (e) the occurrence of a change of control, “fundamental change” or other similar provision, as defined in any agreement or instrument evidencing any Indebtedness in excess of $2,500,000 triggering a default, a mandatory prepayment or other obligation to repurchase, redeem or repay such Indebtedness.

324102470 v1v9 5 “Clinical Trial” means any clinical trial or investigation in any country or group of countries in the Covered Territory, including any clinical investigation, as that such term is defined in 21 CFR § 312.3, of the Included Products conducted by or on behalf of Parent or any Affiliate. “Clinical Trial Application” means any application or submission to any Regulatory Agency for authorization to conduct a Clinical Trial of any Included Product in any country or group of countries. “Clinical Updates” means, with respect to each ongoing or proposed Clinical Trial, a summary of (a) the current status of enrollment, (b) the estimated completion date, (c) the status of any clinical hold imposed, or threatened to be imposed, by any Regulatory Agency, (d) any unexpected fatal or life-threatening suspected adverse reaction, as that term is defined in 21 CFR 312.32 (or comparable regulations under other Applicable Law), and (e) any other material information and developments with respect to such Clinical Trial, including any change or modification to or termination of such Clinical Trial. “Closing Date” means May 12, 2023. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” has the meaning set forth in the Security Agreement. “Commercial Updates” means material information and developments with respect to the Obligors’ Commercialization plans and prospects for the Included Products. “Commercialization” means any and all activities, other than manufacturing, directed to the preparation for sale of, or sale of the Included Products, including activities related to marketing, promoting, distributing, and importing the Included Products, and interacting with Regulatory Agencies regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning. “Common Stock” means Parent’s common stock, par value $0.0001 per share. “Company” has the meaning set forth in the first paragraph hereof. “Competitor” means, at any time of determination, any Person (and each other Person that owns or controls, directly or indirectly, such Person, or that controls or is controlled by or is under common control with such Person) that is an operating company and that directly and primarily engaged in the same, substantially the same, or similar line of business as the Company and its Subsidiaries, taken as a whole, as of such time. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. “Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit A. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise provided that with respect to any Intellectual Property, “control” means that the applicable Persons owns or has a license to such item or right and has the ability to grant to a party a license, sublicense, or rights of access and use under such item or right without (a) violating the terms or

324102470 v1v9 6 conditions of any agreement or other arrangement between such Person and any Third Party in existence as of the time such party would be required hereunder to grant such license, sublicense, or rights of access and use, and (b) paying any consideration to any Third Party. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Purchaser Agent, among the Purchaser Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Obligor maintaining such account, effective to grant “control” (as defined under the relevant Uniform Commercial Code) over such account to the Purchaser Agent. “Corporate Benefit Limitations” means, with respect to any Guaranty or the grant or perfection of any security interest by any Foreign Guarantor, any limitations on such Guaranty or such grant or perfection imposed pursuant to Applicable Law (other than limitations that do not impair the rights and remedies of the Secured Parties more than analogous restrictions imposed under the laws of the United States as reasonably determined by Purchaser Agent). “Covered Territory” means the entire world. “Cumulative Purchaser Payments” shall mean (a) if the Purchasers have made the First Payment, $40,000,000, (b) if the Purchasers have made the First Payment and the Second Payment, $60,000,000, (c) if the Purchasers have made the First Payment, the Second Payment and the Third Payment, $100,000,000, and (d) if the Purchasers have made the First Payment, the Second Payment, the Third Payment and the Fourth Payment, $150,000,000; provided, that if the Net Sales Acceleration Payment is made, the Cumulative Purchaser Payments shall be reduced by $40,000,000. “Data Room” means the electronic data room materials accessible to the Purchaser Agent in the “Humacyte Project Hawk” hosted by ShareFile and maintained by the Obligors in connection with the transactions contemplated under this Agreement, as such materials existed as of 5:00 p.m. EST on the date that is one calendar day prior to the Closing Date. “Designated Deposit Account” is the Company’s deposit account designated by the Company as such by written notice to Purchaser Agent in accordance with Section 5.06(e); provided that the Designated Deposit Account shall be (a) located in the United States, (b) held with a financial institution that meets the requirements set forth in clause (iii) of the definition of “Cash Equivalents”, and (c) at all times subject to a Control Agreement and an ACH authorization in favor of Purchaser Agent. “Development” means all activities related to discovery, research, development, creation and prosecution of Intellectual Property, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Agency as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development. “Disclosure Letter” means that certain Confidential Disclosure Letter, dated as of the Closing Date and delivered by Parent to the Purchaser Agent.

324102470 v1v9 7 “Dispute” has the meaning set forth in Section 3.12(d). “Disqualified Equity Interests” means Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, (b) are convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, (c) contain any repurchase obligation or (d) contain any repurchase obligation or provides for mandatory distributions or the payment of cash dividends or distributions; provided that if such Equity Interests are issued pursuant to a plan for the benefit of Parent or any Subsidiary or their directors, officers, employees and/or consultants or by any such plan to directors, officers, employees or consultants of Parent or any Subsidiary, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Parent or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such director, officer, employee or consultant’s termination, death or disability. “Disqualified Persons” has the meaning set forth in the definition of “Eligible Assignee”. “Drug Approval Application” means a New Drug Application submitted pursuant to Section 505 of the FFDCA, a Biologics License Application, or any corresponding foreign application (in each case, including any amendment or supplement thereto) for an Included Product. “DTC” means The Depository Trust Company, or any successor performing substantially the same service for the Parent. “Duke License Agreement” means that certain Exclusive Patent License Agreement, dated as of March 14, 2006, as amended, by and between Duke University and the Company in respect of OLV File # 1681, entitled “Novel Scaffolds for Tissue Engineering” and OLV File # 2057, entitled “Lifespan Extension in Tissue Engineering”. “DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s Deposit/Withdrawal at Custodian (DWAC) system, (b) Parent has been approved (without revocation) by the DTC’s underwriting department, (c) Parent’s transfer agent is approved as an agent in the DTC/Fast Automated Securities Transfer (FAST) Program, (d) the applicable shares of Common Stock are otherwise eligible for delivery via DWAC, and (e) Parent’s transfer agent does not have a policy prohibiting or limiting delivery of shares of Common Stock via DWAC. “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” is (i) any Purchaser, (ii) any Affiliate of a Purchaser or any fund or investment vehicle managed by a Purchaser or an Affiliate of a Purchaser or under common management with a Purchaser and (iii) any Person that, to the knowledge of the Purchaser Agent, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) or an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7)) with assets under management (together with its Affiliates) of at least $150,000,000, as determined by the Purchaser Agent in its good faith discretion; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include, unless a Put Option Event, or any event that with the giving of notice or passage of time would constitute

324102470 v1v9 8 a Put Option Event, has occurred and is continuing, (x) any Competitor identified by Parent in writing as such from time to time, (y) any Person identified to the Purchaser Agent by an Obligor in writing on or prior to the Closing Date, and in case any Affiliate thereof that is identifiable as such by name (or otherwise known to any Purchaser to be an Affiliate of such Person), or (z) any hedge fund primarily focused on stockholder activism (each such Person described in clauses (x), (y) and (z), collectively, “Disqualified Persons”). “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. “Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “Equity Conditions” means, with respect to a given date of determination: (i) one or more registration statements filed with the SEC shall be effective and the prospectus contained therein shall be available on such applicable date of determination for the offer and sale by Parent of all shares of Common Stock issuable as part of the Put/Call Price; (ii) the Common Stock (including all shares of Common Stock issuable as part of the Put/Call Price) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring within 45 days after giving effect to all applicable notice, appeal, compliance and hearing periods) or pending as evidenced by (A) a writing by such Eligible Market or (B) Parent falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) Parent shall have obtained all requisite board approval with respect to the issuance of shares of Common Stock issuable as part of the Put/Call Price; (iv) any shares of Common Stock issuable as part of the Put/Call Price may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) no public announcement of a pending, proposed or intended Change of Control shall have occurred which has not been abandoned, terminated or consummated; (vi) Parent shall have no knowledge of any fact that would reasonably be expected to cause any registration statement filed with the SEC relating to the offer and sale by the Parent of the shares of Common Stock issuable as part of the Put/Call Price to not be effective or the prospectus contained therein to not be available for such offer and sale; (vii) there shall not be a Volume Failure; (viii) on the applicable date of determination all shares of Common Stock issuable as part of the Put/Call Price may be issued in full from the authorized and available shares of Common Stock of Parent; (ix) there shall not have occurred and there shall not exist any Put Option Event or event that with the giving of notice or passage of time would constitute a Put Option Event; (x) the shares of Common Stock issuable as part of the Put/Call Price are duly authorized and will be listed and eligible upon issuance for trading on an Eligible Market; (xi) the shares of Common Stock issuable as part of the Put/Call Price will be Freely Tradable by the Purchasers upon issuance; (xii) the Common Stock is DWAC Eligible; and (xiii) the Purchasers are not in possession of any information provided by the Obligors or any of their Affiliates that constitutes, or may constitute, material non-public information. “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, without limitation, partnership interests, membership interests and similar ownership interests), any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, and all other ownership or profit interests in a Person (including

324102470 v1v9 9 partnership, member or trusts interests in such Person), in each case whether voting or non-voting and whether or not outstanding on any date of determination; provided that Equity Interest shall not include any Permitted Convertible Notes. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and its regulations. “ERISA Affiliate” means any Person, trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(b), (c), (m) and (o) of the Code for purposes or Section 4001(b) of ERISA. “ERISA Event” means (a) a Reportable Event (as defined in ERISA) with respect to a Pension Plan; (b) the failure by an Obligor or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by an Obligor or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate; (j) the engagement by any Obligor or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Obligor pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code; or (m) a Foreign Plan Event. “Excluded Accounts” means (a) any deposit accounts solely used for (i) funding payroll or segregating payroll taxes or funding other employee wage or benefit payments, (ii) segregating 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plans, in each case for payment in accordance with Applicable Laws, and (iii) securing Liens described in clause (m), (n) and (r) of the definition of “Permitted Liens”, (b) withholding tax and fiduciary trust accounts, and (c) any other account which individually has a balance not to exceed $100,000 at any time and which, in the aggregate with all other similarly situated deposit accounts, has a balance not to exceed $250,000 at any time. “Excluded Subsidiary” means (a) any Foreign Subsidiary that is prohibited by Applicable Law or by any contractual obligation existing on the date of acquisition or formation of such Subsidiary (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Obligations or any Subsidiary that would require the approval of any Governmental Authority in order to guarantee the Obligations unless such approval has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts, or (b) any Foreign Subsidiary with respect to which the granting a security interest in and Lien upon, and pledging of such Foreign Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Transaction Document and the Equity Interests of such Foreign Subsidiary to secure the Obligations (and any

324102470 v1v9 10 guaranty thereof) by which would result in material adverse tax consequences to Parent and its Subsidiaries, taken as a whole, determined by the Purchasers, in their sole discretion, following consultation with Parent. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any Purchaser its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any transaction document, or sold or assigned an interest in any Revenue Interest or any transaction document), (b) in the case of a Purchaser, any withholding Tax that is imposed by the United States on amounts payable to or for the account of a Purchaser pursuant to a law in effect on the date on which such Purchaser first becomes a party to this Agreement (or designates a new lending office), except in each case to the extent that, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) any U.S. federal withholding Taxes imposed under FATCA and (d) Taxes attributable to the Lender’s failure to comply with Section 5.11(d). “Existing Indebtedness” means the indebtedness of Parent and the Company in the aggregate outstanding principal amount immediately prior to the closing on the Closing Date of approximately $30,000,000 pursuant to that certain Loan and Security Agreement dated as of March 30, 2021, by and among Parent, the Company, the Existing Lender and the other Lenders (as defined therein) party thereto, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 30, 2021 and that certain Second Amendment to Loan and Security Agreement dated as of September 17, 2021, as supplemented by that certain Joinder to Loan and Security Agreement dated as of September 17, 2021, and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time. “Existing Lender” means Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)). “Excluded Liabilities” has the meaning set forth in Section 2.04. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such sections of the Code. “FCPA” has the meaning set forth in Section 3.22(b). “FDA” means the United States Food and Drug Administration or any successor federal agency thereto. “FDA Application Acceptance Date” means the later of the date on which (i) the FDA has accepted for review a Biologics License Application submitted by the Company seeking approval

324102470 v1v9 11 (including accelerated approval under 21 CFR Part 601 Subpart E) of the Initial HAV Product for urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and when autologous vein is not feasible, or an indication that is substantially the same (subject to Purchaser Agent’s agreement, not to be unreasonably withheld), and (ii) the Company has notified the Purchaser Agent thereof in writing in reasonable detail. “FDA Approval Date” means the later of the date on which (i) the FDA has granted approval (including accelerated approval) for the Initial HAV Product for urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and when autologous vein is not feasible, or an indication that is substantially the same (subject to Purchaser Agent’s agreement, not to be unreasonably withheld), and (ii) the Company has notified the Purchaser Agent thereof in writing in reasonable detail. “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto). “Financial Statements” means (a) the audited consolidated balance sheets of Parent as of December 31, 2022 and December 31, 2021 and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock, redeemable common stock and stockholders’ equity (deficit) and cash flows for the years then ended (the “Audited Financial Statements”), (b) the draft unaudited balance sheets of Parent as of March 31, 2023 and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock, redeemable common stock and stockholders’ equity (deficit) and cash flows for the three (3) month period then ended (the “Interim Financial Statements”) and (c) each financial statement delivered pursuant to Section 5.02(a). “First Amendment Effective Date” means May 8, 2024. “First Payment” means $40,000,000, which shall be paid by the Purchasers on the Closing Date in accordance with Section 2.03(a)(i). “Foreign Guarantor” means any Subsidiary Guarantor that is a Foreign Subsidiary. “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Obligor or any ERISA Affiliate that is subject to any requirements of Applicable Law other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia. “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any requirements of Applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any requirements of Applicable Law within the time permitted by any requirement of Applicable Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan. “Foreign Subsidiary” means any Subsidiary that is that is not an entity organized under the laws of the United States or any state or territory thereof.

324102470 v1v9 12 “Fourth Payment” means $50,000,000, which shall be paid by the Purchasers on the Fourth Purchaser Payment Date in accordance with Section 2.03(a)(iv). “Fourth Purchaser Payment Date” means the date specified in the Payment Notice with regards to the Fourth Payment (or such earlier date as may be agreed by Purchaser Agent and the Purchasers in their sole discretion). “Freely Tradable” means that the shares of Common Stock will be issued free of any restrictive legend and through DTC’s DWAC system to one or more accounts designated by Purchaser Agent. “Fresenius” means Fresenius Medical Care Holdings, Inc. “Fresenius Distribution Agreement” means that certain Distribution Agreement, dated as of June 25, 2018, as amended by the First Amendment to Distribution Agreement dated October 7, 2019 and by that Second Amendment to Distribution Agreement dated February 16, 2021, by and between Fresenius and the Company. “Full Guarantor” means any Subsidiary Guarantor that is not a Limited Guarantor. “GAAP” means generally accepted accounting principles in the United States in effect from time to time. Notwithstanding anything in this Agreement to the contrary, for all purposes hereunder, any obligations of a Person in respect of leases that would have been treated as operating leases in accordance with Accounting Standards Codification 842 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants, without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases. “Globally Systemically Important Bank” means a banking institution designated as a “Globally Systemically Important Bank” or “G-SIB” by the Financial Stability Board. “Governmental Authority” means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state, local or supranational (domestic or foreign), including each Patent Office, the FDA or the United States National Institutes of Health. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Guaranty” means a guaranty agreement made by Parent and each Subsidiary Guarantor in favor of Purchaser Agent and the Purchasers substantially in the form attached as Exhibit B hereto.

324102470 v1v9 13 “HAV” means bioengineered human acellular vessels. “Included Product” means (a) the Initial HAV Product for urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and when autologous vein is not feasible, (b) the Initial HAV Product for hemodialysis access, (c) the Initial HAV Product for peripheral artery disease, (d) the Initial HAV Product for any other indications, (e) any other HAV or other product designed, Developed, owned, licensed, acquired, Manufactured or Commercialized by Parent or any Affiliate from time to time, or (f) any derivative, improvement, enhancement, modification or subsequent iteration of any of the foregoing described in clause (a), (b), (c), (d) or (e). “Indebtedness” means with respect to any Person: (a) any liability or obligation of such Person (i) for borrowed money or with respect to advances or deposits of any kind, (ii) evidenced by a bond, note, debenture, or similar instrument, (iii) in respect of the deferred purchase price of property or services, including a purchase money obligation given in connection with the acquisition of any businesses, properties or assets of any kind (other than a current trade payable or a current liability arising in the ordinary course of business that is not outstanding for more than ninety (90) days unless and to the extent subject to a bona fide dispute and for which adequate reserves have been taken in accordance with GAAP), (iv) under conditional sale or other title retention agreements relating to property acquired by such Person, (v) upon which interest charges are customarily paid, (vi) contingent or otherwise, in respect of the face amount of bankers’ acceptances, letters of credit or similar extensions of credit, (vii) in respect of hedging agreements and other derivative contracts (for the net amount owed by such Person thereunder), (viii) for the payment of money relating to any obligations under any capital lease of real or personal property which are required to be recorded as a capitalized lease obligation in accordance with GAAP, (ix) under guaranteed minimum purchase, take or pay or similar performance requirement contracts, (x) the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, including guaranteed minimum sales, purchase or performance requirements, (xi) under receivables factoring, receivable sales or similar transactions or under synthetic lease, tax ownership/operating lease, off balance sheet financing or similar financing, (xii) for milestone payments, royalty payments, upfront payments, license payments and similar payments pursuant to any License Agreement or other license agreement, research and development agreement, collaboration or development agreement or (xiii) arising under revenue interest agreements, royalty financing agreements or similar financings; (b) all Disqualified Equity Interests of such Person; (c) any Guarantee by such Person of Indebtedness or obligations of any other Person; and (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above. “Indebtedness” of any Person shall include (A) all Indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (B) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Liabilities” means, collectively, all Excluded Liabilities and any and all liabilities, obligations, losses, assessments, awards, causes of action, damages, penalties, claims, charges, fines, judgments, documented costs, expenses and disbursements of any kind or nature whatsoever (including documented expenses of investigation and the documented fees and disbursements of counsel for Indemnified Parties), whether direct, indirect or consequential, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or

324102470 v1v9 14 regulations), on common law or equitable cause or on contract or otherwise, imposed on, incurred by, or asserted against any such Indemnified Party, in any manner relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Transaction Documents (including any sale of, collection from, or other realization upon any of the Collateral)). “Indemnified Party” has the meaning set forth in Section 8.04(a). “Initial HAV Product” means the 6mm x 42cm HAV product being Developed by the Company as of the Closing Date (including any changes to the length, diameter or configuration of the foregoing), and any derivative, improvement, enhancement, modification or subsequent iteration of any of the foregoing. “In-License” means any license or other agreement between Parent or any Affiliate and any Third Party pursuant to which Parent or such Affiliate obtains a license or sublicense of, covenant not to sue under, or other similar rights to, any Intellectual Property of such Third Party (other than off-the-shelf software licenses and non-exclusive licenses of Intellectual Property that does not constitute Product Intellectual Property). For clarity, the In-Licenses existing as of the Closing Date include the Duke License Agreement and the Yale License Agreements. “Intellectual Property” means all intellectual property and other proprietary rights of any kind or nature, whether registered or unregistered and whether registrable or not, protected, created or arising under any law, including any and all rights in: proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; registered or unregistered trademarks, trade names, service marks, trade dress, logos, slogans, including all goodwill associated therewith; domain names; registered and unregistered copyrights and all applications thereof and all rights in works of authorship of any type, in all forms or media, designs rights, registered designs, database rights and rights in compilations of data. “Intellectual Property Updates” means a summary of any new Patents, trademarks or copyrights issued or patent, trademark or copyright applications filed, amended or supplemented, constituting Product Intellectual Property (in form sufficient to allow Purchaser Agent to prepare appropriate filings in respect thereof to protect its Liens thereon), together with any material information or developments with respect to the Material Patents. “Interim Financial Statements” has the meaning set forth in the definition of “Financial Statements”. “Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests or other securities), (b) any loan, advance, extension of credit, capital contribution or similar payment to, or Guarantee of the obligations of, any Person, (c) the Guarantee of any liabilities of any other Person, (d) any Acquisition, (e) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, and (f) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. “IRS” means the United States Internal Revenue Service or any successor federal agency thereto.

324102470 v1v9 15 “Key Contracts” means (A) (i) the Fresenius Distribution Agreement; (ii) the Yale License Agreements; (iii) the Duke License Agreement; (iv) that certain Supply Agreement, dated January 9, 2014, between SeraCare Life Sciences, Inc. and the Company; (v) that certain Supply Agreement, dated June 1, 2020, between Confluent Medical Technologies and the Company; and (vi) that certain Facility Lease Agreement, dated December 31, 2015, between ARE-NC Region No. 5, LLC and Humacyte, Inc., each as in effect on the date hereof and as amended, restated, supplemented, otherwise modified or replaced, and (B) any Material Contract the termination of which could reasonably be expected to result in a Material Adverse Effect. “Knowledge” means the actual knowledge, after reasonable inquiry of a Person. “Knowledge of the Obligors” means the Knowledge of any Knowledge Person. “Knowledge Person” means any of the persons listed on Schedule 1.01(a) to the Disclosure Letter, and any individual who succeeds such person in the role identified on Schedule 1.01(a) to the Disclosure Letter. “License Agreement” means all Out-Licenses and all In-Licenses. “Licensees” means, collectively, Third Parties to which the Company or any Affiliate grants or has granted the right to Commercialize any Included Product, including, without limitation, any licensees and sublicensees under any Out-License related to an Included Product; each a “Licensee”. “Liens” means all liens, encumbrances, deeds of trust, hypothecations, pledges, charges, security interests, mortgages, rights to preferential payments, or encumbrances of any kind. “Limited Guarantor” means any Subsidiary Guarantor whose Guaranty, or the grant or perfection of a security interest in whose assets, are limited by Corporate Benefit Limitations. “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, supply, and holding of any Included Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, tissue engineering, product characterization, stability testing, quality assurance, and quality control. “Market Capitalization” means, as at any date of determination, the product of (x) the number of issued and outstanding shares of Parent’s common stock on such date multiplied by (y) the closing price per share of such common stock on such date on the principal stock exchange on which such shares are then listed, traded and quoted. “Marketing Authorization” means, with respect to an Included Product, the Regulatory Approval required by Applicable Law to sell such Included Product in a country or region, including, to the extent required by Applicable Law for the sale of such Included Product, all pricing approvals and government reimbursement approvals. “Material Adverse Effect” means (a) the effect of a material adverse change in the business, operations, assets, prospects or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) an adverse effect in any material respect on the validity or enforceability of any of the Transaction Documents, (c) a material adverse effect on the ability of the Obligors, taken as a whole, to perform any of their material obligations under the Transaction Documents, (d) an adverse effect in any material respect on the rights or remedies of the Purchaser Agent or any Purchaser under any of the

324102470 v1v9 16 Transaction Documents, (e) a material adverse effect on any Material Included Product, the Product Intellectual Property or the ability of any Obligor or a Person acting on behalf of such Obligor to Develop, Commercialize or Manufacture any Material Included Product, (f) a Put Option Event, (g) an adverse effect in any material respect on the timing, amount or duration of the Revenue Interest Payments or (h) an adverse effect in any material respect on the validity, perfection (except to the extent permitted under the Security Agreement) or first priority (subject to Permitted Priority Liens) of Liens in favor of the Purchaser Agent for the benefit of the Secured Parties (except to the extent resulting solely from any actions or inactions on the part of the Secured Parties despite timely receipt of information regarding Parent and its Subsidiaries as required by this Agreement). “Material Contract” means (a) the License Agreements; (b) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Parent or its Affiliates; (c) any development agreement, collaboration agreement, marketing agreement, co-promotion agreement, license agreement, option agreement, supply agreement, distribution agreement, partnering agreement or similar agreement with respect to Parent or any Affiliate related to the Development, Manufacture, or Commercialization of any Included Product in each case, for which breach, non-performance or failure to renew by Parent or any Affiliate or the respective counterparty could reasonably be expected to have a Material Adverse Effect; (d) any agreement with respect to Parent or any Affiliate relating to any Material Patent, including any license, option, assignment, or agreement related to control of such Material Patent, in each case, for which breach, non-performance or failure to renew by Parent or any Affiliate or the respective counterparty could reasonably be expected to have a Material Adverse Effect; (e) any agreement with consideration or other payments in excess of (x) until the Milestone Event has occurred, $2,500,000 per fiscal year and (y) after the Milestone Event has occurred, $5,000,000 per fiscal year and (f) any agreement evidencing Material Indebtedness. “Material Included Product” means (a) the Initial HAV Product for arterial repair following extremity vascular trauma, (b) the Initial HAV Product for hemodialysis access, (c) the Initial HAV Product for peripheral artery disease, and (d) any other HAV or other product, the sale or licensing of which generates a substantial part of the revenues of Parent and its Subsidiaries as of the date of determination. “Material Indebtedness” means any Indebtedness with a principal amount in excess of (x) until the Milestone Event has occurred, $2,500,000 and (y) thereafter, $5,000,000. “Material Patents” has the meaning set forth in Section 3.12(c). “Milestone Event” means the Company has delivered evidence reasonably satisfactory to Purchaser Agent that total Net Sales of the Included Products in the Covered Territory during any trailing six-month period, which Net Sales arise from bona fide, arm’s length sales in the ordinary course of the Included Products to Third Parties, equal or exceed $50,000,000. “MNPI Notice” has the meaning set forth in Section 5.01. “MNPI Notice Period” means any period designated as such by Purchaser Agent by written notice to the Obligors. Each MNPI Notice Period will commence on the Business Day immediately following Purchaser Agent’s written notice to the Obligors of such MNPI Notice Period (or any later date specified by Purchaser Agent in such notice), and will end immediately upon written notice from Purchaser Agent to the Obligors that such MNPI Notice Period is terminated.

324102470 v1v9 17 “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability. “Net Sales” means, with respect to an Included Product, the aggregate gross invoiced sales prices from sale or disposition of such Included Product by Parent, any Affiliate and any Licensee (provided, however, that, solely with respect to sale or disposition of Included Products by Fresenius or its Related Parties (as defined in the Fresenius Distribution Agreement) pursuant to the Fresenius Distribution Agreement, the Net Sales shall be calculated using 65% of the aggregate gross invoiced sales prices thereof) to Third Parties, less the following deductions without duplication, but solely to the extent included in the gross amount invoiced with respect to such sale or disposition of such Included Product and to the extent such deductions are in accordance with GAAP: (a) trade, quantity and cash discounts, credits or allowances actually given; (b) allowances for returns or rejections (due to spoilage, damage, expiration of useful life or otherwise); (c) freight and insurance, if separately identified on the invoice; (d) mandatory discounts or rebates imposed by any Governmental Authority against Parent, any Affiliate or any Licensee, as applicable, including any claw-backs or similar pharma taxes directly related to such Included Product and paid directly by Parent, such Affiliate or such Licensee, as applicable, or, in the case of claw-backs related to aggregate sales of Parent, such Affiliate or such Licensee, as applicable, such portion of the claw-back as shall be reasonably determined by Parent, such Affiliate or such Licensee, as applicable, based on the proportion between the share of Net Sales hereunder and aggregate sales of Parent, such Affiliate or such Licensee, as applicable; (e) Third Party rebates, chargebacks, hospital buying group/group purchasing organization administration fees or managed care organization rebates actually given; (f) rebates and similar payments made with respect to sales paid for by any Governmental Authority or Regulatory Agency such as federal or state Medicaid, Medicare or similar state program; (g) value-added tax, sales, use or turnover taxes, excise taxes and customs duties assessed by Governmental Authorities on the sale of such Included Product; and (h) retroactive price reductions or billing corrections. In the case of any sale or other disposal for value, such as barter or counter-trade, of an Included Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of such Included Product in the country of sale or disposal, as determined in accordance with GAAP. For the avoidance of doubt, in no event shall any royalties payable to Fresenius or its Affiliates pursuant to the Fresenius Distribution Agreement be deducted in the calculation of Net Sales. Sales of Included Products between Parent, any Affiliate and/or any Licensee for resale shall be excluded from the computation of Net Sales, provided that the subsequent resale of such Included Products to a Third Party are included in the computation of Net Sales. Transfer, disposal or use of Included Products, without consideration, for marketing, regulatory, development or charitable purposes,

324102470 v1v9 18 such as clinical trials, compassionate use, named patient use, or indigent patient programs shall not be deemed a sale hereunder. Solely for purposes of calculating the Revenue Interest Payments, in no event shall Net Sales for any period be less than worldwide net revenue for the Included Products for such period as reported in Parent’s financial statements or less than Net Sales as calculated pursuant to the Fresenius Distribution Agreement. “Net Sales Acceleration Payment” means, as of any date of determination, a one-time payment to each Purchaser in accordance with its Pro Rata Portion of the Revenue Interests, in an amount equal to the Put/Call Price multiplied by a fraction equal to (i) the Third Payment, divided by (ii) Cumulative Purchaser Payments as of such date. “Net Sales Addback Amount” means, as of the date of any Net Sales Acceleration Payment (and prior to giving effect to such Net Sales Acceleration Payment), an amount equal to the (A) Total Revenue Interest Payments as of such date, multiplied by (B) a fraction equal to (i) the Third Payment divided by (ii) the Cumulative Purchaser Payments as of such date. “Net Sales Condition” means, if the Third Purchaser Payment Date has occurred, beginning with the fiscal quarter of Parent ending on December 31, 2025 and with respect to each subsequent fiscal quarter, Parent and its Subsidiaries on a consolidated basis shall achieve trailing six-month Net Sales of Included Products to Third Parties (excluding, for purposes of this definition, Net Sales by Licensees) in the United States in an amount in excess of $10,000,000. “Obligations” means, without duplication, all obligations of the Obligors in respect of the Revenue Interests, including all obligations to make Revenue Interest Payments, to make the True-Up Payment and to pay the Put/Call Price, and all present and future Indebtedness, taxes, liabilities, obligations, covenants, duties, and debts, Indemnified Liabilities owing by the Obligors to the Purchasers, arising under or pursuant to the Transaction Documents, including all Reimbursable Expenses (and including any interest, fees and other charges that would accrue but for the filing of any bankruptcy action by an Obligor, whether or not such claim is allowed in such bankruptcy action). “Obligors” means the Company, Parent and each Subsidiary Guarantor. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto. “Option Agreement” means that certain Option Agreement, dated as of the date hereof, among Parent and the Purchasers. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

324102470 v1v9 19 “Out-License” means any license or other agreement between Parent, any Affiliate and any Third Party pursuant to which Parent or such Affiliate grants to such Third Party a license or sublicense with respect to, covenant not to sue under, or other similar rights under any Product Intellectual Property. For clarity, the Out-Licenses existing as of the Closing Date include the Fresenius Distribution Agreement. “Parent” has the meaning set forth in the first paragraph hereof. “Patent Office” means the respective patent office, including the United States Patent and Trademark Office, the European Patent Office and any comparable patent office in any other jurisdiction, for any Patents. “Patents” means all issued national, regional and international patents and patent applications (and any patents that issue as a result of those patent applications or from an application claiming priority from any of those and which for the purposes of this Agreement, shall be deemed to include all certificates of invention and applications for certificates of invention) and any renewals, restorations, reissues, reexaminations or other post-grant proceedings, extensions, continuations, continuations-in-part, divisions, revisions, certificates of invention, registrations, revalidations, utility models, supplemental protection certificates, patent term extensions, pediatric exclusivity periods and substitutions relating to any of the issued patents and patent applications, in any jurisdiction. “Payment Date” means each March 31, June 30, September 30 and December 31, commencing on the first such date to occur following the Closing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the immediately preceding Business Day. “Payment Notice” is that certain form attached hereto as Exhibit C. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a multiple employer plan, but excluding a Multiemployer Plan) that is maintained, sponsored or is contributed to by any Obligor or any ERISA Affiliate, or for which any Obligor or any ERISA Affiliate could be considered an “employer” as defined in Section 3(5) of ERISA, and is either covered by Section 302 or Title IV of ERISA, or is subject to the minimum funding standards under Section 412 of the Code. “Perfection Certificate” means a perfection certificate signed by an officer of Parent, as updated from time to time (without retroactive effect), subject to the review and approval of Purchaser Agent, in accordance with the terms of this Agreement. “Permitted Acquisition” means any Acquisition, provided that: (a) for any Acquisition involving Acquisition Costs in excess of $1,000,000, the Obligors shall have delivered written notice of such Acquisition to the Purchaser Agent, on behalf of the Purchasers, not less than ten (10) Business Days prior to the execution of a definitive agreement for such Acquisition (or such shorter period as may be specified by the Purchaser Agent in its sole discretion) together with a due diligence package consisting of the Board package(s) provided in connection with

324102470 v1v9 20 such Acquisition, including without limitation, with regard to the Acquisition of the applicable target, business product or In-License (together with any material updates available from time to time prior to the closing of such Acquisition), a summary of the development program for all relevant products, a summary of Intellectual Property related to such product or products, a cash forecast, pro forma for the acquisition (inflows and outflows), a description of the sources and uses for financing the Acquisition, and to the extent available, quarterly and annual audited financial statements of the Person whose Equity Interests or assets are being acquired for the twelve (12) month period immediately prior to such proposed Acquisition; (b) Purchaser Agent, on behalf of the Purchasers, shall have received, (i) not less than five (5) Business Days prior to the execution of a definitive agreement for such Acquisition (or such shorter period as may be specified by the Purchaser Agent in its sole discretion), drafts of any acquisition agreements, disclosure schedules, and other material agreements related to the Acquisition and (ii) substantially concurrently with the execution of the definitive documentation relating to such Acquisition, fully executed acquisition agreements and other material agreements with all attachments and schedules; (c) immediately prior to, and after giving effect to such Acquisition, no Put Option Event or event that would, with the passage of time or giving of notice, constitute a Put Option Event shall have occurred and be continuing or would reasonably be expected to result therefrom; (d) all transactions in connection with such Acquisition shall be consummated, in all material respects, in accordance with Applicable Law; (e) in the case of the purchase or other acquisition of Equity Interests, (i) all of the Equity Interests (except for any such Equity Interest in the nature of directors’ qualifying shares required pursuant to Applicable Law) acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such Acquisition shall be wholly owned by the Company or a Full Guarantor and (ii) all Persons (other than Excluded Subsidiaries) whose Equity Interests are being acquired shall become Obligors; (g) (i) prior to the Milestone Event, the aggregate Acquisition Cost that is or may become payable in connection with such Acquisition, either at or before the closing thereof or any time thereafter, combined with the aggregate Acquisition Cost that has or may at any time become payable in connection with all other Permitted Acquisitions entered into during the same fiscal year of Parent, shall not exceed $5,000,000, and (ii) after the Milestone Event, the aggregate Acquisition Cost that is or may become payable in connection with such Acquisition, either at or before the closing thereof or any time thereafter, combined with the aggregate Acquisition Cost that have or may at any time become payable in connection with all other Permitted Acquisitions entered into during the term of this Agreement, shall not exceed 10% of Parent’s Market Capitalization (measured, with respect to any particular Permitted Acquisition, as of the trading day immediately preceding the execution of the definitive documentation relating to such Permitted Acquisition); (h) no Change of Control shall result from such Acquisition; (i) (I) no breach or contravention of any Key Contract shall result from such transaction and (II) to the extent such Permitted Acquisition is an In-License, such In-License shall not constitute a Restricted License; (j) such Acquisition shall be consensual and, if required, shall have been approved by the target’s board of directors;

324102470 v1v9 21 (k) the Person whose Equity Interests or business are being acquired shall be engaged in, or the asset acquired shall be used to engage in, or any In-License shall be in relation to, the same line of business as the Company or a business reasonably related, incidental or ancillary thereto, as determined by the reasonable judgment of the Required Purchasers; and (l) on a pro forma basis for such Acquisition, without regard to any subsequent financing transactions of the Obligors, as demonstrated by projections (taking into account the terms of such transaction and all Acquisition Costs incurred or expected to be incurred in connection with or as a result of, such transaction), the Obligors shall have sufficient liquidity to pay their projected expenses and all debt service when due for a period of twelve (12) months after the consummation of such Acquisition (after giving effect to such Acquisition), as set forth in reasonably detailed projections delivered by the Obligors to the Purchaser Agent at least five (5) Business Days prior to the execution of the definitive agreement for such Acquisition. Notwithstanding anything to the contrary contained herein, in order for any acquisition of Equity Interests or assets of another Person to constitute a Permitted Acquisition, the Obligors must comply with all of the following: (a) the Obligors shall have delivered to Purchaser Agent and Purchasers, in form and substance satisfactory to Purchaser Agent and Purchasers and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition and the pro forma certifications required by clause (b) below, in each case, as Purchaser Agent and Purchasers shall reasonably request; and (b) on or prior to the date of such Permitted Acquisition, Purchaser Agent and Purchasers shall have received, in form and substance reasonably satisfactory to Purchaser Agent and Purchasers, a certificate signed by the chief financial officer of Parent certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Transaction Documents (before and after giving effect to such Permitted Acquisition). “Permitted Convertible Notes” means senior subordinated unsecured notes issued by Parent that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of common stock of Parent (or other securities or property following a merger event or other change of the common stock of Parent, but for the avoidance of doubt excluding Disqualified Equity Interests); provided, that, (a) no Subsidiary shall guarantee such Permitted Convertible Notes, (b) such Permitted Convertible Notes shall (i) not include any financial maintenance or negative covenants, (ii) have other terms, conditions, covenants and defaults that are, taken as a whole, not more restrictive on Parent and its Subsidiaries than the covenants and defaults set forth in the Transaction Documents and which terms, including conversion, redemption and fundamental change provisions, are customary for public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A of the Securities Act), (iii) have a cash interest rate of less than the greater of (x) 5.0% per annum and (y) such cash interest rate as the Purchaser Agent, in its sole discretion, shall approve in writing after the Closing Date, upon the request of Parent in light of changes to market interest rates for similar convertible notes, and (iv) permit physical settlement (and cash in lieu of fractional shares) upon conversion (and Parent shall not elect cash or combination settlement upon conversion without the Purchaser Agent’s prior written consent), (c) no Put Option Event shall have occurred and be continuing at the time of incurrence of such Permitted Convertible Notes or would reasonably be expected to result therefrom, (d) such Permitted Convertible Notes shall (x) contain subordination terms for underwritten or Rule 144A offerings of senior subordinated convertible notes upon terms to be acceptable in the Purchaser Agent’s sole discretion (it being agreed that terms substantially the same as those set forth on Exhibit E are deemed acceptable by the Purchaser Agent) and (y) specifically designate this Agreement and all Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (d) of this definition specifically refer to such notes as being subordinated to the Obligations pursuant to such subordination terms, (e) no scheduled or mandatory

324102470 v1v9 22 principal payments, repayments, prepayments, cash settlements, repurchases, redemptions or sinking fund or like payments (but excluding, for the avoidance of doubt, regularly scheduled cash interest payments) of such Permitted Convertible Notes shall be required at any time on or prior to the stated maturity date thereof (other than upon a “change of control” or “fundamental change”, upon the occurrence of an event of default under the indenture governing such indebtedness and “physical settlement” of the conversion obligation upon conversion thereof), and (f) Parent shall have delivered to the Purchaser Agent an officer’s certificate signed by a senior executive of Parent certifying as to the foregoing. “Permitted Indebtedness” means: (a) Indebtedness owed to the Purchasers and the Purchaser Agent under this Agreement and the other Transaction Documents; (b) Indebtedness existing on the Closing Date and disclosed on Schedule 5.10(a)(iii) to the Disclosure Letter; (c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (d) Indebtedness constituting Permitted Investments under clause (f) thereof; (e) Guarantees of the Company and its Subsidiaries in respect of Indebtedness and other obligations of the Company and any Subsidiary otherwise permitted hereunder; (f) Indebtedness incurred by Parent or its Subsidiaries to finance the payment of insurance premiums; (g) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person; (h) Guarantees (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money; (i) Indebtedness in respect of letters of credit in an aggregate amount not to exceed $2,000,000 at any time; (j) Indebtedness in respect of payment processing services, netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services; (k) Indebtedness in respect of business credit card programs in an aggregate amount not to exceed $1,000,000 at any time; (l) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by the Company or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each

324102470 v1v9 23 measured at the time of such acquisition, repair, improvement or construction is made), and (ii) such Indebtedness is in an aggregate principal amount outstanding at any time not to exceed $1,000,000; (m) Indebtedness in respect of hedging agreements entered into for bona fide hedging purposes in the ordinary course and not for speculative purposes; (n) Permitted Convertible Notes; (o) Indebtedness consisting of obligations in respect (i) of purchase price adjustments in connection with the disposition of assets or acquisition of assets permitted hereunder, (ii) any earn-out, royalty, milestone or other contingent consideration in connection with a Permitted Acquisition, so long as no Put Option Event has occurred and is continuing at the time of the incurrence thereof and (iii) royalties and other obligations in respect of licenses (other than License Agreements) entered into in the ordinary course and otherwise permitted hereunder; (p) Indebtedness assumed in connection with any Permitted Acquisition in an aggregate principal amount outstanding at any time not to exceed $1,000,000, so long as such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition; and (q) other unsecured Indebtedness not otherwise permitted under clauses (a) through (q) in an aggregate outstanding principal amount not to exceed at any time $1,000,000. “Permitted Investments” means: (a) Investments existing on the Closing Date and listed on Schedule 5.10(a)(v) to the Disclosure Letter and any modifications, renewals or extensions thereof so long as the net investment amount is not increased; (b) Investments consisting of cash and Cash Equivalents; (c) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of Parent pursuant to employee stock purchase plans or agreements approved by the Board of Parent in an amount not to exceed $500,000 in any fiscal year of Parent; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; (f) Investments in the Company or any Subsidiary; provided that Investments by Parent, the Company and the Full Guarantors in Limited Guarantors, and Investments by any Obligor in any Subsidiary that is not an Obligor, shall not exceed $1,000,000 in the aggregate at any time outstanding; (g) Permitted Acquisitions; (h) Investments of any Person that (i) becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder)

324102470 v1v9 24 after the Closing Date, or (ii) are assumed after the Closing Date by Parent or any Subsidiary in connection with an acquisition of assets from such Person by Parent or such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (w) does not constitute Indebtedness of such Person, (x) exists at the time such Person becomes a Subsidiary of the Company (or is merged or consolidated with or into a Subsidiary of the Company) or such assets are acquired, and (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary (or merging or consolidating with or into a Subsidiary) or such acquisition of assets; and (i) other Investments in an aggregate amount not to exceed $1,000,000. “Permitted Licenses” means (a) any Out-License for the Development, Manufacture and/or Commercialization of an Included Product exclusively outside of the United States; provided that (i) such Out-License is not a Restricted License and constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, and (ii) all upfront payments, royalties, milestone payments or other proceeds arising from such Out-License that are payable to any Obligor or Affiliate are paid to a deposit account that is subject to a Control Agreement; (b) any license granted to any Third Party for the Manufacture of any Included Product or otherwise granted to a vendor or service provider in order to provide services for the benefit of the Obligors or their Affiliates but granting no rights to sell, offer to sell, have sold or otherwise Commercialize any Included Product; (c) intercompany non-exclusive licenses or grants of rights for Development, Manufacture, production, Commercialization (including commercial sales to end users), marketing, sale, research, co-promotion, or distribution among the Obligors and their Subsidiaries; (d) non-exclusive research licenses and other licenses for the use of the property of the Obligors or their Subsidiaries in the ordinary course of business but in each case granting no rights to sell, offer to sell, have sold or otherwise Commercialize any Included Product; (e) any Out-License existing on the Closing Date which is shown on Schedule 5.10(a)(xi) to the Disclosure Letter; and (f) any License Agreement acquired in a Permitted Acquisition so long as such License Agreement was not entered into in connection with, or in anticipation of, such Permitted Acquisition. “Permitted Liens” means: (a) Liens in favor of the Purchaser Agent or the Purchasers created by or otherwise existing under or in connection with the Transaction Documents; (b) Liens in existence as of the date hereof and set forth on Schedule 5.10(a)(iv) to the Disclosure Letter; (c) Liens imposed by mandatory provisions of law of landlords, carriers, warehousemen, bailees, mechanics and materialmen incurred in the ordinary course of business for sums that are (i) not yet more than sixty (60) days past due or (ii) being contested in good faith by appropriate proceedings; (d) Liens (other than those imposed by ERISA) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, insurance, surety bonds, or other obligations of a like nature or to secure the performance of letters of credit, banker’s acceptances, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business; (e) Liens for Taxes that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

324102470 v1v9 25 (f) (i) banker’s Liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Parent or any Subsidiary in excess of those required by applicable banking regulations; and (ii) customary Liens incurred in the ordinary course of business to secure obligations in respect of payment processing services, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services securing maximum amounts not to exceed $1,000,000 at any time outstanding; (g) Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers; (h) Liens securing Indebtedness permitted under clause (j) of the definition of Permitted Indebtedness; provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within forty-five (45) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Parent or any Subsidiary other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness; (i) Liens on specific items of inventory or other goods (and the proceeds thereof) of the Company or any Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (l) Liens consisting of (i) the interests of licensors or lessors, (ii) the interests of licensees in respect of In-Licenses and Permitted Licenses, and (iii) leases or subleases of real or personal property granted in the ordinary course of business; (m) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Parent or any Subsidiary with respect to (i) the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes and (ii) any commercial contracts for manufacturing, production and other service arrangements entered into in the ordinary course of business; (n) Liens on cash deposits securing Indebtedness permitted pursuant to clause (i) of the definition of “Permitted Indebtedness”; provided that the amount of such cash deposits in respect of any letter of credit does not exceed 105% of the face amount thereof; (o) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting a Put Option Event; (p) Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred

324102470 v1v9 26 in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness and other obligations secured thereby constitutes Permitted Indebtedness; (q) servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Obligor or any Subsidiary of any Obligor; and (r) to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition. “Permitted Priority Liens” means Permitted Liens identified in clauses (b), (c), (d), (e), (f), (h), (k), (m), (n), (p), (q) or (r) of the definition thereof. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision. “PHSA” means the United States Public Health Service Act, as amended from time to time, together with any regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto). “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Parent or any of its Subsidiaries, or any such plan to which Parent or any of its Subsidiaries required to contribute on behalf of any of its employees or with respect to which Parent or such Subsidiary has any liability. “Press Release” means a press release mutually agreed upon by the Obligors and Purchaser Agent in respect of the transactions contemplated by the Transaction Documents. “Prime Rate” means, for any day, the per annum rate of interest in effect for such day quoted by the Wall Street Journal as the “prime rate”. “Pro Rata Portion” means, with respect to any Purchaser, the sum of the unfunded Purchaser Commitment of such Purchaser and Purchaser Payments made by such Purchaser divided by the sum of all unfunded Purchaser Commitments and all Purchaser Payments made by the Purchasers. “Product Assets” means (a) all Product Intellectual Property, (b) each Key Contract, (c) each Material Contract in any way related to Included Products, (d) all Regulatory Approvals, (e) all inventory of Included Products and any raw materials and work-in-process relating thereto, (f) all accounts receivables and payment intangibles arising out of sales of any Included Product or licenses of any Product Intellectual Property, (g) all other assets primarily related to any Included Product and that are owned by, licensed to, or otherwise Controlled by Parent or any Subsidiary, (h) any other assets that are

324102470 v1v9 27 owned by, licensed to, or otherwise Controlled by Parent or any Subsidiary that are reasonably necessary for the Development, Commercialization, Manufacture, formulation, use, or sale of any Included Products, the absence of which could reasonably be expected to cause a Material Adverse Effect, (i) all books and records of Parent or any Subsidiary that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection or realization thereof and (j) all proceeds and products of any of the foregoing. “Product Intellectual Property” means all Intellectual Property that is necessary or reasonably useful for the Development, Commercialization, and/or Manufacture, or other exploitation, of any Included Product that is owned, licensed or otherwise controlled by any Obligor as of the Closing Date or acquired by an Obligor thereafter, including, without limitation, the Patents identified in Schedule 3.12(a) to the Disclosure Letter. “Purchaser” has the meaning set forth in the first paragraph hereof. “Purchaser Agent” has the meaning set forth in the first paragraph hereof. “Purchaser Commitment” means, with respect to any Purchaser, the commitment of such Purchaser to purchase the Revenue Interests and pay the Purchaser Payments in an aggregate amount equal to the amount set forth opposite such Purchaser’s name on Schedule 1.01(b) to the Disclosure Letter. “Purchaser Payments” means each of the First Payment, the Second Payment, the Third Payment and the Fourth Payment. “Put Notice” has the meaning set forth in Section 5.07(a). “Put Option” has the meaning set forth in Section 5.07(a). “Put Option Closing Date” has the meaning set forth in Section 5.07(a). “Put Option Event” means any one of the following events: (a) any Bankruptcy Event; (b) the Company fails to make (i) any payment of the Put/Call Price or the Net Sales Acceleration Payment when due, or (ii) any other payment when due under Section 2.02 of this Agreement or under the other Transaction Documents; provided, with respect to this clause (ii), that no more than three times during the Term, such failure shall not constitute a Put Option Event if the Company makes such payment within two Business Days of the applicable due date; (c) a Material Adverse Effect (other than a Material Adverse Effect under clause (f) of the definition thereof); (d) any representation, warranty or statement made or deemed made by or on behalf of any Obligor in or in connection with any Transaction Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation, warranty or statement contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been

324102470 v1v9 28 incorrect in any material respect when made or deemed made to the extent that such representation, warranty or statement does not otherwise contain any materiality or Material Adverse Effect qualifier; (e) (i) Parent or any Subsidiary breaches in any respect any term, covenant or agreement in any Transaction Document (other than a breach of either (1) the Option Agreement or (2) this Agreement under Section 5.01, Section 5.02 or Section 5.10), which such breach, if capable of cure, is not cured within fifteen (15) Business Days of the occurrence thereof, or (ii) Parent or any Subsidiary breaches Section 5.01, Section 5.02 or Section 5.10 of this Agreement; (f) if any Permitted Convertible Notes are outstanding at such time, the earlier of (i) 181 days prior to the maturity date of such Permitted Convertible Notes and (ii) the occurrence of any “fundamental change,” “event of default” or similar event under the terms of such Permitted Convertible Notes giving the holders thereof the right to require the repurchase of, or to accelerate, such Permitted Convertibles Notes; (g) any Change of Control; (h) there is a default in any agreement to which Parent or any of its Subsidiaries is a party with any Third Party that could entitle or permit such Third Party, after the giving of notice or the expiration of any applicable grace periods, to accelerate the maturity of any Material Indebtedness (even if such Third Party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or other similar agreement); (i) one or more judgments, orders, or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money in an amount, individually or in the aggregate, of at least $2,500,000 shall be rendered against Parent or any of its Subsidiaries and shall remain unsatisfied, unvacated or unstayed for a period of forty-five (45) days after the entry thereof; provided, however, that any such judgment, order, award or settlement shall not give rise to a Put Option Event under this clause (i) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement; (j) Parent shall fail to issue and deliver, and consummate the sale by Parent and the purchase by the Purchasers of, the Shares upon the exercise by the Purchasers of the Share Purchase Option in accordance with the Option Agreement; and (k) Parent’s common stock is no longer listed or admitted for trading on the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange (or any nationally recognized securities exchange that is a successor to any of the foregoing) and, solely in the case of a voluntary delisting of Parent’s common stock that is not effected as a result of the failure, or expected failure, to meet applicable listing criteria, Parent’s common stock continues to not be so listed or admitted for longer than fifteen (15) consecutive Business Days from the occurrence thereof (it being agreed that if Parent’s common stock is no longer so listed or admitted for any other reason, an immediate Put Option Event shall occur). “Put/Call Price” means, as of any date of determination: (a) on or prior to the date that is fifteen months from the Closing Date, (A) if the Purchasers have exercised the Put Option and a Change of Control has not occurred, an amount equal to 125.0% of

324102470 v1v9 29 the Cumulative Purchaser Payments and (B) if the preceding clause (A) does not apply, an amount equal to 175.0% of the Cumulative Purchaser Payments; (b) after the date that is fifteen months from the Closing Date and on or prior to the third anniversary of the Closing Date (unless the succeeding clause (c) applies), an amount equal to 175.0% of the Cumulative Purchaser Payments; and (c) after the Amendment No. 2 Effective Date and on or prior to December 31, 2025, solely if (i) no Put Option Event, or event that with the giving of notice or passage of time would constitute a Put Option Event, has occurred and is continuing, and (ii) no public announcement of a pending, proposed or intended Change of Control has occurred which has not been abandoned, terminated or consummated, an amount equal to $95,500,000; and (cd) after the third anniversary of the Closing Date, an amount equal to 195.0% of the Cumulative Purchaser Payments; minus, in each case, the Total Revenue Interest Payments as of such date and the amount of the Amendment No. 2 Payment; provided that the Put/Call Price shall not be less than zero. “Qualified Equity Interests” of any Person means Equity Interests of such Person that are not Disqualified Equity Interests. “Quarterly Report” has the meaning set forth in Section 5.02(a)(iii). “Recipient” means (a) Purchaser Agent, or (b) any Purchaser. “Reconciliation Report” means, with respect to the relevant calendar quarter or calendar year, (a) a report showing Net Sales for the Included Products for such calendar period, reconciled, in each case, to the most applicable line item in Parent’s statements of operations for the applicable calendar period and (b) a reconciliation of all payments made by the Company to the Purchasers pursuant to this Agreement during such calendar period. The Reconciliation Report for a calendar year shall also include the foregoing information with respect to the fourth quarter of such calendar year. “Regulatory Agency” means the FDA and any other Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or biologics or other regulation of pharmaceuticals or biologics. “Regulatory Approval” means all approvals (including, without limitation, where applicable, Drug Approval Applications, pricing and reimbursement approval, labeling approval and schedule classifications), licenses, registrations, certificates, permits or authorizations (including, without limitation, pre- and post-approval Marketing Authorizations) of any Governmental Authority necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of each Included Product, together with all amendments, supplements and updates thereto and all benefits arising therefrom, including any orphan drug exclusivities or other non-patent exclusivities. “Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Agency for the purpose of obtaining Regulatory Approval from that Regulatory Agency. Regulatory Filings shall include, but not be limited to, all Drug Approval Applications. “Regulatory Updates” means material information and developments with respect to any

324102470 v1v9 30 Regulatory Filing. “Reimbursable Expenses” means all costs and expenses (including attorneys’ fees and expenses, as well as appraisal fees, consulting fees, advisory fees, fees incurred on account of lien searches, inspection fees and filing fees) incurred as a result of or arising from or relating to or in connection with preparing, amending, executing, negotiating, administering, defending and enforcing the Transaction Documents (including, without limitation, those incurred in connection with appeals or any Bankruptcy Event) or otherwise incurred by the Purchaser Agent and/or the Purchasers in connection with the Transaction Documents. “Required Purchasers” means the Purchasers whose aggregate Pro Rata Portions exceed 50%. “Restricted License” means any License Agreement (i) under which a default or of which a termination could reasonably be expected to interfere with Purchaser Agent’s right to sell any Collateral, (ii) that provides for or results in the legal transfer of any title in or to any Intellectual Property, (iii) that cannot be collaterally assigned to secure the Obligations or otherwise contains provisions that restrict or penalize the granting of a security interest in or Lien on such License Agreement or the related Intellectual Property or, if entered into after the Closing Date, does not recognize the collateral assignment thereof to secure the Obligations, (iv) that restricts assignment of such License Agreement to the applicable purchaser upon the sale or other disposition of all or substantially all of the assets to which such License Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such License Agreement), or (v) that does not permit the disclosure of information to be provided thereunder to Purchaser Agent and the Purchasers, to any purchaser or prospective purchaser in a foreclosure or other Transfer of all or any portion of the Collateral (subject to customary confidentiality obligations). It is agreed that none of the Key Contracts, as in effect on the date hereof, shall be considered Restricted Licenses. “Restricted Payments” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Person or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of (i) any shares (or equivalent) of any class of Equity Interests of any Person or any of its Subsidiaries, now or hereafter outstanding or (ii) any call option on any shares (or equivalent) of any class of Equity Interests or any Person or any of its Subsidiaries (irrespective of whether such call option can be cash, net share or physically settled), (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Person or any of its Subsidiaries, now or hereafter outstanding and (d) any payment made in cash to the holders of Permitted Indebtedness which is in excess of the original principal (or notional) amount thereof, interest thereon and any fees due thereunder. “Revenue Interest Payments” means, with respect to each calendar quarter during the Revenue Interest Period, the amount payable by the Company to the Purchasers equal to the Net Sales of all Included Products in the Covered Territory during such calendar quarter multiplied by the Applicable Percentage, subject to the terms and conditions set forth in this Agreement; provided, with respect to any calendar quarter, that the Total Revenue Interest Payments will not exceed the Cap Amount applicable at such time. For the avoidance of doubt, the Amendment No. 2 Payment is not a Revenue Interest Payment. “Revenue Interest Period” means the period from and including the Closing Date through and including the date on which the Purchasers have received Total Revenue Interest Payments, together with the Amendment No. 2 Payment, equal to the applicable Cap Amount as of such date, unless earlier terminated upon the indefeasible payment of the Put/Call Price pursuant to (i) the Purchasers’ exercise, or

324102470 v1v9 31 deemed automatic exercise, of the Put Option in accordance with Section 5.07(a) or (ii) the Company’s exercise of the Call Option in accordance with Section 5.07(b). “Revenue Interests” means all of the Obligors’ right, title and interest in and to that portion of the accounts and payment intangibles arising out of sales and licenses of the Included Products and the Product Assets equal to the Revenue Interest Payments for each calendar quarter (or portion thereof) during the Revenue Interest Period. “Safety Notices” means any recalls, field notifications, market withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action issued or instigated by Parent, any Affiliate or any Governmental Authority relating to an alleged lack of safety or regulatory compliance of any Included Product. “Sales Goal” means total Net Sales of the Initial HAV Product in the Covered Territory during any trailing three-month period, which Net Sales arise from bona fide, arm’s length sales in the ordinary course of the Initial HAV Product to Third Parties, equal or exceed $35,000,000 on or prior to December 31, 2025. “Sanctions” has the meaning set forth in Section 3.22(a). “Sanctions Authority” means the U.S. government (including U.S. Department of Treasury Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, His Majesty’s Treasury, the European Union, any European Union member state or any other applicable sanctions authority. “SEC” means the Securities and Exchange Commission or any successor federal agency thereto. “Second Payment” means $20,000,000, which shall be paid by the Purchasers on the Second Purchaser Payment Date in accordance with Section 2.03(a)(ii). “Second Payment Date Disclosure Notice” means a notice delivered by the Obligors on or prior to the Second Purchaser Payment Date, which shall detail any exceptions to the making of representations and warranties by the Obligors as of the Second Purchaser Payment Date required in the judgment of the Obligors to make the representations and warranties in connection with the Second Payment comply with Section 2.03(b)(v)(A). “Second Purchaser Payment Date” means the date specified in the Payment Notice with regards to the Second Payment (or such earlier date as may be agreed by Purchaser Agent and the Purchasers in their sole discretion). “Secured Parties” has the meaning set forth in the Security Agreement. “Security Agreement” means the Security Agreement among Parent, the Company, each Subsidiary Guarantor and the Purchaser Agent providing for, among other things, the grant by the Obligors in favor of the Purchaser Agent, for the benefit of the Secured Parties, of a valid continuing, perfected first priority (subject to Permitted Priority Liens) Lien on and security interest in the Collateral described therein, which Security Agreement shall be substantially in the form of Exhibit D. “Share Purchase Option” means the Option (as defined in the Option Agreement) granted by Parent to Purchasers pursuant to Section 1(a) of the Option Agreement.

324102470 v1v9 32 “Shares” means the Shares (as defined in the Option Agreement) issued or issuable to the Purchasers upon the exercise of the Share Purchase Option pursuant to and in accordance with the Option Agreement. “Specified Transfer” means a transfer of cash from the Designated Deposit Account to another of the Obligors’ bank accounts, which transfer meets the following requirements: (a) Purchaser Agent shall have received at least 10 days’ advance notice of such Specified Transfer (including the amount thereof), which such notice may only be given after the thirtieth (30th) day following the First Amendment Effective DateDecember 31, 2025; (b) immediately prior to the notice of such transfer in accordance with the preceding clause (a) and at all times thereafter until the date of such Specified Transfer, and immediately after such Specified Transfer, no Put Option Event shall have occurred and be continuing; and (c) the amount of such Specified Transfer does not exceed $2,000,000. “Subsidiary” means with respect to any Person (i) any corporation of which the outstanding Equity Interests having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances is at the time owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Unless the context otherwise requires, “Subsidiary” refers to a direct or indirect Subsidiary of Parent. “Subsidiary Guarantor” means any Subsidiary is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Purchaser Agent) and has granted to the Purchaser Agent, on behalf of the Purchasers, a Lien upon and security interest in its right, title and interest in, to and under the Collateral pursuant to the Security Agreement or other Transaction Document. No Excluded Subsidiary shall be required to become a Subsidiary Guarantor. “Tax” or “Taxes” means any federal, state, local or foreign tax, levy, impost, duty, assessment, fee, deduction or withholding or other charge, including all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and other fees imposed by any taxing authority (and interest, fines, penalties and additions related thereto). “Tax Return” means any report, return, form (including elections, declarations, statements, amendments, claims for refund, schedules, information returns or attachments thereto) or other information supplied or required to be supplied to a Governmental Authority with respect to Taxes. “Term” has the meaning set forth in Section 6.01. “Test Date” means the last Business Day of the final calendar quarter during calendar year 2028. “Third Party” means any Person other than the Purchaser Agent, any Purchaser, Parent, the Company or any Subsidiary; provided, that, for purposes of the Net Sales definition, “Third Party” means any Person other than the Company, its Affiliates and any Licensee. “Third Party Claim” means any claim, action, suit or proceeding by a Third Party, excluding any lender, officer, directors, employee or agent or other representative of a party to this Agreement, including any investigation by any Governmental Authority. “Third Payment” means $40,000,000, which shall be paid by the Purchasers on the Third Purchaser Payment Date in accordance with Section 2.03(a)(iii).

324102470 v1v9 33 “Third Purchaser Payment Date” means the date specified in the Payment Notice with regards to the Third Payment (or such earlier date as may be agreed by Purchaser Agent and the Purchasers in their sole discretion). “Total Revenue Interest Payments” means, as of any date of determination, the aggregate amount of all Revenue Interest Payments and any True-Up Payment indefeasibly paid by the Company and actually received by the Purchasers pursuant to this Agreement; provided that from and after the payment of the Net Sales Acceleration Payment, Total Revenue Interest Payments shall exclude the Net Sales Addback Amount. “Transaction Documents” means, collectively, this Agreement, each Guaranty, the Security Agreement, the Disclosure Letter, the Control Agreements, each intellectual property security agreement, any mortgages, deeds of trust or deeds to secure debt that encumbers real property, any foreign collateral documents or other collateral documents or subordination agreements entered into in connection with this Agreement, the Perfection Certificate, each Compliance Certificate, each Payment Notice, the Option Agreement, and any related ancillary documents or agreements, in each case, for the benefit of the Secured Parties in connection with this Agreement, all as amended, amended and restated, supplemented or otherwise modified from time to time. “Transfer” means the sale, conveyance, transfer, license, sublicense, lease or other disposition of any property, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “True-Up Payment” has the meaning set forth in Section 2.02(b). For the avoidance of doubt, the Amendment No. 2 Payment is not a True-Up Payment. “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “UCC Financing Statements” means the UCC-1 financing statements, in form and substance reasonably satisfactory to the Purchaser Agent, that shall be filed by the Purchaser Agent at or promptly following the Closing Date, as well as any additional UCC-1 financing statements or amendments thereto as reasonably requested from time to time, to perfect the Purchaser Agent’s security interest in the Collateral. “United States” means the United States of America. “Volume Failure” means, with respect to a particular date of determination, the average daily trading volume (as reported on Bloomberg) of the Common Stock over the 20 trading days immediately preceding such date of determination, multiplied by the closing price per share of the Common Stock on the trading day immediately preceding such date of determination, is less than $4,000,000. “Yale License Agreements” refers, collectively, to (i) that certain Exclusive License Agreement, dated as of August 8, 2019, as amended, by and between Yale University and the Company in respect of an invention entitled “Bioartificial Vascular Pancreas (BVP)” and patents related thereto and (ii) that certain Exclusive License Agreement, dated as of August 25, 2019, as amended, by and between Yale University and the Company in respect of a jointly-owned invention entitled “Tubular Prostheses” and patents related thereto.

324102470 v1v9 34 ARTICLE II PURCHASE OF REVENUE INTERESTS; PAYMENTS Section 2.01 Purchase of Revenue Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign and transfer to each Purchaser, and each Purchaser agrees to purchase and accept from the Company, free and clear of all Liens, such Purchaser’s Pro Rata Portion of the Revenue Interests. The Purchasers’ interest in the Revenue Interests shall vest immediately upon the Company’s receipt of payment of the First Payment pursuant to Section 2.03, subject to the termination provisions of Section 6.01. (b) The Obligors hereby consent to the Purchaser Agent recording and filing, at the Company’s sole cost and expense, the UCC Financing Statements and other financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable) and any other notices of security or notices of charge meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary or appropriate to perfect the assignment to the Purchasers of the Revenue Interests and the Liens in the Collateral granted to the Purchaser Agent under the Security Agreement. Section 2.02 Payments by the Company. (a) Payments in Respect of the Revenue Interests. (i) In consideration of the Purchaser Payments made by the Purchasers, the Purchasers shall be entitled to receive, and the Company shall pay to the Purchasers, on each applicable Payment Date, the Revenue Interest Payments during the Revenue Interest Period and, upon the exercise (or deemed exercise) by the respective party of the Call Option or the Put Option, as the case may be, the Put/Call Price in respect thereof. (ii) With respect to each calendar quarter commencing with the first Payment Date, the Company shall pay to the Purchasers, the Revenue Interest Payment for such calendar quarter on the Payment Date at the end of such calendar quarter with Net Sales for such payment to be calculated using the Company’s good faith estimate of gross cash receipts for such calendar quarter; provided that all payments in respect of any calendar quarter shall be subject to reconciliation based on (A) the final Net Sales for the applicable calendar quarter on the Payment Date for the subsequent calendar quarter and (B) the final Net Sales for the applicable calendar year in which such calendar quarter occurs based on the audited financial statements for such calendar year on the Payment Date for the first calendar quarter of the subsequent calendar year, in each case of (A) and (B), with such reconciliation to be prepared by the Company and delivered to the Purchasers and the Purchaser Agent in the form of a Reconciliation Report in accordance with Section 5.02(b)(i). With respect to each reconciliation, any overpayments shall be credited against, and any underpayments shall be added to, the subsequent payments in respect of the Revenue Interests. For the avoidance of doubt, the Purchasers shall not be required to refund any Revenue Interest Payments. (b) True-Up Payment. If, as of the Test Date, the Total Revenue Interest Payments are less than 100% of the Cumulative Purchaser Payments$28,586,387.43, then the Company will, on the Test

324102470 v1v9 35 Date, make a one-time payment to each Purchaser in accordance with its Pro Rata Portion of the Revenue Interests, by wire transfer of immediately available funds to the account or accounts designated by such Purchaser, in an amount equal to 100% of the Cumulative Purchaser Payments as of the Test Date$28,586,387.43 less the Total Revenue Interest Payments as of the Test Date (such amount, the “True-Up Payment”). (c) Reimbursable Expenses. The Company shall pay to the Purchaser Agent all Reimbursable Expenses (including attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due. It is the intention of the parties hereto that the Company shall pay Reimbursable Expenses directly; provided that, at the discretion of the Purchasers, Reimbursable Expenses may be deducted from the Purchaser Payments to the extent invoiced at least two (2) Business Days (or one (1) Business Day in the case of the First Payment) prior to such Purchaser Payment. In the event the Purchaser Agent or any Purchaser pays any of such expenses directly, the Company will promptly reimburse the Purchaser Agent or such Purchaser for such expenses. (d) Payment Procedure; Currency Conversion. Any payments to be made by the Obligors to the Purchasers hereunder or under any other Transaction Document shall be made in United States dollars by wire transfer of immediately available funds. All Revenue Interest Payments and other payments by the Obligors (other than payments in respect of Reimbursable Expenses and indemnification obligations pursuant to Section 8.04) shall be made to each Purchaser in accordance with its Pro Rata Portion. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the average of the buying and selling rates on the last five (5) Business Days of the calendar quarter to which such amounts pertain, as published by The Wall Street Journal, Internet Edition at www.wsj.com. (e) Late Payments. All Revenue Interests and any other Obligations required to be paid to the Purchasers on each Payment Date but not paid when due (other than good faith underpayments subject to reconciliation pursuant to Section 2.02(a)(ii)) shall bear interest at a rate of the Prime Rate plus five percent (5.00%) per annum (calculated on the basis of a three hundred sixty (360) day year and actual days elapsed) from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Law. (f) Net Sales Acceleration Payment. Immediately upon the Obligors becoming aware that the Net Sales Condition, if applicable for any fiscal quarter, will not be satisfied for such quarter, the Obligors shall notify Purchaser Agent in writing. Following receipt of such notice, or if the Compliance Certificate delivered hereunder with respect to such fiscal quarter fails to demonstrate that the Obligors have satisfied the Net Sales Condition for such quarter, then within sixty (60) days of receipt of such notice or Compliance Certificate, as applicable, the Purchasers, or the Purchaser Agent on behalf of the Purchasers, will have the option by delivering written notice to the Obligors to require the Company to make the Net Sales Acceleration Payment to the Purchasers within three (3) Business Days of the Purchaser Agent’s delivery of such notice by wire transfer of immediately available funds to the account or accounts designated by the Purchaser Agent. Section 2.03 Purchaser Payments; Conditions Precedent. (a) Purchaser Payments. In each case subject to the applicable conditions precedent in clause (b), which may be waived by the Required Purchasers in their sole discretion:

324102470 v1v9 36 (i) On the Closing Date, each Purchaser shall pay to the Company, and the Company shall accept, such Purchaser’s Pro Rata Portion of the First Payment (less any then unpaid Reimbursable Expenses) by wire transfer of immediately available funds. (ii) On the Second Purchaser Payment Date, each Purchaser shall pay to the Company, and the Company shall accept, such Purchaser’s Pro Rata Portion of the Second Payment (less any then unpaid Reimbursable Expenses) by wire transfer of immediately available funds. (iii) On the Third Purchaser Payment Date, at the Company’s option, each Purchaser shall pay to the Company, and the Company shall accept, such Purchaser’s Pro Rata Portion of the Third Payment (less any then unpaid Reimbursable Expenses) by wire transfer of immediately available funds. As of the Amendment No. 2 Effective Date, the Company and Purchasers acknowledge that the Third Payment is not available. (iv) On the Fourth Purchaser Payment Date, at the Company’s option, each Purchaser shall pay to the Company, and the Company shall accept, such Purchaser’s Pro Rata Portion of the Fourth Payment (less any then unpaid Reimbursable Expenses) by wire transfer of immediately available funds. As of the Amendment No. 2 Effective Date, the Company and Purchasers acknowledge that the Fourth Payment is not available. (b) Conditions Precedent. (i) Conditions Precedent to the Closing Date and First Payment. Parent, the Company and each other Obligor, as applicable, shall have delivered to the Purchaser Agent: (A) this Agreement, the Security Agreement, and the Guaranty, duly executed by each applicable Obligor; (B) an irrevocable Payment Notice in respect of the First Payment; (C) a secretary’s certificate executed by an officer of each Obligor attaching certified organizational documents, certificates of good standing and incumbency certificates of each Obligor and resolutions of the governing body of each Obligor authorizing such Obligor to enter into the Transaction Documents and perform the transactions contemplated thereby; (D) UCC Financing Statements in proper form for filing against each Obligor; (E) short-form security agreements in respect of the Intellectual Property of each Obligor; (F) one or more legal opinions of counsel to the Obligors; (G) all consents required (if any) by the Obligors under any Material Contracts, Applicable Law, the organizational documents of the Obligors and Governmental Authorities; (H) a completed Perfection Certificate, duly executed by Parent;

324102470 v1v9 37 (I) the Option Agreement, duly executed by Parent; (J) copies of all Material Contracts and all amendments of such Material Contracts as of and through the Closing Date; (K) a payoff letter in respect of the Existing Indebtedness in form and substance satisfactory to Purchaser Agent; (L) evidence that (i) all Liens (other than Permitted Liens), including the Liens securing the Existing Indebtedness, will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements, control agreements and/or landlord consents and bailee waivers, have or will, concurrently with the making of the First Payment on the Closing Date, be terminated; (M) such other items as the Purchaser Agent may reasonably request, in each case in form and substance satisfactory to the Purchaser Agent and duly executed by all parties thereto. (ii) Conditions Precedent to the Second Payment. (A) The First Payment shall have occurred; (B) The FDA Application Acceptance Date shall have occurred on or prior to March 31, 2024; and (C) If the Obligors elect to deliver a Second Payment Date Disclosure Notice, such Second Payment Date Disclosure Notice shall be satisfactory to the Purchaser Agent and the Purchasers in their sole discretion. (iii) Conditions Precedent to the Third Payment. (A) The First Payment and Second Payment shall have occurred; and (B) The FDA Approval Date shall have occurred on or prior to December 31, 2024. (iv) Conditions Precedent to the Fourth Payment. (A) The First Payment, Second Payment and Third Payment shall have occurred; and (B) The Obligors shall have delivered to Purchaser Agent evidence of the achievement of the Sales Goal, together with any information requested by Purchaser Agent, and Purchaser Agent shall have been satisfied in its reasonable discretion that the Sales Goal has been achieved. (v) Conditions Precedent to each Purchaser Payment. (A) The representations and warranties in Article III hereof shall be true, accurate and complete in all material respects on the date of the Payment Notice and on the date of the applicable payment (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text

324102470 v1v9 38 thereof); provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); provided, further, that solely in respect of the Second Payment, such representations and warranties shall be qualified by the matters disclosed in the Second Payment Date Disclosure Notice; (B) No Put Option Event shall have occurred and be continuing, and no event shall have occurred and be continuing which, with the giving of notice or passage of time, would constitute a Put Option Event; (C) To the extent not deducted from the applicable Purchaser Payment, the Company shall have paid all Reimbursable Expenses then due in accordance with Section 2.02(c); (D) With respect to the Second Payment, Third Payment and Fourth Payment, by 12:00 noon Eastern time fifteen (15) Business Days (or such shorter period as may be determined by Purchaser Agent and the Purchasers in their sole discretion) prior to the Second Purchaser Payment Date, Third Purchaser Payment Date or Fourth Purchaser Payment Date, as applicable, the Company shall have delivered to Purchaser Agent a duly executed Payment Notice; (E) Each of Purchaser Agent and the Purchasers determine to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation or financial condition of the Obligors or the prospect of repayment of the Obligations; (F) Parent shall have provided (i) updates to the information in the Perfection Certificate since the Closing Date or the most recent update thereto and (ii) all financial statements, reports or notices required to have been delivered under the Transaction Documents, including Section 5.02 of this Agreement; (G) Parent and the Company shall have delivered to Purchasers Agent an officer’s certificate certifying as to the conditions in Section 2.03(b)(v)(A) and (B); and (H) The Purchaser Commitments shall not have expired. The Purchaser Commitments shall terminate to the extent funded and shall terminate on the earliest of (x) with respect to Purchaser Commitments to make the Second Payment, the earlier of (A) the Second Purchaser Payment Date and (B)(1) if the FDA Application Acceptance Date has not occurred on or prior to March 31, 2024, March 31, 2024 or (2) if the FDA Application Acceptance Date has occurred on or prior to March 31, 2024, the date which is fifteen (15) Business Days after the FDA Application Acceptance Date, (y) with respect to Purchaser Commitments to make the Third Payment, the earlier of (A) the Third Purchaser Payment Date and (B)(1) if the FDA Approval Date has not occurred on or prior to December 31, 2024, December 31, 2024 or (2) if the FDA Approval Date has occurred on or prior to December 31, 2024, the date which is fifteen (15) Business Days after the FDA Approval Date, and (z) with respect to Purchaser Commitments to make the Fourth Payment, the earlier of (A) the Fourth Purchaser Payment Date and (B)(1) if the Sales Goal has not been met on or prior to December 31, 2025, December 31, 2025 or (2) if the Sales Goal has been met on or prior to December 31, 2025, the date which is fifteen (15) Business Days after the date the Sales Goal is met.

324102470 v1v9 39 Notwithstanding the foregoing and anything else to the contrary herein, (A) Purchaser Agent and the Purchasers may at any time in their sole discretion, by written notice to the Company, designate the Second Purchaser Payment Date and fund the Second Payment, as applicable, on such date, and (B) in connection with any Second Payment not requested by the Company, the Obligors may at their option deliver a Second Payment Date Disclosure Notice. (c) Post-Closing Items. (i) Within forty-five (45) days of the Closing Date (or such longer period as the Purchaser Agent may agree in its sole discretion), the Obligors shall deliver duly executed Control Agreements in respect of each of the deposit accounts and securities accounts of such Obligor (other than Excluded Accounts) in existence on the Closing Date. (ii) Without limiting the application of Section 5.06(e), within ninety (90) days of the Closing Date, Parent and its Subsidiaries shall hold all of their cash and Cash Equivalents in bank accounts maintained at Globally Systemically Important Banks, unless otherwise permitted under Section 5.06(e). (iii) Within sixty (60) days of the Closing Date (or such longer period as the Purchaser Agent may agree in its sole discretion), each Obligor shall use commercially reasonable efforts to obtain a landlord waiver and collateral access agreement, as applicable with regard to each of the Obligors’ locations set forth in the Perfection Certificate as of the Closing Date . (iv) Within two (2) Business Days of the Closing Date, the Company shall deliver to Purchaser Agent a permanent record, in form reasonably satisfactory to Purchaser Agent, of all documents and materials uploaded to the Data Room related to the transactions contemplated by this Agreement prior to the Closing Date (e.g., a USB drive containing copies of such documents and deliverables). (v) Within 90 days following the Closing Date (or such longer period as the Purchaser Agent may agree in its sole discretion), the Obligors will deliver an executed leasehold mortgage in favor of the Purchaser Agent for the benefit of the Purchasers with respect to 2525 E NC Hwy 54, Durham, NC 27713. (d) For the avoidance of doubt, each of the conditions precedent in Section 2.03 may be waived by the Required Purchasers in their sole discretion. Section 2.04 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchasers are acquiring only the Revenue Interests and are not assuming any liability or obligation of Parent, the Company or any Affiliate of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Parent, the Company or their Affiliates (the “Excluded Liabilities”).

324102470 v1v9 40 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Parent and the Company hereby represent and warrant to the Purchaser Agent and the Purchasers, as of the Closing Date, the Second Purchaser Payment Date, the Third Purchaser Payment Date and the Fourth Purchaser Payment Date, as applicable, the following: Section 3.01 Organization. Each Obligor is a corporation or limited liability company, as applicable, duly organized, duly incorporated, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of its respective jurisdiction of organization. Each Obligor has all requisite corporate or limited liability company power, licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents. Each Obligor is duly qualified to do business as a foreign corporation or foreign limited liability company, as applicable, and (to the extent the concept is applicable in such jurisdiction) is in good standing, in each case in every jurisdiction (other than its jurisdiction of organization) in which the failure to do so would be reasonably expected to have a Material Adverse Effect. As of the Closing Date, the Subsidiaries of Parent are listed on Schedule 3.01 to the Disclosure Letter. Section 3.02 Authorization. Each Obligor has all requisite corporate or limited liability company power and authority to execute and deliver, and perform its obligations under, this Agreement, the Security Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereunder and thereunder, as applicable. The execution, delivery, and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, have been duly authorized by all necessary corporate or limited liability company action on the part of such Obligor. Each Obligor has provided the Purchaser Agent with a copy of resolutions adopted by such Obligor’s board of directors authorizing the execution, delivery, and performance by such Obligor of this Agreement, the Security Agreement and each other Transaction Document and the consummation by such Obligor of the transactions contemplated by this Agreement, the Security Agreement and the other Transaction Documents. Section 3.03 Enforceability. This Agreement, the Security Agreement and the other Transaction Documents have been duly authorized, executed and delivered by each Obligor party thereto and constitute the valid and binding obligation of such entity, enforceable against such entity in accordance with its respective terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law). Section 3.04 Governmental Authorization. The execution and delivery by each Obligor of the Transaction Documents to which it is a party, and the performance by such Obligor of its obligations thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except for the filing of the

324102470 v1v9 41 UCC Financing Statements, short-form intellectual property security agreements with the United States Patent and Trademark Office or the United States Copyright Office, and any filings with the SEC. Section 3.05 Ownership. (a) The Obligors own or hold a valid license granting exclusive rights to, all of the Product Intellectual Property, Regulatory Filings and the Regulatory Approvals related to each Included Product free and clear of all Liens (other than Permitted Liens), and no license or covenant not to sue under any such Product Intellectual Property, or right of reference under any such Regulatory Filings, has been granted by any Obligor to any Third Party, except as set forth on Schedule 3.05(a) to the Disclosure Letter. (b) Except as set forth on Schedule 3.05(b) to the Disclosure Letter or as permitted pursuant to this Agreement, no Obligor has Transferred or granted any Lien in respect of or agreed to Transfer or grant any Lien in respect of, any portion of the Revenue Interests or the Collateral. Except for the sale of the Revenue Interests pursuant hereto and as set forth on Schedule 3.05(b) to the Disclosure Letter or pursuant to any In-License entered into or acquired after the Closing Date pursuant to a Permitted Acquisition, no Person other than the Company has any right to receive any payments in respect of Net Sales or revenues of the Included Products. The Company has the full right to sell, transfer, convey and assign to the Purchasers all of the Company’s rights, title and interests in and to the Revenue Interests pursuant to this Agreement without any requirement to obtain the consent of any Person, except such consents as are obtained at or prior to the Closing Date. At the Closing Date, Purchaser Agent shall have acquired good and valid rights and interests in and to all of the Revenue Interests, free and clear of any and all Liens, subject to the terms of this Agreement. Section 3.06 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements and the Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including material liabilities for Taxes, commitments and Indebtedness but excluding obligations under contracts (other than in respect of debt for borrowed money) for future performance in the ordinary course permitted hereunder that do not arise from the breach thereof and are not required to be included on a GAAP balance sheet. (b) [Reserved]. (c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Transfer by Parent or any Subsidiary, voluntary or involuntary, of any material part of the business or property of Parent or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to Parent or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to Purchaser Agent and the Purchasers on or prior to the Closing Date. (d) The financial statements delivered pursuant to Section 5.02(a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 5.02(a) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated

324102470 v1v9 42 financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates thereof and for the periods covered thereby. (e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Section 3.07 No Undisclosed Liabilities. Except for (a) those liabilities identified in the Financial Statements (including the notes thereto) and/or in any current or periodic filing made by Parent with the SEC or incurred in the ordinary course of business since the date of the most recent Financial Statements; (b) Indebtedness permitted hereunder; or (c) those liabilities in connection with the Obligations under the Transaction Documents, there are no material liabilities of Parent or its Subsidiaries related to any Included Product, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, excluding obligations under contracts (other than in respect of Indebtedness) for future performance in the ordinary course permitted hereunder that do not arise from the breach thereof and are not required to be included on a GAAP balance sheet. Section 3.08 Solvency; No Fraudulent Transfer. Parent and the Subsidiaries, taken as a whole, are not insolvent as defined in any statute of the United States Bankruptcy Code, the fraudulent conveyance or fraudulent transfer statutes of the State of Delaware or any other Bankruptcy Laws. After giving effect to the applicable Purchaser Payment on the Closing Date, Second Purchaser Payment Date, Third Purchaser Payment Date or Fourth Purchaser Payment Date, as applicable, (a) the present fair saleable value of Parent’s and the Subsidiaries’ assets is greater than the total amount of liabilities of Parent and the Subsidiaries as such liabilities mature, (b) Parent and the Subsidiaries, taken as a whole, do not have unreasonably small capital with which to engage in its business, and (c) Parent and the Subsidiaries, taken as a whole, have not incurred, nor do they have present plans to or intend to incur, debts or liabilities beyond their ability to pay such debts or liabilities as they become absolute and matured. No transfer of property was or is being made by any Obligor and no obligation was or is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor. Section 3.09 Litigation. Other than as set forth on Schedule 3.09 to the Disclosure Letter, no Obligor is a party to or has received any written notice of (a) any action, suit, arbitration proceeding, claim, investigation or other proceeding (whether administrative, judicial or otherwise) pending or, to the Knowledge of the Obligors, threatened against Parent or any of its Subsidiaries, or (b) any governmental inquiry pending or, to the Knowledge of the Obligors, threatened against Parent or any of its Subsidiaries, in each case with respect to clauses (a) and (b) above, which would, individually or in the aggregate, if determined adversely, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.09 to the Disclosure Letter, there is no action, suit, arbitration proceeding, claim, investigation, governmental inquiry or other proceeding (whether administrative, judicial or otherwise) pending or, to the Knowledge of the Obligors, threatened against Parent, any Subsidiary or any other Person relating to the Revenue Interests, any Included Product or any other Product Asset, either (x) as of the Closing Date, or (y) at any time after the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.

324102470 v1v9 43 Section 3.10 Compliance with Laws. Neither Parent nor any Subsidiary (a) is in violation of, has violated, or to the Knowledge of the Obligors, is under investigation with respect to, or (b) has been threatened to be charged with or been given notice of any violation of any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental Authority applicable to, Parent or any of its Subsidiaries, the Revenue Interests or the Included Products or any other Product Asset, in each case which could reasonably be expected to have a Material Adverse Effect. Section 3.11 Conflicts; Adverse Agreements. Except as set forth on Schedule 3.11 to the Disclosure Letter, neither the execution and delivery of any of this Agreement or the other Transaction Documents to which any Obligor is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Parent or any Subsidiary or any of their respective assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which Parent or any Subsidiary is a party or by which Parent or its Subsidiary or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents) of Parent or any Subsidiary; (c) except for the filing of the UCC Financing Statements and any other notices of security or notices of charge required hereunder and filings with the United States Patent and Trademark Office, require any notification to, filing with, or consent of, any Person or Governmental Authority, except such consents that are obtained at or prior to the Closing Date; (d) give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent, any Subsidiary or any other Person or to a loss of any benefit relating to the Revenue Interests; or (e) other than pursuant to this Agreement or any other Transaction Document, result in the creation or imposition of any Lien on (i) the assets or properties of Parent or any Subsidiaries or (ii) the Revenue Interests or any Collateral except, in the case of the foregoing clauses (a) or (c), as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No Obligor or any of its Subsidiaries is a party to any contractual obligation or subject to any restriction or limitation in any organizational document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect. Section 3.12 Intellectual Property. (a) Schedule 3.12(a) to the Disclosure Letter sets forth, as of the Closing Date, an accurate, true and complete list of all (i) Patents and utility models, (ii) trade names, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, (iii) registered copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this clause (a) that constitute Product Intellectual Property. Except as disclosed therein, to the Knowledge of the Obligors, each issued Patent and trademark listed on Schedule 3.12(a) to the Disclosure Letter is valid, enforceable and subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment would not reasonably be likely to result in a Material Adverse Effect. (b) Except for Product Intellectual Property licensed to or owned by any Obligor and set forth on Schedule 3.12(b) to the Disclosure Letter, to the Knowledge of the Obligors, no other Intellectual

324102470 v1v9 44 Property is necessary to use, Develop, Manufacture, import or Commercialize the Included Products (following the Closing Date, with respect to Included Products other than the Initial HAV Product, except as would not reasonably be expected to have a Material Adverse Effect). To the Knowledge of the Obligors, the use, Development, Manufacture, import or Commercialization of the Included Products do not and will not infringe any Patents or misappropriate any other Intellectual Property that is owned or controlled by a Third Party (following the Closing Date, with respect to Included Products other than the Initial HAV Product, except as would not reasonably be expected to have a Material Adverse Effect). (c) There are no unpaid maintenance, annuity or renewal fees currently overdue for any of the Patents that constitute Product Intellectual Property or which claim or cover compositions of matter, formulation, method of use, method of manufacture and/or processes which relate to the Included Products, or that are otherwise material to the business of the Obligors and their Affiliates, and that are owned by or licensed to any Obligor or Affiliate (“Material Patents”). (d) There is, and has been, no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (collectively referred to hereinafter as “Disputes”) related to any of the Material Patents nor has any such Dispute been threatened in writing challenging the legality, validity, enforceability or ownership of any Material Patents. There are no Disputes by any Person or Third Party against any Obligor or any of their respective Affiliates or Licensees or licensors, and no Obligor nor any Affiliate thereof has received any written notice or claim of any such Dispute as pertaining to the Included Products either (x) as of the Closing Date, or (y) at any time after the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. (e) The Obligors and their Affiliates have taken commercially reasonable measures and precautions to protect and maintain (i) the confidentiality of all trade secrets with respect to the Included Products that it owns or exclusively licenses and (ii) the value of all Intellectual Property related to the Included Products, except where such failure to take action would not reasonably be expected to have a Material Adverse Effect. (f) No material trade secret of the Obligors or any of their respective Affiliates with respect to the Included Products has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential, except where such disclosure would not reasonably be expected to have a Material Adverse Effect. Section 3.13 Regulatory Approvals; Included Products. (a) The Obligors and their Affiliates and Licensees have made available to Purchaser Agent any written communications received from a Regulatory Agency indicating such Regulatory Agency’s intent (i) to revise or revoke any current Clinical Trial Application or Regulatory Approval or refuse to accept for filing any Clinical Trial Application or Drug Approval Application, or (ii) to pursue any material compliance actions against any Obligor or any of the Obligors’ Affiliates or Licensees. To the Knowledge of the Obligors there are no other facts or circumstances that could reasonably be expected to (A) indicate that any of the events specified in the immediately preceding clauses (i) or (ii) are likely to occur or (B) cause the Obligors or any of their respective Affiliates or Licensees to voluntarily withdraw or not apply for any Clinical Trial Application or Regulatory Approval. (b) The Obligors and their Affiliates and Licensees possess all Clinical Trial Applications and Regulatory Approvals issued or required by the Regulatory Agency, which are necessary to conduct

324102470 v1v9 45 the business relating to each Included Product in all material respects, including to conduct the current Clinical Trials relating to each Included Product, and no Obligor nor any of the Obligors’ Affiliates or Licensees has received any written notice of proceedings relating to, and there are no facts or circumstances to the Knowledge of the Obligors that could reasonably be expected to lead to, the revocation, suspension, termination or modification of any such Clinical Trial Applications or Regulatory Approvals. All Clinical Trial Applications and applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval from the FDA or other Regulatory Agency relating to the Obligors or any of their Affiliates or Licensees, their business operations and Included Products, when submitted to the FDA or other Regulatory Agency were true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Regulatory Agency. None of the officers or directors, or, to the Knowledge of the Obligors, employees or Affiliates of any Obligor or any Affiliate or Licensee of any Obligor or any agent or consultant of any such Person has (i) made an untrue statement of material fact or fraudulent statement to any Regulatory Agency or failed to disclose a material fact required to be disclosed to a Regulatory Agency; or (ii) committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991). (c) The Obligors and their Affiliates and Licensees are in compliance with, and have complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each Regulatory Agency, the failure of compliance with which could reasonably be expected to result in a Material Adverse Effect; the Obligors and their Affiliates and Licensees have not received any written notice from any Governmental Authority alleging non-compliance with any applicable federal, state, local and foreign laws, rules, regulations, or standards, which could reasonably be expected to result in a Material Adverse Effect; and to the Knowledge of the Obligors, no prospective change in any applicable federal, state, local or foreign laws, rules, regulations or standards has been adopted which, when made effective, could reasonably be expected to result in a Material Adverse Effect. (d) All preclinical and Clinical Trials conducted by or on behalf of the Obligors or their Affiliates or Licensees relating to each Included Product were conducted in all material respects in compliance with Applicable Law and, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards. The descriptions and the results of such trials provided to Purchaser Agent are accurate in all material respects. No Obligor nor any of their Affiliates and Licensees has received any written notice or correspondence from any Regulatory Agency or comparable authority requiring the termination, suspension, or modification or clinical hold of any Clinical Trials conducted by or on behalf of such Obligor or its Affiliates and Licensees. (e) No Obligor nor any of the Obligors’ Affiliates or Licensees have received any written notice from (i) any Governmental Authority or (ii) any pricing and reimbursement representative of any Person, in each case exercising authority with respect to pricing and reimbursement for each Included Product, that have resulted in, or could reasonably be expected to result in, any non-coverage decision in respect of, or material reduction in the expected pricing of, such Included Product, either (x) as of the Closing Date, or (y) at any time after the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.

324102470 v1v9 46 (f) All manufacturing operations conducted by or on behalf of the Obligors and their Affiliates and Licensees relating to the Included Products have been and are being conducted in compliance with, as applicable, current good manufacturing practices set forth in 21 C.F.R. Parts 210 and 211 and current good tissue practices set forth in 21 C.F.R. Part 1271, except as could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, as of the Closing Date, to the Knowledge of the Obligors, neither any Obligor nor any Affiliate or Licensee has received any written notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of (i) the Obligors’ and their Affiliates’ or Licensees’ (or any third party contractors therefor) manufacturing facilities, manufacturing or other processes, or marketing and sales, in each case which have identified any material deficiencies or violations of Applicable Laws or the permits related to the manufacture, marketing and/or sales of any Included Product that could reasonably be expected to result in a Material Adverse Effect, or (ii) any such Regulatory Approval that could be reasonably expected to result in a revocation or withdrawal of such Regulatory Approval, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing, manufacturing, marketing or sales of any Included Product by any Obligor or any of the Obligors’ Affiliates or Licensees should cease or that any Included Product should be withdrawn from the marketplace. No Obligor nor any Affiliate or Licensee of any Obligor has experienced any significant failures in manufacturing for commercial sale or use in Clinical Trials that has had or could reasonably be expected to have, if such failure occurred again, a Material Adverse Effect. (g) No Obligor, nor to the Knowledge of the Obligors any Affiliate or Licensee of any Obligor, nor their respective officers, employees or agents, has been convicted of any crime or engaged in any conduct for which (i) debarment is mandated by 21 U.S.C. § 335a(a) or authorized by 21 U.S.C. § 335a(b); or (ii) exclusion is required pursuant to 42 U.S.C. § 1320a-7b and related regulations, nor, to the Knowledge of the Obligors, is any such debarment or exclusion threatened or pending, either (x) as of the Closing Date, or (y) at any time after the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. (h) No Obligor, nor any Affiliate or Licensee of any Obligor, has received from the FDA, a warning letter, Form FDA-483, “Untitled Letter,” or similar written correspondence or notice alleging violations of laws and regulations enforced by the FDA, or any comparable correspondence from any other Governmental Authority with regard to any Included Product or the manufacture, processing, packaging or holding thereof, the subject of which communication is unresolved, (x) as of the Closing Date or (y) at any time after the Closing Date that could reasonably be expected to have a Material Adverse Effect. (i) Either (x) between May 12, 2021 and the Closing Date, or (y) at any time since the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, (i) there have been no Safety Notices, (ii) to the Knowledge of the Obligors, there are no unresolved material product complaints which could reasonably be expected to have a Material Adverse Effect, and (iii) to the Knowledge of the Obligors, there are no facts that would be reasonably likely to result in a material Safety Notice with respect to the Included Products. (j) The Obligors and their Affiliates and Licensees are in material compliance with all applicable federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including the Health Insurance Portability and Accountability Act (HIPAA), and has implemented adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance. (k) The Obligors have made available to the Purchaser Agent all Clinical Trial Applications and Regulatory Approvals and all material correspondence with Governmental Authorities (including the

324102470 v1v9 47 FDA) with respect to such Clinical Trial Applications and Regulatory Approvals, in each case with respect to each Included Product and all requested documents related to such Included Product in each case in the possession and control of the Obligors or their Affiliates or Licensees. The Obligors have not withheld any document or information that could reasonably be considered to be material to the Purchasers’ decision to provide the financing contemplated by this Agreement. Section 3.14 Material Contracts. Schedule 3.14 to the Disclosure Letter (which may be updated by the Obligors from time to time by written notice to the Purchaser Agent) sets forth a true and complete list of all Material Contracts. The Obligors have made available to Purchaser Agent correct and complete copies of all Material Contracts. Neither the Company nor any Affiliate is in breach of any Material Contract or in default under any Material Contract which breach or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There is no event or circumstance that with notice or lapse of time, or both, could (a) constitute a breach or default by the Company and/or its Affiliates or (to the Knowledge of the Obligors) any other party under any Material Contract, (b) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (c) give any Person the right to accelerate the maturity or performance of any Material Contract or (d) give any Person the right to cancel, terminate or modify any Material Contract, in each case, solely with respect to Material Contracts that are not Key Contracts after the Closing Date, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Obligors, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract, except, solely with respect to Material Contracts that are not Key Contracts after the Closing Date, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Affiliates has received any notice or, to the Knowledge of the Obligors, any threat of termination of any such Material Contract that has not been resolved. To the Knowledge of the Obligors, no other party to a Material Contract is in breach of or in default under such Material Contract except, solely with respect to Material Contracts that are not Key Contracts after the Closing Date, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All Material Contracts are valid and binding on the Company and its Affiliates and, to the Knowledge of the Obligors, on each other party thereto, and are in full force and effect. Section 3.15 Perfection Certificate. In connection with this Agreement, Parent on behalf of itself and each other Obligor has delivered to Purchaser Agent a completed Perfection Certificate. The Perfection Certificate accurately sets forth (a) each Obligor’s exact legal name, organization type and jurisdiction, and organizational or company identification number (or accurately states that such Obligor has none); and (b) each Obligor’s place of business, or, if more than one, its chief executive office or principal place of business, as applicable, as well as each Obligor’s mailing address (if different than its chief executive office). Except as noted in the Perfection Certificate, each Obligor (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization or incorporation, organizational structure or type, or any organizational or company number assigned by its jurisdiction. All other information set forth on the Perfection Certificate pertaining to the Obligors and the Subsidiaries, is accurate and complete in all material respects. Section 3.16 Customers and Suppliers. There exists no actual or, to the Knowledge of the Obligors, threatened (in writing) termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any

324102470 v1v9 48 Obligor, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, in either case, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 3.17 Perfection; Subordination. The Transaction Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, securing the Obligations, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Transaction Documents perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions). The claims and rights of the Purchaser Agent and the Purchasers created by any Transaction Document are not and shall not be subordinated to any creditor of any Obligor or any other Person, and the Liens created pursuant to the Transaction Documents will have first ranking priority and will not be subject to any prior ranking or pari passu ranking Lien other than Permitted Priority Liens. Section 3.18 Insurance. There are in full force and effect insurance policies maintained by reputable insurance companies in accordance with standards customary for companies such as the Obligors, with coverage of Parent and each of its Subsidiaries in amounts customary for companies of comparable size and condition similarly situated in the same industry as, including product liability insurance, directors and officers insurance and insurance against litigation liability, subject only to such exclusions and deductible items as are usual and customary in insurance policies of such type. Section 3.19 Tax. Each of Parent and its Subsidiaries has timely filed all income and other material Tax Returns and has paid when due all material Taxes due and payable. There are no Liens in respect of Taxes applicable to Parent or any of its Subsidiaries except Permitted Liens. There is no proposed tax assessment against Parent and its Subsidiaries for a material amount of Taxes that is not being actively contested in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as are required in conformity with GAAP have been made or provided therefor. All payments to the Purchasers hereunder are capable of being made, and will be made, without deduction or withholding for any Taxes; provided the Purchasers deliver the IRS Withholding Form contemplated by Section 5.11(d) hereof including all information necessary to avoid withholding under FATCA. Section 3.20 SEC Reports. All reports required to be filed by Parent under the Securities Exchange Act of 1934, as amended, have been duly filed, were in substantial compliance with the requirements of their respective forms, and did not, as of the date filed, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading. All information heretofore furnished to the Purchaser Agent or any Purchaser by or on behalf of Parent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby, including with respect to Clinical Trial Applications and Regulatory Approvals, after giving effect to all supplements thereto made prior to the Closing Date, the Second Purchaser Payment Date, the Third Purchaser Payment Date or the Fourth Purchaser Payment Date, as applicable, is or will be, taken as a whole, true, complete and correct in all material respects and Parent has not omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished; provided that projections and

324102470 v1v9 49 other forward looking information are based on reasonable estimates on the date as of which such information is stated or certified (it being understood that forecasts and projections are subject to contingencies and no assurance can be given that any forecast or projection will be realized). Section 3.21 Investment Company Act. None of Parent or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. Section 3.22 OFAC; Anti-Terrorism Laws. (a) None of Parent, any Subsidiary of Parent or, to the Knowledge of the Obligors, any Affiliate is a Person that is, or is owned or controlled by persons that are (i) the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Sanctions Authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. (b) Each of Parent, its Subsidiaries and respective directors, officers and employees and, to the Knowledge of the Obligors, the agents and Affiliates of Parent and its Subsidiaries are in compliance with all applicable Sanctions and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Parent and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption law. Section 3.23 Broker’s Fees. Except for any commission or broker’s fee set forth on Schedule 3.23 to the Disclosure Letter, Parent and its Subsidiaries have not taken any action that would entitle any Person to any commission or broker’s fee in connection with this Agreement. Section 3.24 Put Option Event. No Put Option Event has occurred and is continuing, and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a Put Option Event. Section 3.25 Disclosure. The Obligors have disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether written or oral) by or on behalf of Parent or its Subsidiaries to the Purchasers in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case taken together with all other such reports, financial statements, certificates and other information; provided, that, with respect to financial projections, estimates, budgets or other forward-looking information, Parent and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed by the Obligors to be reasonable at the time such information was prepared (it being understood

324102470 v1v9 50 that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of Parent and its Subsidiaries, that no assurance can be given that any particular projection, estimate, budget or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material). Section 3.26 ERISA Compliance, Employee and Labor Matters; Pension Matters. (a) Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the Knowledge of the Obligors, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (b) There are no pending or, to the Knowledge of the Obligors, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect. (c) No ERISA Event has occurred, and no Obligor nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect. (d) The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Obligor or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. (e) To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has incurred or could reasonably be expected to incur any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Parent or any of its Subsidiaries, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.

324102470 v1v9 51 (f) As of the Closing Date, neither Parent nor any of its Subsidiaries has any liability under ERISA or the Code with respect to any citizen of the United States who performs services outside of the United States. (g) As of the Closing Date, and except as disclosed to Purchaser Agent in writing after the Closing Date, there are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries. (h) There is no Plan in which any Obligor nor any ERISA Affiliate sponsors, established, maintains, participates in or may incur any liability under that promises or provides retiree medical, health or life insurance or other retiree welfare benefits, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other Applicable Law, and there has been no communication (whether oral or written) to any person that would reasonably be expected to promise or guarantee any such retiree medical, health or life insurance or other retiree welfare benefits, except to the extent required by COBRA or other Applicable Law. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS Each Purchaser represents and warrants to Parent and the Company, as of the Closing Date, the following: Section 4.01 Organization. Such Purchaser is a duly organized and validly existing under the laws of its jurisdiction of organization. Section 4.02 Authorization. Such Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by such Purchaser and each Transaction Document constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles. Section 4.03 Broker’s Fees. Such Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents. Section 4.04 Conflicts.

324102470 v1v9 52 Neither the execution and delivery of this Agreement or any other Transaction Document to which such Purchaser is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which such Purchaser or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which such Purchaser is a party or by which such Purchaser or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of such Purchaser; or (c) require any notification to, filing with, or consent of, any Person or Governmental Authority, except, in the case of the foregoing clauses (a) or (c), as would not, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform any of its obligations under the Transaction Documents. ARTICLE V COVENANTS From the date hereof through and including the end of the Revenue Interest Period, the following covenants shall apply: Section 5.01 Notices; Access; Information. (a) Notices. The Obligors shall provide the written notice to the Purchaser Agent and the Purchasers of the following events: (i) Promptly (and in any event within two (2) Business Days) upon Knowledge thereof, the occurrence of any Put Option Event or any event which, with the giving of notice or passage of time, or both, would constitute a Put Option Event; (ii) Promptly (and in any event within two (2) Business Days) upon Knowledge thereof, the occurrence of any Material Adverse Effect or any event which could reasonably be expected to have a Material Adverse Effect; (iii) Upon (A) entry into any new Material Contract or amendment to any Material Contract, which notice shall attach a copy of such Material Contract or amendment to Material Contract and, unless the Obligors have already publicly disclosed such information, set forth the material terms of such Material Contract or amendment with a description of its likely impact on Parent’s and its Subsidiaries’ business or financial condition or (B) (x) receipt of notice of, or otherwise obtaining Knowledge of, any default or event of default under, or (y) any termination (other than expiration in accordance with its terms) of, any Material Contract, in each case, (i) until the Milestone Event has occurred, within five (5) Business Days of such event and (ii) thereafter, within five (5) Business Days following the end of the calendar month in which such event occurred; (iv) Promptly (and in any event within five (5) Business Days) upon Knowledge thereof, any litigation or proceedings to which Parent or any Subsidiary is a party or which could reasonably be expected to have a Material Adverse Effect or which challenge the validity of the Transaction Documents or any of the transactions contemplated therein;

324102470 v1v9 53 (v) Promptly (and in any event within five (5) Business Days) upon Knowledge thereof, the occurrence of (i) a manufacturing disruption which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the level of Net Sales of the Included Products, (ii) any circumstance, event or condition that has resulted in, or could reasonably be expected to result in, a recall of any Included Product, or (iii) any other material adverse effect on the Development, Commercialization or Manufacture of any Included Product; (vi) Promptly (and in any event within five (5) Business Days) (A) upon Knowledge thereof, (i) any infringement by any Included Product of any Intellectual Property of a Third Party, (ii) any infringement by any Third Party of any Product Intellectual Property and (iii) any infringement by a Third Party of any other Intellectual Property material to the conduct of the Obligors’ business, and (B) after receipt of any written notice from a Third Party alleging or claiming that the making, having made, using, importing, offering for sale, or selling of any Included Product in the Covered Territory infringes any Patents of such Third Party, a copy of such notice; (vii) Promptly (and in any event within five (5) Business Days of the occurrence thereof), the FDA Application Acceptance Date, the Company’s submission to the FDA (or any foreign equivalent) of any application for any Regulatory Approval of an Included Product in the Covered Territory, and/or the acceptance for review by the FDA (or such foreign equivalent) of such application; (viii) Promptly (and in any event within five (5) Business Days of the occurrence thereof), the FDA Approval Date or any Obligor’s receipt of any other Regulatory Approval of an Included Product in the Covered Territory; (ix) Promptly (and in any event within five (5) Business Days) of the receipt, any material written communication from the FDA; (x) Promptly (and in any event within three (3) Business Days), upon receipt of material data read outs with respect to any Clinical Trial or any other material update with respect to any Clinical Trial, and upon the request of the Purchaser Agent, provide the Purchaser Agent and Purchasers an opportunity to review the data or other relevant materials with respect to such Clinical Trial; (xi) Not less than ten (10) calendar days prior thereto, any change in, or amendment or alteration of, any Obligor’s legal name, form of legal entity or jurisdiction of organization; (xii) To the extent permitted by Applicable Law, promptly following receipt by any Obligor or any Affiliate of any written notice, claim or demand challenging the legality, validity, enforceability or ownership of any Intellectual Property of such Obligor or Affiliate or pursuant to which any Third Party commences or threatens any action, suit or other proceeding against such Obligor or Affiliate and relating to an Included Product, the Obligors shall (i) inform the Purchasers in writing of such receipt and (ii) furnish the Purchasers with a copy of such notice, claim or demand, or if such notice is not in writing, furnish to the Purchasers a written summary describing in reasonable detail the contents thereof; (xiii) Promptly (and in any event, within five (5) Business Days), any material change in accounting policies or financial reporting practices by Parent or any Subsidiary;

324102470 v1v9 54 (xiv) As soon as possible, and in any event within ten (10) Business Days after the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in liability of Parent and its Subsidiaries in an aggregate amount exceeding $2,500,000; (xv) Not less than fifteen (15) Business Days prior thereto, any Change of Control. (b) Maintenance of Books and Records. Each of Parent and the Company shall keep and maintain, cause its Affiliates and use commercially reasonable efforts to require its Licensees to keep and maintain, at all times full and accurate books of account and records adequate to correctly reflect (and in sufficient detail to permit the Purchaser Agent to confirm the accuracy of) all payments paid and/or payable with respect to the Revenue Interests. Such records shall be kept and maintained for a minimum of five (5) years from the end of the calendar year to which they pertain. (c) Inspections and Audits. The Obligors shall, and shall cause their Affiliates to, at the sole cost of the Obligors, allow Purchaser Agent, during regular business hours upon reasonable prior notice (provided that no notice shall be required when a Put Option Event has occurred and is continuing), to visit and inspect any of the Obligors’ and their Affiliates’ offices and properties where the Obligors and their Affiliates keep and maintain their books and records relating or pertaining to the Revenue Interests and the Collateral for purposes of conducting an audit of such books and records, to examine and make abstracts or copies from any such books and records, to conduct a collateral audit and analysis of its operations and the Collateral and to conduct an audit of Net Sales. Such audits shall be conducted no more often than once every year unless (and more frequently if) a Put Option Event has occurred and is continuing. The Obligors shall include in all Out-Licenses it enters into after the Closing Date provisions permitting them to audit such Licensee and shall use commercially reasonable efforts to include terms and conditions consistent in all material respects with the Purchasers’ rights to audit Company set forth in this Section 5.01(c), and each Obligor will exercise all applicable rights under such provisions, and share with Purchaser Agent the results of such inspections and audits, promptly upon written request from Purchaser Agent to do so. (d) Purchaser Meetings. During the Revenue Interest Period, the Purchasers shall be entitled to a quarterly update call or meeting (in person, via teleconference or videoconference or at a location and time mutually agreed by the Purchaser Agent and the Company) to discuss the reports delivered by the Obligors pursuant to Section 5.02(a) and the progress of sales and product development and marketing efforts made by the Obligors, the status and the historical and potential performance of the Included Products, any regulatory developments or such other matters that the Purchasers deem appropriate. Notwithstanding the foregoing, after the occurrence and during the continuance of a Put Option Event, the Required Purchasers shall have the right, as often, at such times and with such prior notice, as the Required Purchasers shall determine, in their reasonable discretion, to have such update meetings or inspect any records and operations of the Obligors and their Affiliates and Licensees. Section 5.02 Reports. (a) Periodic Reports. The Obligors shall deliver to the Purchaser Agent the following financial statements, reports and certificates: (i) as soon as available, but no later than forty-five (45) days after the last day of each of the first three calendar quarters of each fiscal year, (A) a company prepared unaudited consolidated balance sheet of Parent and its Subsidiaries as of such quarter end and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock, redeemable common stock and stockholders’ equity (deficit) and cash flows for the three

324102470 v1v9 55 (3) month period then ended certified by the chief financial officer of Parent all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes, (B) a statement, on a country-by-country and Included Product-by-Included Product basis, of the amount of gross sales and Net Sales of Included Products during the applicable calendar quarter (including details of the deductions from gross sales taken in accordance with the definition of Net Sales), the calculation of the Applicable Percentage, the calculation of the amount of Revenue Interest Payment due on such sales for such calendar quarter, and the exchange rates used, if applicable and (C) a duly completed Compliance Certificate signed by the chief financial officer of Parent and the Company; (ii) as soon as available, but no later than ninety (90) days after the last day of each calendar year, audited consolidated balance sheets of Parent as of such year end and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock, redeemable common stock and stockholders’ equity (deficit) and cash flows for the year then ended, prepared under GAAP, consistently applied, together with a report and opinion on the financial statements and on internal controls and procedures, if available, from PricewaterhouseCoopers LLP or other independent certified public accounting firm acceptable to the Purchaser Agent in its reasonable discretion (which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualification, emphasis of matter or statement as to “going concern” or scope of audit, except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Parent’s independent certified public accountants), together with a duly completed Compliance Certificate signed by the chief financial officer of Parent and the Company, together with projections, which have also been delivered to Parent’s independent certified public accountants, demonstrating the sufficiency of cash and Cash Equivalents for the 12 month period following the issuance date of such financial statements; (iii) promptly following the end of each calendar quarter, but in any event, in each case, no later than forty-five (45) calendar days after the end of such calendar quarter, as applicable, a reasonably detailed quarterly report (the “Quarterly Report”) setting forth, with respect to such same period, (a) the Clinical Updates, the Regulatory Updates, the Commercial Updates, the Intellectual Property Updates, and any transactions with Affiliates, (b) updates to the Perfection Certificate to reflect any amendments, modifications and updates, if any, to the information in the Perfection Certificate since the Closing Date or the most recent update thereto (to the extent not covered in the Intellectual Property Update), (c) cash flow projections for the four quarter period following such fiscal quarter set forth in a quarter by quarter format, and (d) a financial “DashBoard” report which shall include unrestricted cash and Cash Equivalents, marketable securities, revenue for the reporting quarter, and year-to-date revenue (provided that the Obligors shall also provide Purchaser Agent with such additional information regarding the updates included in each such Quarterly Report as Purchaser Agent may reasonably request from time to time). The Obligors shall prepare and maintain and shall cause their respective Affiliates and use commercially reasonable efforts to require their respective Licensees to prepare and maintain reasonably complete and accurate records of the information to be disclosed in each Quarterly Report. In addition, the Obligors shall provide the Purchaser Agent with a written or telephonic update within ten (10) calendar days following (1) any significant development with respect to any prior (i) Clinical Update, (ii) the Regulatory Update, (iii) Commercial Update or (iv) Intellectual Property Update and (2) any serious adverse event in the Clinical Trials; (iv) as soon as practicable, and in any event not later than sixty (60) days after the commencement of each fiscal year of Parent, beginning with the fiscal year commencing January 1, 2024, an annual business plan and budget of Parent and its Subsidiaries for the then current

324102470 v1v9 56 fiscal year containing, among other things, projections for each quarter of such fiscal year, all approved by the Board of Parent; (v) no later than five (5) days after each regularly-scheduled quarterly meeting of the Board of Parent or any Subsidiary, the board kit and other materials delivered to the directors in connection with any such meeting; provided that, if the Obligors, upon the advice of counsel, reasonably determine that any such information constitutes attorney-client privileged information and the disclosure thereof would adversely impair the attorney-client privilege between the Obligors and such counsel with respect to such information, then the Obligors will permit the Purchaser Agent and the Purchasers to enter into a customary common interest agreement with respect to such information and, unless and until the Purchaser Agent and the Purchasers have entered into such agreement, the Obligors shall be entitled to withhold delivery of, or redact, any such information (and only such information) from the Purchaser Agent and the Purchasers; provided that the Obligors shall disclose that the information is being withheld on the foregoing basis; (vi) without limiting the generality of the above clause (v), promptly after any reasonable request by the Purchaser, copies of any detailed audit reports, management letters or recommendations submitted to the Board (or the audit committee of the Board) by independent accountants in connection with the accounts or books of Parent or any Subsidiary, or any audit of any of them; (vii) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of Parent or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement; (viii) promptly, and in any event within five (5) Business Days after receipt thereof by Parent or any Subsidiary thereof, (A) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of Parent or any Subsidiary and (B) copies of any material written correspondence or any other material written communication from the FDA or any other regulatory body; (ix) as soon as practicable upon the reasonable request of the Purchasers, copies of the most recent monthly statements for each deposit account, securities account and other bank account of Parent and its Subsidiaries; and (x) promptly upon request, such other information as Purchaser Agent may from time to time reasonably request. Any documents required to be delivered pursuant to this Section 5.02(a) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) the Obligors posts such documents, or provides a link thereto, on their website on the internet at their website address or (B) such documents are posted on the Obligors’ behalf on the internet or an intranet website, if any, to which Purchaser Agent and the Purchasers have access. (b) Reconciliation Reports; Updates. Concurrently with the delivery of financial statements pursuant to Sections 5.02(a)(i) and (ii) above, the Obligors shall produce and deliver to the Purchaser Agent:

324102470 v1v9 57 (i) a Reconciliation Report for such quarter or year, together with a certificate signed by the chief financial officer of Parent, certifying that to the Knowledge of the Obligors (i) such Reconciliation Report is a true and complete copy and (ii) any statements and any data and information therein prepared by the Obligors are true, correct and accurate in all material respects; (ii) the insurance binder or other evidence of insurance for any insurance coverage of Parent or any Subsidiary that was renewed, replaced or modified during the period covered by such Quarterly Report; and (iii) within a reasonable time after the receipt by the Purchaser Agent or the Purchasers of any report or notice from the Obligors or upon the occurrence of any material event affecting the Obligors, the Obligors shall provide such other information about such report, notice or material event as any Purchaser or the Purchaser Agent may from time to time reasonably request. Notwithstanding anything set forth above to the contrary, during any MNPI Notice Period, if any notice or report required to be furnished pursuant to Section 5.01, Section 5.02(a) or Section 5.02(b) contains material non-public information (any such notice, an “MNPI Notice”), the Obligors, instead of delivering such MNPI Notice to the Purchaser Agent and Purchasers, shall promptly deliver notice to Oberland Capital Management LLC (at [***], attention: Kristian Wiggert (or such other person as specified by Purchaser Agent in writing from time to time)) that the Obligors desire to deliver to the Purchaser Agent and Purchasers an MNPI Notice. Within five (5) Business Days of receipt of such notification, the Purchaser Agent or a Purchaser may either (i) refuse the delivery of such MNPI Notice, in which case the Obligors’ obligations under Section 5.01, Section 5.02(a) or Section 5.02(b), as applicable, with respect to such MNPI Notice shall be deemed satisfied as to the Purchaser Agent or such Purchaser, as applicable, (ii) direct the delivery of such MNPI Notice to the Purchaser Agent pursuant to procedures acceptable to the Purchaser Agent (which may be designed to comply with the internal procedures of the Purchaser Agent regarding the use of material non-public information), or (iii) enter into good faith discussions with the Obligors to discuss the time period (if any) within which the Obligors may make the material non-public information contained in such MNPI Notice publicly available by including such information in a filing made by Parent with the SEC. If the Obligors and the Purchaser Agent or the applicable Purchaser agree on such time period, the Obligors shall promptly deliver to the Purchaser Agent or such Purchaser the information subject to such MNPI Notice and shall include the applicable material non-public information in a public filing with the SEC within such agreed to time period. Section 5.03 Compliance with Law; Existence and Maintenance of Properties; Payment of Obligations. (a) The Obligors shall, and shall cause their Subsidiaries and Affiliates to, (i) comply with all material federal, state, local and foreign laws, regulations and orders applicable to the Obligors or any Subsidiary or Affiliate or any of their respective assets, including all Environmental Laws, (ii) obtain and maintain any and all material licenses, permits, franchises, governmental authorizations, Intellectual Property or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by Applicable Law and (iii) maintain each material Regulatory Approval that has been obtained and is necessary to sell the Included Products within (A) the United States and (B) any other country in the Covered Territory, except in the case of (i), (ii) or (iii)(B)

324102470 v1v9 58 where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) The Obligors shall, and shall cause their Subsidiaries and Affiliates to, (i) maintain and preserve in full force and effect its legal existence, its good standing (to the extent the concept is applicable under such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as the case may be, and its qualification to do business in every other jurisdiction where the nature of its business or its properties makes such qualification necessary (except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect); and (ii) maintain all material tangible properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Obligors, are no longer useful or desirable in the conduct of the business. (c) Each Obligor and each Subsidiary shall pay and discharge prior to the date on which penalties attach thereto, all federal and state income and other material Taxes imposed upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Obligor or Subsidiary. Section 5.04 Confidentiality; Public Announcement. (a) In handling any confidential information of the Obligors and their Subsidiaries, Purchaser Agent and the Purchasers shall exercise the same degree of care that they exercise for their own proprietary information (but in no event less than a reasonable standard of care), but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Purchasers’ and Purchaser Agent’s Subsidiaries or Affiliates, or, so long as such Persons are subject to customary confidentiality obligations, in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in the preceding clause (a)) or purchasers of any interest in the Revenue Interests (provided that, the Purchasers and Purchaser Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Purchasers’ or Purchaser Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Purchaser Agent reasonably considers appropriate in exercising remedies under the Transaction Documents; (f) to third party service providers of the Purchasers and/or Purchaser Agent so long as such service providers are subject to confidentiality obligations with terms at least as restrictive as those contained herein; or (g) to any actual or potential investors, members, and partners of Purchaser Agent or any Purchaser or their Affiliates so long as such Persons are subject to confidentiality obligations with terms at least as restrictive as those contained herein. Notwithstanding the foregoing, in the event a party is required to make a disclosure of another party’s confidential information pursuant to (c) or (d) of the foregoing sentence, it will, except where illegal or impracticable, give reasonable advance notice to the other party of such disclosure and use commercially reasonable efforts to secure confidential treatment of such information. Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Purchaser Agent’s possession on a non-confidential basis when disclosed to the Purchasers and/or Purchaser Agent, or becomes part of the public domain after disclosure to the Purchasers and/or Purchaser Agent; or (ii) is disclosed to the Purchasers and/or Purchaser Agent by a third party on a non-confidential basis, if the Purchasers and/or Purchaser Agent does not know that the third party is prohibited from disclosing the information. Subject to the foregoing, Purchaser Agent and the Purchasers may use confidential information for any purpose, including, without limitation, the development of client databases, reporting purposes, market analysis and enforcement of

324102470 v1v9 59 its rights and remedies under the Transaction Documents. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 5.04 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 5.04. (b) On the Closing Date, the Obligors shall issue the Press Release. After the Closing Date, Purchaser Agent and any Purchaser may disclose the transaction contemplated by the Transaction Documents on its website and in marketing materials (which may include use of logos of one or more of the Obligors). Section 5.05 Security Interest. During the Revenue Interest Period, and at all times until the Obligations are paid and performed in full (other than inchoate indemnity obligations for which no claim has been made), each Obligor shall grant in favor of the Purchaser Agent, for the benefit of the Purchasers, a valid, continuing, first priority (subject to Permitted Priority Liens) perfected lien on and security interest in the Collateral described in the Security Agreement. Section 5.06 Further Assurances; Creation/Acquisition of Subsidiaries; Additional Collateral; Control Agreements. (a) Without limiting the obligations of the Obligors in the Security Agreement or in the other Transaction Documents, each Obligor hereby agrees to take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Purchaser Agent may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Transaction Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Obligor and its Subsidiaries (other than Excluded Subsidiaries so long as such Subsidiaries remain Excluded Subsidiaries) intended to be Collateral hereunder free and clear of Liens (other than Permitted Liens) and to assign the Revenue Interests to the Purchasers, (iii) to establish and maintain the validity and effectiveness of any of the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby (including, without limitation, making all filings and registrations) and the assignment of the Revenue Interests to the Purchasers under the Transaction Documents, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Purchaser the rights now or hereafter intended to be granted to it under this Agreement or any other Transaction Document. In furtherance of the foregoing, to the maximum extent permitted by Applicable Law, each Obligor (i) authorizes the Purchaser Agent to execute any such agreements, instruments or other documents in each Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office if any Obligor refuses or fails to execute or deliver any of the above reasonably requested agreements, instruments or documents within ten (10) days of the Purchaser Agent’s request to do so and (ii) authorizes the Purchaser Agent to file any financing statement required hereunder or under any other Transaction Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor. (b) The Obligors and the Purchasers shall cooperate and provide assistance as reasonably requested by the other party hereto, at the expense of such other party hereto (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other party hereto, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect

324102470 v1v9 60 interest, in each case relating to any Transaction Document, the transactions contemplated herein or therein or the Revenue Interests but in all cases excluding any litigation brought by the Company or its Affiliates against the Purchasers or Purchaser Agent or brought by the Purchasers or Purchaser Agent (for itself or on behalf of any Indemnified Party) against any Obligor. (c) In the event (x) Parent or any of its Subsidiaries creates or acquires any Subsidiary (other than an Excluded Subsidiary) or (y) any Excluded Subsidiary ceases to be an Excluded Subsidiary, Parent shall provide five (5) days prior written notice to the Purchaser Agent of the creation or acquisition of such new Subsidiary or of such Excluded Subsidiary ceasing to be an Excluded Subsidiary, as applicable, and, promptly (and in any event no later than the earlier of any Transfer of any assets to such Subsidiary and thirty (30) days after the creation or acquisition thereof or any such Subsidiary ceasing to be an Excluded Subsidiary, as applicable), take all such action as may be reasonably required by the Purchaser Agent or any Purchaser to cause such Subsidiary to become a Subsidiary Guarantor, including without limitation by executing and delivering a Guaranty (or a joinder thereto), becoming a party to the Security Agreement (or delivering a foreign security agreement in form and substance reasonably satisfactory to Purchaser Agent) and delivering such proof of corporate action, incumbency of officers, opinions of counsel and other documents as requested by the Purchaser Agent. (d) With respect to any Collateral acquired after the Closing Date by any Obligor that is not already subject to the Lien created by any of the Transaction Documents or specifically excluded from the requirement to be subject to such Lien in the Transaction Documents, the Obligors shall promptly (and in any event within thirty (30) days after the acquisition thereof) (i) execute and deliver to the Purchaser Agent such amendments or supplements to the relevant Transaction Documents or such other documents as the Purchaser Agent shall deem necessary or advisable to grant for its benefit, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected in accordance with all applicable requirements of Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Purchaser Agent. Each Obligor shall otherwise take such actions and execute and/or deliver to the Purchaser Agent such documents as the Purchaser Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Agreement on such after-acquired properties. (e) The Obligors shall not, and shall not permit any Subsidiary to, establish or maintain any bank account (other than Excluded Accounts) except for bank accounts with Globally Systemically Important Banks; provided that the Obligors may maintain the bank accounts set forth on Schedule 5.06(e) to the Disclosure Letter as of the Closing Date (which bank accounts constitute all of the deposit accounts, securities accounts or other similar accounts maintained by the Obligors on the Closing Date) until the date that is ninety (90) days following the Closing Date; provided, further, that notwithstanding anything else in this Section 5.06(e), the Obligors may maintain bank accounts with financial institutions that are not Globally Systemic Important Banks which, individually or in the aggregate with all other similarly situated deposit accounts (other than Excluded Accounts), have a balance not to exceed $3,000,000 at any time. In addition, no Obligor will establish or (other than bank accounts in existence on the Closing Date and disclosed on the Perfection Certificate, which are subject to the requirement set forth in Section 2.03(c)(i)) maintain any bank account unless (x) Purchaser Agent is provided at least ten (10) Business Days’ prior written notice of the establishment of such account and (y) Purchaser Agent, such Obligor and the bank or other financial institution at which the account is to be opened or maintained enter into a Control Agreement regarding such bank account prior to depositing any funds into such new bank account and in any event within fifteen (15) days following the opening of such new bank account; provided that the foregoing requirements to provide notice and deliver a Control Agreement shall not apply to any Excluded Account, whether now existing or opened hereafter; provided further that in the event that any Excluded Account cease to be an Excluded Account it shall be subject to the requirement to deliver a Control Agreement as if such account was opened on the day it ceased to be an

324102470 v1v9 61 Excluded Account. The Obligors shall provide Purchaser Agent with read-only online access to all deposit accounts, securities accounts or other similar accounts maintained by any Obligor and any of their Subsidiaries. The Obligors shall (i) transfer $54,000,00012,500,000 in unrestricted cash to the Designated Deposit Account on or prior to August 17, 2024December 31, 2025 and (ii) from and after such transfer, refrain from making any transfers out of the Designated Deposit Account other than Specified Transfers. Promptly upon request (and in any case within three (3) Business Days of request) by Purchaser Agent from time to time, the Obligors shall provide Purchaser Agent with account balance reports for the Designated Deposit Account. Notwithstanding anything to the contrary in this Agreement and whether or not a Put Option Event has occurred and/or is continuing, at any time from and after December 31, 2025 that (x) the balance of the Designated Deposit Account does not exceed $50,000,00012,500,000 or (y) a notice is given of a Specified Transfer that would, if made, cause the balance in the Designated Deposit Account to fall to $50,000,00012,500,000 or below, Purchaser Agent may, and at the written direction of Required Purchasers shall, without notice or demand, place a “hold” or deliver a notice of exclusive control, entitlement order, or other directions or instructions pursuant to the Control Agreement in respect of the Designated Deposit Account. In addition, notwithstanding anything to the contrary in this Agreement, any transfer of cash from the Designated Deposit Account that is not a Specified Transfer will constitute an immediate Put Option Event with no grace or cure period. (f) Each Obligor shall keep its and its Subsidiaries’ business and the Collateral insured for risks and in amounts customary for companies in the Obligors’ industry and location. All property policies shall have a lender’s loss payable endorsement showing Purchaser Agent as lender loss payee and waive subrogation against Purchaser Agent, and all liability policies shall show, or have endorsements showing, Purchaser Agent as additional insured. Purchaser Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Purchaser Agent, that it will give Purchaser Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled; provided that, if any such provider does not agree to provide such notice, then the applicable Obligor or Subsidiary shall not materially alter or cancel any such policy or policies without giving Purchaser Agent thirty (30) days prior written notice. At Purchaser Agent’s request, the Obligors shall deliver copies of policies and evidence of all premium payments. Section 5.07 Put Option; Call Option. (a) Put Option. (i) Upon the occurrence of a Put Option Event, the Purchasers, or the Purchaser Agent on behalf of the Purchasers, will have the option to accelerate and require the Company to repurchase all, but not less than all, of the Revenue Interests and to terminate the Purchaser Commitments for a payment equal to the then-current Put/Call Price as of the date of the Put Option Closing Date (the “Put Option”). The Purchasers or the Purchaser Agent may exercise the Put Option at any time after the occurrence of a Put Option Event by delivering to the Company written notice thereof (the “Put Notice”). If Purchasers (or the Purchaser Agent) exercise the Put Option, then on the date specified in the Put Notice (which may be immediate) (the “Put Option Closing Date”), the Company will pay the Put/Call Price to the Purchaser by wire transfer of immediately available funds to the account or accounts designated by the Purchaser Agent. (ii) Notwithstanding anything to the contrary contained herein, (i) immediately upon the occurrence of a Bankruptcy Event, the Purchasers shall be deemed to have automatically and simultaneously elected to require the Company to repurchase the Revenue Interests and to terminate the Purchaser Commitments and the applicable Put/Call Price shall be immediately due

324102470 v1v9 62 and payable and the Purchaser Commitments shall be immediately terminated, without any further action or notice by any party, and (ii) in the case of a Put Option Event constituting a Change of Control, the Purchasers (or Purchaser Agent) may deliver a Put Notice in advance of a Change of Control specifying that the Put Option is exercised contingent upon such Change of Control and that the Put Option Closing Date shall be the date of such Change of Control. (iii) For the avoidance of doubt, (A) the Purchasers’ election not to exercise the Put Option with respect to a given Put Option Event will not preclude the Purchasers from exercising the Put Option with respect to a continuing or subsequent Put Option Event, (B) a Put Option Event shall be deemed to exist at all times during the period commencing on the date that such Put Option Event occurs to the date on which such Put Option Event is waived in writing pursuant to this Agreement, and (C) a Put Option Event shall “continue” or be “continuing” until such Put Option Event has been waived in writing by the Purchases. (iv) Upon the occurrence and during the continuance of a Put Option Event, unless payment of the applicable Put/Call Price has been made when due, the Purchasers and the Purchaser Agent, on behalf of the Purchasers, may exercise all rights and remedies available to the Purchasers or the Purchaser Agent as creditors hereunder and under the other Transaction Documents and Applicable Law (which exercise may be determined in its sole discretion and which such exercise shall not constitute an election of remedies), including enforcement of the Liens created thereby. For the avoidance of doubt, the parties hereto intend for the Revenue Interests to constitute a debt obligation of the Company arising out of a loan made by the Purchasers pursuant to this Agreement in the amount of the Cumulative Purchaser Payments and, in consideration for such loan, the applicable Put/Call Price shall be due and payable at any time the Put Option or the Call Option is exercised or the Obligations are otherwise accelerated hereunder for any reason, whether due to acceleration pursuant to the terms of this Agreement, by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Revenue Interests that would otherwise evade, avoid, or otherwise disappoint the expectations of the Purchasers in receiving the full benefit of the bargained-for Put/Call Price). The Company and the Purchasers acknowledge and agree that none of the Put/Call Price shall constitute unmatured interest, whether under Section 502(b)(2) of the United States Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Purchasers receive the benefit of their bargain under the terms of this Agreement. The Company acknowledges and agrees that the Purchasers shall be entitled to recover the full amount of the applicable Put/Call Price in each and every circumstance such amount is due pursuant to or in connection with this Agreement, including in the case of any Bankruptcy Event, so that the Purchasers shall receive the benefit of its bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance, and, to the fullest extent permitted by maximum law, the Company hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Company further acknowledges and agrees, and, to the fullest extent permitted by Applicable Law, waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Purchasers may suffer or incur resulting from or arising in connection with any breach hereof or thereof by the Company shall constitute secured Obligations. (b) Call Option. At any time during the Term, the Company will have the option to repurchase all, but not less than all of, the Revenue Interests for a payment equal to the then-current Put/Call Price as of the date of the Call Closing Date (the “Call Option”). The Company may exercise the Call Option at any time during the Term by delivering to the Purchaser Agent written notice thereof (the

324102470 v1v9 63 “Call Notice”). If the Company exercises the Call Option, then within ten (10) days following the date of delivery of the Call Notice (the “Call Closing Date”), the Company will pay the then-current Put/Call Price to the Purchasers by wire transfer of immediately available funds to the account or accounts designated by the Purchaser Agent. Effective as of the Call Closing Date, all Purchaser Commitments shall terminate. Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any Call Notice and payment pursuant to this Section 5.07(b) if such payment would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed; provided that the Company must provide the Purchaser Agent with a new notice at least five (5) days prior to any Call Closing Date if the Company has rescinded the notice. If (i) the Company exercises the Call Option after the Amendment No. 2 Effective Date, (ii) the Call Closing Date takes place on or prior to December 31, 2025, and (iii) the Equity Conditions are satisfied on the date of the Call Notice and on the Call Closing Date (in each case, as reasonably determined by Purchaser Agent), then the Obligors may elect to pay up to $7,500,000 of the Put/Call Price in Common Stock (valued at the closing price per share of the Common Stock on the trading date immediately preceding the Call Closing Date) pursuant to documentation in form and substance reasonably satisfactory to Purchaser Agent. (c) Right of Set-off; Sharing of Set-off. If any amount payable hereunder is not paid as and when due, each Obligor irrevocably authorizes the Purchasers to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, counterclaim or otherwise, against any assets of such Obligor in any currency that may at any time be in the possession of the Purchaser Agent, any Purchaser or any of their respective Affiliates, to the full extent of all amounts payable to the Purchasers hereunder; provided, however, that the Purchaser Agent shall notify the Obligors of the exercise of such right promptly following such exercise. (d) Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by this Agreement or Applicable Law. (e) Obligations of Purchaser Agent. In connection with the consummation of a repurchase of the Revenue Interests pursuant to the Put Option or the Call Option, the Purchaser Agent agrees that it will, at the sole cost and expense of the Obligors, after each Purchaser has received payment in full of its Pro Rata Portion of the applicable Put/Call Price, execute and deliver to the Obligors such UCC termination statements and other documents, and take such other actions, as may be necessary and reasonably requested by the Obligors to release the Purchaser Agent’s Lien on the Collateral and otherwise give effect to such repurchase. Section 5.08 Intellectual Property; Regulatory Approvals. (a) Each Obligor shall, at its sole expense, either directly or by causing any Affiliate or Licensee to do so, use commercially reasonable efforts (including taking legal action to specifically enforce the applicable terms of any License Agreement) to prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to diligently prosecute and maintain the Material Patents with the intent to protect the Included Products. Each Obligor shall, at its sole expense without any reduction in the Revenue Interests, either directly or by causing an Affiliate or Licensee to do so, use commercially reasonable efforts to diligently defend or assert all Product Intellectual Property against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including, without limitation, by bringing any legal action for infringement or defending any claim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-enforceability), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Obligors shall not, and shall use their commercially reasonable efforts to cause any Licensee not to, disclaim or abandon, or fail to take any action necessary to prevent the

324102470 v1v9 64 disclaimer or abandonment of, the Material Patents, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. (b) In the event that any Obligor becomes aware that the Development, use, Manufacture or Commercialization of any Included Product infringes or violates any Intellectual Property that is owned or controlled by a Third Party, such Obligor shall use commercially reasonable efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and any affected Licensee, as applicable, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and shall pay all reasonable costs and amounts associated with obtaining any such license, without any reduction in the Revenue Interests. (c) If any Obligor or Affiliate recovers monetary damages from a Third Party in an action brought for such Third Party’s infringement of any Product Intellectual Property in connection with the exploitation of any product, therapy, or service that actually or prospectively competes with any Included Product or the market for such Included Product in the Covered Territory, where such damages (whether in the form of judgment or settlement) are awarded for loss of sales of such Included Product in the Covered Territory, then (i) such damages will be allocated first to the reimbursement of any expenses incurred by such Obligor or Affiliate in bringing such action (including reasonable attorney’s fees) not already reimbursed from other damages awarded under the same action, (ii) any remaining amount of such damages will be reduced, if applicable, to comply with any required allocation of recovered damages with such Obligor’s or Affiliate’s licensors or (sub)licensees, and (iii) any residual amount of such damages after application of clauses (i) and (ii) will be treated as Net Sales of the Included Products for purposes of calculating Revenue Interest Payments under this Agreement. (d) Each Obligor shall directly, or through an Affiliate or Licensee, take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments to secure and maintain, all applicable Regulatory Approvals, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Obligor shall provide notice to the Purchaser Agent of any Regulatory Approvals received in respect of any Included Product after the Closing Date promptly after receipt thereof. Section 5.09 Use of Proceeds. The Company shall use the proceeds of the Purchaser Payments solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. A portion of the proceeds of the First Payment shall be used by the Obligors to repay the Existing Indebtedness in full on the Closing Date. Section 5.10 Protective Covenants. (a) No Obligor nor any of their Subsidiaries shall, without the prior written consent of the Purchaser Agent: (i) forgive, release or compromise any amount owed to such Obligor or Subsidiary and relating to the Revenue Interests, other than the disposition of receivables, or the forgiveness, release or compromise of any amount not to exceed $2,000,000 in the aggregate during the term of this Agreement, in connection with the collection, settlement or compromise thereof in the ordinary course of business; (ii) except to the extent permitted under Section 5.12 hereof, waive, amend, cancel or terminate, exercise or fail to exercise, any of its material rights constituting or relating to the

324102470 v1v9 65 Revenue Interests (x) under any Key Contract and (y) otherwise, in each case, solely with respect to this clause (y), in any material respect, and to the extent that such action or inaction could reasonably be expected to be adverse to Purchasers or the Revenue Interests; (iii) create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness; (iv) create, incur, assume or suffer to exist any Lien upon any of its property or assets of any kind (real or personal, tangible or intangible), or agree to do or suffer to exist any of the foregoing, except for Permitted Liens; (v) make or permit to exist any Investment, except for Permitted Investments; (vi) declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (A) each Subsidiary may make Restricted Payments to the Company, to any Subsidiary that is the direct parent company of such Subsidiary, to any Full Guarantor, and to Parent, solely, in the case of Parent, to the extent necessary for Parent to pay Taxes and operate its business in compliance with Section 5.10(c), (B) Parent may declare and make dividend payments or other distributions payable solely in its Qualified Equity Interests, (C) Parent may make repurchases of Equity Interests (X) to the extent deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant of the Obligors to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof), and/or (Y) to satisfy the aggregate exercise price of any stock options to purchase Equity Interests that are exercised by a current or former officer, director, employee or consultant of the Obligors in a “net exercise” transaction, (D) Parent may exchange, redeem or convert in whole or in part any of its Equity Interests for or into another class of its Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests), and (E) Parent may make cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests; (vii) make (or give any notice or make any election with respect thereto) any voluntary or optional payment or prepayment or redemption, cash settlement (including any cash settlement upon conversion other than cash in lieu of fractional shares) or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Material Indebtedness of the Obligors or any Subsidiary (other than the Indebtedness arising under the Transaction Documents); (viii) engage in any material line of business substantially different from those lines of business conducted by the Obligors and their Subsidiaries on the Closing Date or any business reasonably related, ancillary or incidental thereto; (ix) amend, modify or change its Organization Documents in a manner materially adverse to the rights or remedies of the Purchaser Agent or the Purchasers under the Transaction Documents; (x) Transfer any Collateral, other than (A) the use of cash and Cash Equivalents, disposition of inventory and any raw materials and work-in-process related thereto and the

324102470 v1v9 66 disposition of obsolete, worn-out or surplus equipment, in each case in the ordinary course of business, (B) the incurrence of Permitted Liens, (C) the entry into Permitted Licenses, (D) the use of cash and Cash Equivalents to make Permitted Investments, (E) Transfers among Subsidiaries that are not Subsidiary Guarantors, (F) Transfers to an Obligor, provided that (X) in the case of a Transfer from an Obligor such Transfer does not impair the Liens of the Purchaser Agent in the Collateral subject to such Transfer and (Y) any Transfer from a Full Guarantor must be to the Company or a Full Guarantor, (G) leases or subleases in the ordinary course of business, (H) the disposition of receivables, or the forgiveness, release or compromise of any amount, in connection with the collection, settlement or compromise thereof in the ordinary course of business to the extent permitted pursuant to Section 5.10(a)(i), and (J) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of immaterial Intellectual Property (or rights relating thereto) that Parent reasonably determines in good faith, and, in respect of immaterial Intellectual Property related to any Included Product, after reasonable consultation with the Purchaser Agent, is desirable in the conduct of its business and not disadvantageous to the interests of the Purchasers, including that such abandonment, cancellation, non-renewal or discontinuance of use or maintenance could not reasonably be expected to have an adverse effect in any material respect on the Revenue Interests (including, without limitation, timing, amount or duration thereof) or to have a Material Adverse Effect; (xi) Enter into any Restricted Licenses; or (xii) change the fiscal year end (other than, in the case of the Company or any Subsidiary, to conform to Parent’s fiscal year end). (b) No Obligor may take any action or engage in any transaction (or series of actions or transactions), whether by reorganization, Transfer of assets, merger, dissolution, amendment of organizational documents or otherwise, the primary purpose of which is to evade, avoid or seek to avoid the performance or observance of the covenants, agreements or obligations of the Obligors under the Transaction Documents. (c) Parent will not engage in any business or conduct any activity (including the making of any Investment or entry into any agreement) or own or Transfer any assets other than (i) ownership of Equity Interests in the Company, (ii) activities and contractual rights incidental to maintenance of its organizational existence and status as a passive holding company and publicly traded company, (iii) activities relating to the performance of its rights and obligations under the Transaction Documents in each case in accordance with the terms thereof, (iv) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale, (v) any activities expressly permitted by Section 5.10(a), (vi) the performance of ministerial activities and the payment of Taxes and administrative fees, (vii) executing, delivering and performing rights and obligations under any employment agreements and any documents related thereto, (viii) providing indemnification to current and former directors and officers, (ix) the maintenance and administration of equity incentive and other benefit plans, (x) holding cash and Cash Equivalents, (xi) activities incidental to the foregoing business and activities and (xii) as otherwise required to comply with Applicable Law or binding, non-appealable court orders. Without limitation of the foregoing, Parent will not, directly or indirectly, consolidate or merge with or into any other Person (except in connection with a Change of Control). Section 5.11 Taxes.

324102470 v1v9 67 (a) Each Obligor shall timely file (taking into account all extensions of due dates) all income and all other material Tax Returns required to be filed by it and will pay all material Taxes required to be paid with such returns. (b) Purchaser Agent, each Purchaser and each Obligor agree that (i) the transactions contemplated by this agreement are intended to constitute and shall be treated by the parties as a debt instrument for U.S. federal and applicable state and local income tax purposes, (ii) the yield on such instrument shall be determined assuming that the Revenue Interest Period will end when the Purchasers have received 195% of the Cumulative Purchaser Payments (and, as applicable that the Put/Call Price will be determined pursuant to clause (c) of the definition thereof), and (iii) the payments of interest under such debt instrument qualify as “portfolio interest” within the meaning of Section 871(h)(2) of the Code or are exempt from withholding under Article 11 of the income tax treaty between the United States and Ireland. None of the Purchasers nor any Obligor shall take any Tax position inconsistent with the foregoing unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. (c) The debt instrument resulting from the transactions contemplated by this Agreement is a contingent payment debt instrument for U.S. federal income tax purposes, Requests for information regarding the projected payment schedule for the debt instrument that arises under this Agreement should be directed to the Obligor in care of Dale Sander. (d) On or prior to the Closing Date, each Purchaser shall deliver to the Company a duly completed and valid (i) IRS Form W-9 certifying that such Purchaser is a United States person, as such term is defined in Section 7701(a)(30) of the Code, (ii) applicable IRS Form W-8BEN-E claiming treaty benefits under a double taxation treaty in a manner qualifying for a zero percent (0%) withholding rate, (iii) certification that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Parent as described in Section 881(c)(3)(C) of the Code together with a duly completed and valid IRS Form W-8BEN or IRS Form BEN-E, (iv) IRS Form W-8IMY to which the forms set forth in the preceding (i), (ii), and (iii) are attached, or (v) other applicable IRS Form W-8 that indicates no withholding is required with respect to the Revenue Interest Payments and, if applicable, payment of the Put/Call Price, (in each case ((i) through (v)), the “IRS Withholding Form”), and Purchaser shall provide an updated IRS Withholding Form to the Company throughout the Revenue Interest Period whenever required in order for the Company to have on file a duly completed and valid IRS Withholding Form. (e) The Obligors covenant to each Purchaser that all amounts payable hereunder shall be paid without deduction or withholding for any Taxes pursuant to any Applicable Law in effect on the date hereof, provided that such Purchaser satisfies its obligation to deliver the IRS Withholding Form to the Company pursuant to paragraph (c) of this Section 5.11 including all information necessary to avoid withholding under FATCA. To the extent any amount of tax is withheld at source from a payment made pursuant to this Agreement (other than Excluded Taxes), the sum payable to Purchasers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Purchasers receive an amount equal to what they would have received had no deduction or withholding been made. Section 5.12 Material Contracts. (a) Each Obligor and its Affiliates shall comply with all material terms and conditions of and fulfill all of its material obligations under all the Material Contracts, except, solely in the case of any

324102470 v1v9 68 Material Contracts that are not Key Contracts, as could not reasonably be expected to have a Material Adverse Effect. (b) No Obligor nor any of their respective Affiliates shall, without the prior consent of the Purchaser Agent, which shall not be unreasonably withheld, conditioned or delayed, enter into any amendment, waiver or modification to any Key Contract or take or omit to take any action that results in the termination of any Key Contract or that permits a Key Contract to be terminated by any counterparty thereto prior to its stated date of expiration; provided that the Obligors and their respective Affiliates shall be permitted to enter into replacements, extensions or renewals to any Key Contract on terms that are substantially the same or more favorable to the Obligors’ and the Purchasers’ interests. (c) No Obligor nor any of their respective Affiliates shall enter into any amendment, waiver or modification to any Material Contract that is not a Key Contract or take or omit to take any action that results in the termination of any such Material Contract or that permits such a Material Contract to be terminated by any counterparty thereto prior to its stated date of expiration, except in each case as could not reasonably be expected to be adverse in any material respect to the interests of the Purchasers or the Revenue Interests or result in a Material Adverse Effect. (d) Upon the occurrence of a breach of any Material Contract that could reasonably be expected to have a Material Adverse Effect or upon the occurrence of a material breach of any Key Contract, in each case by any other party thereto, each Obligor shall seek to enforce all of its (and cause its Affiliates to seek to enforce all of their) rights and remedies thereunder. Section 5.13 Employee and Pension Matters. Other than a customary 401(k) plan, no Obligor nor any ERISA Affiliate shall sponsor, establish, maintain, participate in or incur any liability in respect of any “employee benefit plan” as defined in Section 3(3) of ERISA that is intended to be a tax-qualified plan under Section 401 of the Code and is subject to ERISA which is, or within the preceding six years was, sponsored, maintained or contributed to by, or required to be contributed by, any member of Parent and its Subsidiaries or any of their respective ERISA Affiliates. ARTICLE VI TERMINATION Section 6.01 Termination Date. Except as provided in this Section 6.01 and in Section 6.02, this Agreement shall terminate upon expiration of the Revenue Interest Period (the “Term”). If any payments are required to be made by one of the parties hereunder after that date, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in Section 6.02) solely for that purpose. In addition, this Agreement shall sooner terminate if the Purchasers shall have exercised the Put Option in accordance with Section 5.07(a) or the Company shall have exercised the Call Option in accordance with Section 5.07(b), in each case upon the payment of the Put/Call Price and any other Obligations (other than contingent indemnity obligations for which no claim has been made). Section 6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its

324102470 v1v9 69 Affiliates, directors, officers, stockholders, partners, managers or members other than the provisions of this Section 6.02, Section 5.04(a), Article VII and Article VIII hereof, which shall survive any termination indefinitely. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement. ARTICLE VII PURCHASER AGENT Section 7.01 Appointment and Authority. Each of the Purchasers hereby irrevocably appoints Hook SA LLC (together with any successor Purchaser Agent pursuant to Section 7.06) as the Purchaser Agent hereunder and authorizes Purchaser Agent to (i) execute and deliver the Transaction Documents and accept delivery thereof on its behalf from the Obligors and their Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Purchaser Agent under such Transaction Documents, (iii) act as agent of such Purchaser for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations and (iv) exercise such powers as are reasonably incidental thereto. Except for the last paragraph of Section 7.08, the provisions of this Article VII are solely for the benefit of the Purchaser Agent and the Purchasers, and neither the Company nor any other Obligor shall have rights as a third party beneficiary of any of such provisions. Subject to Section 7.08 and Section 8.08, any action required or permitted to be taken by the Purchaser Agent hereunder shall be taken with the prior approval of the Required Purchasers. Section 7.02 Rights as a Purchaser. The Person serving as the Purchaser Agent hereunder shall have the same rights (including under Section 5.11) and powers, and shall be subject to the same obligations under Section 5.11, as any other Purchaser and may exercise the same as though it were not the Purchaser Agent and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Purchaser Agent hereunder. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if such Person were not the Purchaser Agent hereunder and without any duty to account therefor to the Purchasers. Section 7.03 Exculpatory Provisions. (a) The Purchaser Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents to which it is a party. Without limiting the generality of the foregoing, the Purchaser Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a default, breach by any Obligor of the Transaction Documents or Put Option Event, or any event that, with the giving of notice or passage of time, would constitute a Put Option Event, has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents to which it is a party that the Purchaser Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in such other Transaction Documents), provided that the Purchaser Agent shall not be required to take any action that, in its opinion or

324102470 v1v9 70 the opinion of its counsel, may expose the Purchaser Agent to liability or that is contrary to any Transaction Document or Applicable Law; and (iii) shall not, except as expressly set forth herein and in the other Transaction Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Purchaser Agent or any of its Affiliates in any capacity. (b) The Purchaser Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Purchaser Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.08) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Purchaser Agent shall be deemed not to have knowledge of any default, breach by the Obligors of the Transaction Documents, or Put Option Event unless and until notice describing such default, breach of the Transaction Documents or Put Option Event is given to the Purchaser Agent in writing by the Obligors or a Purchaser. (c) The Purchaser Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, breach of the Transaction Documents or Put Option Event, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article II or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Purchaser Agent. (d) Notwithstanding anything to the contrary herein, the Purchaser Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Purchaser Agent deals with similar property for its own account, and the Purchaser Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. (e) In addition to and not in limitation of the provisions of this Section 7.03, under no circumstances shall the Purchaser Agent have any duty or obligation to take any actions hereunder, even if instructed to do so by the Required Purchasers, if the Purchaser Agent determines, in its sole and absolute discretion, that such actions would subject it to liability or expense for which indemnity or security satisfactory to it has not been provided hereunder or otherwise or would be contrary to the Transactions Documents or requirements of Applicable Law. Section 7.04 Reliance by Purchaser Agent. The Purchaser Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Purchaser Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Purchaser Agent may consult with legal counsel (who may be counsel

324102470 v1v9 71 for the Obligors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 7.05 Delegation of Duties. The Purchaser Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Purchaser Agent. The Purchaser Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Affiliates of the Purchaser Agent and any such sub-agent. The Purchaser Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Purchaser Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. Section 7.06 Resignation of Purchaser Agent. The Purchaser Agent may at any time give notice of its resignation to the Purchasers and the Company upon thirty (30) days written notice. Upon the receipt of any such notice of resignation, the Required Purchasers shall have the right, in consultation with the Company so long as no default, breach by the Obligors of the Transaction Documents or Put Option Event has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within thirty (30) days after the retiring Purchaser Agent gives notice of its resignation, then the retiring Purchaser Agent may, on behalf of the Purchasers, appoint a successor Purchaser Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Purchaser Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Purchaser Agent, and the retiring Purchaser Agent shall be discharged from all of its duties and obligations under the Transaction Documents (if not already discharged therefrom as provided above in this Section 7.06). After the retiring Purchaser Agent’s resignation, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring Purchaser Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Purchaser Agent was acting as Purchaser Agent. Upon any resignation by the Purchaser Agent, all payments (if any), communications and determinations provided to be made by, to or through the Purchaser Agent shall instead be made by, to or through each Purchaser directly, until such time as a Person accepts an appointment as Purchaser Agent in accordance with this Section 7.06. Section 7.07 Non-Reliance on Purchaser Agent and Other Purchasers. Each Purchaser acknowledges that it has, independently and without reliance upon the Purchaser Agent or any other Purchaser or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and purchase the Revenue Interests hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Purchaser Agent or any other Purchaser or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Section 7.08 Collateral and Guaranty Matters. Each Purchaser agrees that any action taken by the Purchaser Agent or the Required Purchasers in accordance with the provisions of this Agreement or of the other Transaction Documents, and the exercise by the Purchaser Agent or Required Purchasers of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto,

324102470 v1v9 72 shall be authorized and binding upon all of the Purchasers. Without limiting the generality of the foregoing, the Purchasers irrevocably authorize the Purchaser Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Purchaser Agent under any Transaction Document (A) upon the discharge of the Obligations (other than contingent indemnity obligations for which no claim has been made), (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to an Obligor; provided, however that the Purchaser Agent may make any filings necessary to reflect the transfer of Collateral from one Obligor to another) permitted hereunder or otherwise becomes an Excluded Property (as defined in the Security Agreement), (C) subject to Section 8.08, if approved, authorized or ratified in writing by the Required Purchasers or (D) to the extent such property is owned by a Subsidiary Guarantor upon the release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below; (b) to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (c) to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement in form and substance reasonably satisfactory to the Purchaser Agent and the applicable licensor. Upon request by the Purchaser Agent at any time, the Required Purchasers will confirm in writing the Purchaser Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 7.08. In each case as specified in this Section 7.08, the Purchaser Agent will (and each Purchaser irrevocably authorizes the Purchaser Agent to), at the Obligors’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request (i) to evidence the release or subordination of such item of collateral from the assignment and security interest granted under the Transaction Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Transaction Documents and this Section 7.08 and in form and substance reasonably acceptable to the Purchaser Agent. The Purchaser Agent shall deliver to the Purchasers notice of any action taken by it under this Section 7.08 as soon as reasonably practicable after the taking thereof; provided, that delivery of or failure to deliver any such notice shall not affect the Purchaser Agent’s rights, powers, privileges and protections under this Article VII. Section 7.09 Reimbursement by Purchasers. To the extent that the Obligors for any reason fail to indefeasibly pay any amount required under Section 8.04 or Section 8.13 to be paid by them to the Purchaser Agent (or any sub-agent thereof) or any Affiliate of any of the foregoing, each Purchaser severally agrees to pay to the Purchaser Agent (or any such sub-agent) or such Affiliate, as the case may be, such Purchaser’s Pro Rata Portion of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Purchaser Agent (or any such sub-agent) in its capacity as such or against any Affiliate of any of the foregoing acting for the Purchaser Agent (or any sub-agent) in connection with such capacity.

324102470 v1v9 73 ARTICLE VIII MISCELLANEOUS Section 8.01 Limitations on Damages. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, in no event shall any party hereto be liable for special, indirect, incidental, punitive or consequential damages of any other party, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties under the Transaction Documents, even if such party has been advised of the possibility of such damages; provided, that nothing contained in this Section 8.01 shall limit the Obligors’ indemnification obligations hereunder to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Party is entitled to indemnification under any Transaction Document. In connection with the foregoing, the parties hereto acknowledge and agree that (i) Purchaser Agent’s and the Purchasers’ damages, if any, for any such action or claim will typically include losses for payments that the Purchasers were entitled to receive in respect of their ownership of the Revenue Interests but did not receive timely or at all due to such indemnifiable event and (ii) Purchaser Agent and the Purchasers shall be entitled to make claims for all such missing or delayed Revenue Interests as losses hereunder, and such missing or delayed Revenue Interests shall not be deemed special, indirect, incidental, punitive or consequential damages. Section 8.02 Notices. All notices, consents, waivers and communications hereunder or under any Transaction Document given by any party to the other shall be in writing and delivered personally, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, or by email, in each case addressed (with a copy by email): If to Parent or the Company: 2525 N Carolina 54 Durham, NC 27713 Attn: Dale Sander Telephone: [***] Email: [***] with a copy to: Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 Attn: Peter Schwartz Email: [***] If to the Purchaser Agent: c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019

324102470 v1v9 74 Attn: Kristian Wiggert Telephone: [***] Email: [***] with a copy to: Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004 Attn: Gian-Michele a Marca Email: [***] If to any Purchaser: As specified on the applicable signature page hereto. or to such other address or addresses as the Purchaser Agent, any Purchaser, Parent or the Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective five (5) Business Days after dispatch or (b) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or (c) any notice, if transmitted by email, shall be deemed given upon the earlier of (x) confirmation of receipt by the recipient and (y) the opening of business on the next Business Day for the recipient. Section 8.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Obligors shall not be entitled to assign any of their obligations and rights under the Transaction Documents without the prior written consent of the Purchaser Agent and the Required Purchasers. The Purchaser Agent and any Purchaser shall not assign any of their obligations and rights under the Transaction Documents without the prior written consent of Parent, except that Purchaser Agent and any Purchaser may assign any of its rights under the Transaction Documents without restriction to any Eligible Assignee; provided, however, that, except to the extent such Purchaser retains its obligations to make its Pro Rata Portion of future Purchaser Payments, such Eligible Assignee shall assume in writing all such Purchaser’s obligation to make future Purchaser Payments; provided, further, that the Purchaser shall provide the Company with written notice of any assignment. The Company shall maintain a “register” for the recordation of the names and addresses of, and the Purchaser Commitments of, and amounts owing to, each Purchaser and assignee owning Revenue Interest Payments. Any purported assignment not in compliance with the foregoing requirement shall be null and void. Section 8.04 Indemnification. (a) The Obligors hereby indemnify and hold the Purchaser Agent, each Purchaser and their respective Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each, an “Indemnified Party”) harmless from and against any and all Indemnified Liabilities, in all cases, arising, in whole or in part, out of or relating to any claim, notice, suit or proceeding commenced or threatened in writing (including, without limitation, by electronic means) by any Person (including any Governmental Authority); provided that the Obligors shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities to the extent

324102470 v1v9 75 such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Party or the breach by such Indemnified Party of its obligations to pay its Purchaser Payments hereunder. (b) If any Third Party Claim shall be brought or alleged against an Indemnified Party in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 8.04, the Indemnified Party shall, promptly after receipt of notice of the commencement of any such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 8.04 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In the event that any Third Party Claim is brought against an Indemnified Party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 8.04, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not, subject to the immediately succeeding sentence, be liable to such indemnified party under this Section 8.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such Third Party Claim, an Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such Indemnified Parties. The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Party from and against any Indemnified Liabilities by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party and (iii) does not impose any continuing material obligation or restrictions on such Indemnified Party. (c) A claim by an Indemnified Party under this Section 8.04 for any matter not involving a Third Party Claim and in respect of which such Indemnified Party seeks indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party, which notice shall contain (i) a description and the amount of any Indemnified Liabilities incurred or suffered or reasonably expected to be incurred or suffered by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Section 8.04 for such Indemnified Liabilities

324102470 v1v9 76 and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Indemnified Liabilities. Within thirty (30) days after receipt by the indemnifying party of any such notice, the indemnifying party may deliver to the Indemnified Party that delivered the notice a written response in which the indemnifying party (i) agrees that the Indemnified Party is entitled to the full amount of the Indemnified Liabilities claimed in the notice from the Indemnified Party; (ii) agrees that the Indemnified Party is entitled to part, but not all, of the amount of the Indemnified Liabilities claimed in the notice from the Indemnified Party; or (iii) indicates that the indemnifying party disputes the entire amount of the Indemnified Liabilities claimed in the notice from the Indemnified Party. If the Indemnified Party does not receive such a response from the indemnifying party within such thirty (30)-day period, then the indemnifying party shall be conclusively deemed to have agreed that the Indemnified Party is entitled to the full amount. If the indemnifying party and the Indemnified Party are unable to resolve any dispute relating to any amount of the Indemnified Liabilities claimed in the notice from the Indemnified Party within thirty (30) days after the delivery of the response to such notice from the indemnifying party, then the parties shall be entitled to resort to any legal remedy available to such party to resolve such dispute that is provided for in this Agreement, subject to all the terms, conditions and limitations of this Agreement. Section 8.05 No Implied Representations and Warranties; Survival of Representations and Warranties. Each party acknowledges and agrees that, other than the representations and warranties specifically contained in any of the Transaction Documents, there are no representations or warranties of either party or any other Person either expressed or implied with respect to the Revenue Interests or the transactions contemplated hereby. Without limiting the foregoing, the Purchaser Agent and each Purchasers acknowledges and agrees that the Purchaser Agent, each Purchaser and their respective Affiliates, together with their representatives, have made their own investigation of each Included Product and are not relying on any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Revenue Interests or as to the creditworthiness of the Company. All representations and warranties by the parties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties and the closing of the transactions described in this Agreement and continue in effect until payment of all amounts due to the Purchasers under the Transaction Documents and the termination of this Agreement pursuant to its terms. Section 8.06 Independent Nature of Relationship. (a) The relationship between the Company, the other Obligors and the Subsidiaries, on the one hand, and the Purchaser Agent and the Purchasers, on the other, is solely that of seller and purchaser, and for U.S. federal income Tax purposes, that of debtor and creditor, and neither the Purchaser Agent and the Purchasers, on the one hand, nor the Obligors and their Subsidiaries, on the other, has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute Parent, the Company or their Subsidiaries and the Purchaser Agent and the Purchasers as a partnership, an association, a joint venture or other kind of entity or legal form for any purposes, including for any Tax purposes. (b) No officer or employee or agent of the Purchaser Agent or any Purchaser will be located at the premises of the Company or any of its Affiliates, except in connection with an inspection or audit performed pursuant to Section 5.01 or in connection with the enforcement of remedies as contemplated by the Transaction Documents. No officer, manager or employee of the Purchaser Agent or any Purchaser shall engage in any commercial activity with the Company or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.

324102470 v1v9 77 Section 8.07 Entire Agreement. This Agreement, together with the Exhibits, the Schedules hereto and the Disclosure Letter (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules, the Disclosure Letter or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Section 8.08 Amendments; No Waivers. (a) Subject to Section 8.08(b), this Agreement, the other Transaction Documents or any term or provision hereof or thereof may not be amended, changed or modified except with the written consent of Parent, the Company, the Purchaser Agent and the Required Purchasers. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced. (b) Without the prior written consent of each Purchaser that would be affected thereby, no amendment, modification, termination or consent shall be effective if the effect thereof would: (i) waive, reduce or postpone any Revenue Interest Payment; (ii) amend, modify, terminate or waive any provision of this Section 8.08; (iii) amend the definition of “Required Purchasers” or “Pro Rata Portion”; or (iv) release all or any substantially portion of the Collateral or release any Obligor from any of its rights and obligations under any Transaction Document (except as expressly provided in the Transaction Documents). (c) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Section 8.09 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Schedules, such reference shall be to a Schedule to the Disclosure Letter unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other. Section 8.10 Headings and Captions.

324102470 v1v9 78 The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Section 8.11 Counterparts; Effectiveness; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original. The words ‘execution’, ‘signed’, ‘signature’, ‘delivery’ and words of like import in or relating to any document to be signed in connection with this Agreement or any other Transaction Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar State laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require any Person to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the parties hereto hereby (a) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Purchasers and the Obligors, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (b) waive any argument, defense or right to contest the validity or enforceability of the Transaction Documents based solely on the lack of paper original copies of any Transaction Documents, including with respect to any signature pages thereto. Section 8.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Section 8.13 Expenses. The Obligors will pay all of their own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement. Section 8.14 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. (b) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non

324102470 v1v9 79 conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document. (c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in clause (b) of this Section 8.14 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law. Section 8.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. [SIGNATURE PAGE FOLLOWS]

324102470 v1v9 [Signature Page to Revenue Interest Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written. PURCHASERS: TPC Investments III LP By: Name: David Dubinsky Title: Authorized Signatory COMPANY: HUMACYTE GLOBAL, INC. By: Name: Title: TPC Investments Solutions LP By: Name: David Dubinsky Title: Authorized Signatory PARENT: PURCHASER AGENT: HUMACYTE, INC. By: Name: Title: HOOK SA LLC By: Name: David Dubinsky Title: Authorized Signatory

324102470 v1v9 No Complies N/A FROM: 3) Clinical Updates 1) Quarterly within 45 days HUMACYTE GLOBAL, INC. AND HUMACYTE, INC. Quarterly financial statements Yes TO: No Quarterly within 45 days N/A The undersigned authorized officer[s] ([collectively in the singular, ]“Officer”) of Humacyte Global, Inc., a Delaware corporation (“Company”) and Humacyte, Inc., a Delaware corporation (“Parent”), hereby certifies that in accordance with the terms and conditions of the Revenue Interest Purchase Agreement, dated as of May 12, 2023, by and among Company, Parent, the other Obligors from time to time party thereto, Purchaser Agent, and the Purchasers from time to time party thereto (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement), (a) The Obligors are in compliance for the period ended _______________ with all required covenants except as noted below; and (b) There are no Put Option Events under the Transaction Documents or any event which, with the giving of notice or passage of time, or both, would constitute a Put Option Event under the Transaction Documents, except as noted below. Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of the Obligors, further certifies that (i) the attached financial statements are prepared in accordance with GAAP and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements, (ii) the attached financial statements fairly present in all material respects the financial condition and Parent and its Subsidiaries as of the date hereof and their results of operation for the period covered thereby, (iii) the consolidated cash and Cash Equivalents of Parent will be sufficient for 12 months from the issuance date of such financial statements and (iv) the attached projections demonstrating such sufficiency of cash and Cash Equivalents were prepared in good faith based on assumptions believed by Parent to be reasonable as of the date hereof and have been delivered to Parent’s independent certified public accountants. Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column. 4) Regulatory Updates Yes Quarterly within 45 days No Yes No N/A N/A HOOK SA LLC, as Purchaser Agent 5) Reporting Covenant Quarterly within 45 days 2) EXHIBIT A COMPLIANCE CERTIFICATE Yes Annual (audited) financial statements No Requirement N/A Within 90 days after the last day of the calendar year Actual Yes

	Commercial Updates				
6)	Intellectual Property Updates	Quarterly within 45 days	Yes	No	N/A
7)	Updates to Perfection Certificate	Quarterly within 45 days	Yes	No	N/A
8)	Cash flow projections	Quarterly within 45 days	Yes	No	N/A
9)	"DashBoard" report	Quarterly within 45 days	Yes	No	N/A
10)	Annual Projections (prepared on a quarterly basis)	Annually (within 60 days of FYE) (starting with fiscal year commencing January 1, 2024)	Yes	No	N/A
11)	Compliance Certificate	Together with items (1) and (2) above	Yes	No	N/A
12)	Board kit and related materials	Within 5 Business Days of each board meeting	Yes	No	N/A
13)	Reconciliation Report	Quarterly within 45 days after quarter end or 90 days after year end	Yes	No	N/A

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No
2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Purchase Agreement?	Yes	No
3)	Have there been any new or pending actions, audits, suits, investigations or proceedings initiated or threatened in writing against any Obligor?	Yes	No
4)	Have there been any amendments of or other changes to the Organization Documents of Parent or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No
5)	Have there been (i) any terminations of, material notices under or amendments or modifications of any Key Contract, (ii) any entries into new Key Contracts or (iii) any actions taken (or omission to take any actions) that would permit a Key Contract to be terminated by any counterparty thereto prior to its stated date of expiration?	Yes	No
6)	Other than with respect to any Key Contracts, have there been (i) any terminations of, material notices under or any amendment or modification of any Material Contract, (ii) any entries into new Material Contracts or (iii) any actions taken (or omission to take any actions) that would permit a Key Contract to be terminated by any counterparty thereto prior to its stated date of expiration, in each case, except as could not reasonably be expected to be adverse in any material respect to	Yes	No

324102470 ~~v1~~v9

324102470 v1v9 No N/A 7) Exceptions Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.) HUMACYTE GLOBAL, INC. By Name: Title: Date: HUMACYTE, INC. By Name: Title: Date: PURCHASER AGENT USE ONLY Have there been any significant development with respect to any prior (i) Clinical Update, (ii) the Regulatory Update, (iii) Commercial Update or (iv) Intellectual Property Update? Yes No Received by: Date: Verified by: Date: Compliance Status: Yes No 8) Parent and its Subsidiaries on a consolidated basis have received Net Sales in an amount in excess of $10,000,000 during the immediately preceding two (2) fiscal quarters and a detailed calculation of the revenues received during such period are attached hereto as an exhibit.1 interests of the Purchasers or the Revenue Interests (including, without limitation, timing, amount or duration thereof) or result in a Material Adverse Effect? Yes 1 Only to be included for Compliance Certificates after December 31, 2025 if the Third Purchase Date has occurred.

324102470 v1v9 Exhibit B Form of Guaranty [See Attached]

324102470 v1v9 [FORM OF] GUARANTY AGREEMENT THIS GUARANTY AGREEMENT, dated as of [___] (this “Guaranty”), is made by Humacyte, Inc., a Delaware corporation (“Parent” or the “Initial Guarantor”) and the parent company of Humacyte Global, Inc., a Delaware corporation (the “Company”), and each Subsidiary of the Initial Guarantor that, after the date hereof, executes a joinder hereto substantially in the form of Exhibit A (a “Guarantor Joinder”; such Subsidiaries of the Initial Guarantor, together with the Initial Guarantor, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement referred to below. RECITALS A. The Initial Guarantor, the Company, the Purchasers, and Hook SA LLC, a Delaware limited liability company, as Purchaser Agent for the Purchasers (in such capacity, the “Purchaser Agent”), are parties to a Revenue Interest Purchase Agreement, dated as of May 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Purchasers have purchased the Revenue Interests, for aggregate consideration up to $150,000,000, upon the terms and subject to the conditions set forth therein. B. The Purchase Agreement requires that certain Subsidiaries of Parent guarantee to the Guaranteed Parties (as hereinafter defined) the payment in full of the Guaranteed Obligations (as hereinafter defined). C. The Company and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Company, among other things, will advance to the Guarantors from time to time certain proceeds from the sale of the Revenue Interests by the Company to the Purchasers pursuant to the Purchase Agreement. Each Guarantor will therefore obtain benefits as a result of the sale of the Revenue Interests by the Company under the Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty. STATEMENT OF AGREEMENT NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows: 1. Guaranty. (a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally: (i) guarantees to the Purchasers and the Purchaser Agent (collectively, the “Guaranteed Parties”) any and all payments (including, but not limited to, the Revenue Interest Payments, the True-Up Payment, and payment of the Put/Call Price) owing to the Guaranteed Parties, at any time and from time to time as and when due, whether upon receipt by the Purchasers of the applicable Cap Amount or the indefeasible payment of the Put/Call Price pursuant to (i) the Purchasers’ exercise, or deemed automatic exercise, of the Put Option in accordance with Section 5.07(a) of the Purchase Agreement, (ii) the Company’s exercise of the Call Option in accordance with Section 5.07(b) of the Purchase Agreement or (iii) otherwise, of all of the Obligations under the Purchase Agreement and the other Transaction Documents, including, without limitation, all fees, expenses, indemnities and other amounts payable by the

324102470 v1v9 86 Company under the Purchase Agreement or any other Transaction Document (including the obligations in respect of the Revenue Interests, including all obligations to make Revenue Interest Payments, the True-Up Payment, and to pay the Put/Call Price, as applicable, and the obligation to repurchase the Revenue Interests at the Put/Call Price after the occurrence of a Put Option Event (including, without limitation, the filing of a petition or commencement of a case by or with respect to Parent or any Subsidiary seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such payment is allowed in such proceeding)), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (and any successor statute or statutes having substantially the same function, the “Bankruptcy Code”), would become due, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due; (1) agrees to pay on demand all Reimbursable Expenses of the Guaranteed Parties hereunder pursuant to the terms of Section 2.02(c) of the Purchase Agreement, including, without limitation, in connection with (A) any amendments, supplements, consents or waivers hereto and (B) the administration or enforcement of this Guaranty; and (ii) agrees to indemnify, defend and hold harmless each Guaranteed Party and their respective Affiliates from and against all damages, losses and other documented out-of-pocket costs and expenses of any kind or nature whatsoever owing to any Indemnified Party pursuant to Section 8.04 of the Purchase Agreement (all liabilities and obligations described in this Section 1(a), collectively, the “Guaranteed Obligations”). (b) Notwithstanding the provisions of Section 1(a) and notwithstanding any other provisions contained herein or in any other Transaction Document, the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (x) applicable law or (y) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties). (ii) The guaranty of each Guarantor set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Transaction Document. (c) For the avoidance of doubt, this Guaranty is a Transaction Document.

324102470 v1v9 87 2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Transaction Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof: (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Purchase Agreement, any other Transaction Document or any agreement or instrument delivered pursuant to any of the foregoing; (1) the illegality, invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Purchase Agreement, any other Transaction Document or any agreement or instrument delivered pursuant to any of the foregoing; (ii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof; (2) any merger or consolidation of any Guarantor into or with any entity, or any sale, lease or transfer of any of the assets of any Guarantor to any other person or entity; (iii) any change in the ownership of any Guarantor or the Company or any change in the relationship between the Guarantors and the Company, or any termination of any such relationship; (3) any failure by the Purchaser Agent or any Purchaser to disclose to the Guarantors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Guarantor or the Company now or hereafter known to the Purchaser Agent or such Purchaser; (iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations; (4) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily, as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security; (v) the exercise of any right or remedy available under the Transaction Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any

324102470 v1v9 88 manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable; (5) any voluntary or involuntary bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations; (vi) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or (6) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, setoff or counterclaim available to, the Company, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) and (y) the termination of the Purchaser Commitments (the events in clauses (x) and (y) above, collectively, the “Termination Requirements”). 3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives, to the extent permitted by applicable law: (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including notice of nonpayment or other nonperformance (including notice of default under any Transaction Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Company or any other Guarantor and of any of the matters referred to in Section 2 and of any rights to consent thereto; (7) any right to require the Guaranteed Parties as a condition of payment or performance by such Guarantor hereunder to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; (ii) any right or defense based on or arising by reason of any right or defense of the Company, any other Guarantor or any other Person, including any defense based on or arising from a lack of authority or other disability of the Company, any other Guarantor or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Transaction Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Company, any other Guarantor or any other Person for any reason other than the satisfaction of the Termination Requirements;

324102470 v1v9 89 (8) any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security; (iii) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or setoff, any defense, counterclaim, claim, right of recoupment or setoff that it may at any time have against any Guaranteed Party (including failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made); and (9) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty. 4. No Subrogation; Subordination. Each Guarantor hereby waives, and agrees that it will not exercise or seek to exercise, until the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid in full, any claim or right that it may have against the Company, Parent or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Company, Parent or any other Guarantor, any right of indemnity, contribution or reimbursement against the Company, Parent or any other Guarantor, any right to enforce any remedies of any Guaranteed Party against the Company, Parent or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including the Bankruptcy Code), common law or otherwise. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Company, Parent or any other Subsidiary of Parent to such Guarantor, including any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany debt or receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of a Put Option Event, or (ii) on account of any rights of contribution at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Purchaser Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Transaction Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Company, Parent or any other Obligor becomes a “debtor” within the meaning of the Bankruptcy Code, the Purchaser Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Company, Parent or such Obligor to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Purchaser Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

324102470 v1v9 90 2. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties relating to it contained in the Purchase Agreement are true and correct. 5. Financial Condition of Company. Each Guarantor represents that it has actual knowledge of the Company’s financial condition and affairs and that it has adequate means to obtain from the Company on an ongoing basis information relating thereto and to the Company’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Company for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Company that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations. 3. Payments; Application; Setoff. (a) Each Guarantor agrees that, upon the failure of the Company to pay any Guaranteed Obligations when and as the same shall become due, and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the Purchaser Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid. (i) All payments made by each Guarantor hereunder will be made in United States Dollars to the Purchaser Agent, without setoff, counterclaim or other defense and, in accordance with the Purchase Agreement, free and clear of and without deduction for any taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Purchase Agreement in respect of all payments made by it hereunder. (b) In the event that the proceeds of any sale, disposition or realization of the Collateral or otherwise are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with the costs of collection and all other fees, costs and expenses payable hereunder. 6. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Transaction Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Put Option Event or any other breach of the Purchase Agreement. In the event of any conflict between the provisions of the Purchase Agreement and hereof, the applicable provisions set forth in the Purchase Agreement shall control. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Transaction Document or to constitute a waiver of any Put Option Event or any other breach of the Purchase Agreement. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other

324102470 v1v9 91 circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand. 4. Enforcement. The Guaranteed Parties agree that this Guaranty may be enforced only by the Purchaser Agent, acting upon the instructions or with the consent of the Purchasers as provided for in the Purchase Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors’ obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Company, Parent or any other Guarantor and whether or not the Company, Parent or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other Person under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time. 7. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective, except as made in accordance with Section 8.08 of the Purchase Agreement. 5. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Purchase Agreement require certain Persons that become Subsidiaries of Parent and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Joinder, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Purchaser Agent’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor. 8. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Purchaser Agent and the Required Purchasers) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Purchase Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Joinder.

324102470 v1v9 92 6. Governing Law; Submission to Jurisdiction; Venue. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. The terms of Sections 8.14(b) and (c), and Section 8.15 of the Purchase Agreement with respect to submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. 9. Appointment of the Company as Representative, Process Agent, Attorney-in-Fact. (a) Each Guarantor hereby irrevocably designates and appoints the Company as its designee, appointee and agent to receive on its behalf all service of process in any such suit, action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in the Purchase Agreement, and irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing in this Section shall affect the right of a party to serve process on the other party in any other manner permitted by law. (i) Further, each Guarantor does hereby irrevocably make, constitute and appoint the Company as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Company’s name or otherwise, and with full power of substitution in the premises, from time to time in the Company’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Transaction Document or any document or instrument related hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Company may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Transaction Documents. The Company will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Company. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor. By its signature hereto, the Company consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each Guarantor. 10. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 8.02 of the Purchase Agreement. 7. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction. 11. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. The provisions of Section 8.09 of the Purchase Agreement are hereby incorporated by reference as if fully set forth herein. 8. Counterparts; Effectiveness; Electronic Signature. Section 8.11 of the Purchase Agreement is incorporated herein by reference, mutatis mutandis.

324102470 v1v9 93 [Signature pages follow]

324102470 v1v9 Signature Page to Guaranty IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written. [GUARANTOR] By: Name: Title: [Signatures Continue on Following Page]

324102470 v1v9 Signature Page to Guaranty Accepted and agreed to: Hook SA LLC, as Purchaser Agent By: Name: Title:

EXHIBIT A TO GUARANTY GUARANTOR JOINDER THIS GUARANTOR JOINDER (this “Joinder”), dated as of [__] is executed and delivered by [NAME OF NEW GUARANTOR], a [__] (the “New Guarantor”), pursuant to the Guaranty referred to below. Reference is made to the Purchase Agreement, dated as of May 12, 2023 among Humacyte Global, Inc., a Delaware corporation (the “Company”), Humacyte, Inc., a Delaware Corporation ( “Parent”), the Purchasers party thereto, and Hook SA LLC, as Purchaser Agent for the Purchasers (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). In connection with and as a condition to the purchase of the Revenue Interests by the Purchasers under the Purchase Agreement, Parent has executed and delivered a Guaranty, dated as of [___] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which Parent has guaranteed the payment in full of the obligations of the Company under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty. Parent has agreed under the Purchase Agreement to cause certain of its future Subsidiaries to become a party to the Guaranty as a guarantor thereunder. The New Guarantor is a Subsidiary of Parent that Parent is required to cause to become a party to the Guaranty. The New Guarantor will obtain benefits as a result of sale of Revenue Interest to the Purchasers by the Company under the Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Joinder. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Purchasers in connection with their purchase of the Revenue Interests under the Purchase Agreement, the New Guarantor hereby agrees as follows: 1. The New Guarantor hereby joins in and, subject to Section 2 below, agrees to be bound by each and all of the provisions of the Guaranty as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due, of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty, all on the terms and subject to the conditions set forth in the Guaranty. 2. [Notwithstanding any term in the Guaranty or this Joinder to the contrary, the New Guarantor’s guarantee is subject to the following limitations:]2 3. The New Guarantor hereby represents and warrants that after giving effect to this Joinder, each representation and warranty related to it contained in the Purchase Agreement is true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or “Material Adverse Effect” in the 2 Customary guaranty limitations, reasonably acceptable to the Purchaser Agent, shall be added in respect of any Subsidiary Guarantor organized in a jurisdiction outside of the United States.

324102470 v1v9 Signature Page to Guaranty text thereof) with respect to the New Guarantor as of the date hereof except to the extent that they refer to an earlier date, in which case they shall be true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or “Material Adverse Effect” in the text thereof) with respect to the New Guarantor as of such earlier date. 4. This Joinder shall be a Transaction Document (within the meaning of such term under the Purchase Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Joinder and its attachments are hereby incorporated into the Guaranty and made a part thereof. [Signature page follow]

324102470 v1v9 Signature Page to Guaranty IN WITNESS WHEREOF, the New Guarantor has caused this Joinder to be executed under seal by its duly authorized officer as of the date first above written. [NAME OF NEW GUARANTOR] By: Name: Title:

324102470 v1v9 EXHIBIT C FORM OF PAYMENT NOTICE [See Attached]

324102470 v1v9 [FORM OF] PAYMENT NOTICE [__], 202[●] The undersigned, being the duly elected and acting of Humacyte Global, Inc., a Delaware corporation (the “Company”), does hereby certify to Hook SA LLC, a Delaware limited liability company, as agent for the Purchasers (the “Purchaser Agent”) in connection with that certain Revenue Interest Purchase Agreement, dated as of May 12, 2023, by and among the Company, Humacyte, Inc, a Delaware corporation (the “Parent”), Purchaser Agent and the Purchasers from time to time party thereto (the “Purchase Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Purchase Agreement) that: 1. The representations and warranties made in Article III of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof (except that such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and provided, further, that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date (except that such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof). 2. The Obligors have provided all financial statements, reports or notices required under the Transaction Documents prior to the Payment Date, including, in each case, to the extent required under Section 5.02 of the Purchase Agreement; 3. No Put Option Event has occurred and is continuing, and no event has occurred and is continuing which, with the giving of notice or passage of time, would constitute a Put Option Event. 4. All conditions referred to in Section 2.03 of the Purchase Agreement for the [First Payment][Second Payment][Third Payment][Fourth Payment] to be made on or about the date hereof have been satisfied or waived by Purchaser Agent. 5. There has not been any material impairment in the general affairs, management, results of operation or financial condition of the Obligors or the prospect of repayment of the Obligations. 6. The undersigned is duly authorized to execute this Payment Notice on behalf of the Company. [Balance of Page Intentionally Left Blank]

324102470 v1v9 --[__] $[__] 7. The proceeds of the payments issued on the [First Payment][Second Payment][Third Payment][Fourth Payment] shall be disbursed as follows: --[__] --Purchasers’ Fees and Expenses, if known ($_________) $[__] Payment Amount $[__] TOTAL NET PROCEEDS FROM PURCHASERS $_______________ 8. The aggregate net proceeds of the [First Payment][Second Payment][Third Payment][Fourth Payment] shall be transferred to a deposit account of the Company, which is subject to a Control Agreement, as follows: [Company Wire Instructions] [Balance of Page Intentionally Left Blank] Less: From Purchasers: Plus: * Legal fees and costs invoiced at closing are through the Closing Date. Post-closing legal fees and costs, payable after the Closing Date, to be invoiced and paid post-closing.

2 COMPANY: Dated as of the date first set forth above. By: HUMACYTE GLOBAL, INC. Name: Title:

Exhibit D Form of Security Agreement [See Attached.] 3

[FORM OF] SECURITY AND PLEDGE AGREEMENT THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of [___] among HUMACYTE GLOBAL, INC., a Delaware corporation (the “Company”), HUMACYTE, INC. (the “Parent”), such other parties that may become Grantors hereunder after the date hereof (together with the Company and Parent, each individually a “Grantor”, and collectively, the “Grantors”) and Hook SA LLC, in its capacity as agent (in such capacity, the “Purchaser Agent”) for the Secured Parties. RECITALS WHEREAS, pursuant to that certain Revenue Interest Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, Parent, the Purchasers party thereto and the Purchaser Agent, the Purchasers have agreed to purchase the Revenue Interests upon the terms and subject to the conditions set forth therein; and WHEREAS, this Agreement is required by the terms of the Purchase Agreement. NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions. (a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. With reference to this Agreement, unless otherwise specified herein: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (xiii) 4 where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. (b) The following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Entitlement, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper. (c) In addition, the following terms shall have the meanings set forth below: “Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder. “Collateral” means (i) all Product Assets, (ii) all Accounts (including health-care receivables), Chattel Paper, Contracts, Commercial Tort Claims, Documents, Fixtures, General Intangibles (including all Intellectual Property), Equipment, Goods, Instruments, Inventory, Investment Property, Payment Intangibles, Letter of Credit Rights and Supporting Obligations, (iii) all Pledged Equity and Pledged Investment Property, Deposit Accounts, Securities Accounts, cash or Cash Equivalents, wherever located and (iv) any and all Proceeds, products, rents, royalties, profits, claims, substitutions, additions, attachments, accessories, accessions and improvements to and replacements of or from any and all of the foregoing, and books and records relating to the foregoing; provided that Collateral shall not include any Excluded Property. “Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright. “Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world. “Excluded Property” means, with respect to any Grantor: (a) assets for which a pledge thereof or a security interest therein is prohibited by Applicable Laws after giving effect to the applicable anti-assignment provisions of the UCC and other Applicable Law (including any requirement to obtain the consent of any Governmental Authority or third person, unless such consent has been obtained) other than to the extent that any 5 such prohibition would be rendered ineffective pursuant to the UCC or any other Applicable Law; (b) any lease, license or other agreements, or any goods or other property subject to a purchase money security interest, finance lease or similar arrangements, in each case to the extent permitted under the Transaction Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, finance lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than Parent and its Subsidiaries) after giving effect to the applicable anti-assignment clauses of the UCC, Applicable Laws or principles of equity, other than the proceeds thereof the assignment of which is expressly deemed effective under Applicable Laws notwithstanding such prohibition; (c) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Purchaser Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (c) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC of any applicable jurisdiction or any other Applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Transaction Documents and such licenses, franchises, charters or authorizations shall be included as Collateral; (d) Excluded Accounts; and (e) United States intent-to-use trademark or service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under federal law; provided, that after such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Purchaser Agent and shall be included in the Collateral; provided that the Collateral shall at all times include (and “Excluded Property” shall not include) all proceeds arising from the sale or transfer of any of the foregoing Excluded Property to the extent such proceeds do not otherwise constitute Excluded Property; provided further that the Collateral shall at all times include (and “Excluded Property” shall not include) any Key Contract existing as of the Effective Date. “Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor. “Intellectual Property” has the meaning provided in the Purchase Agreement. 6

“Issuer” means the issuer of any Pledged Equity. “Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent. “Patents” has the meaning provided in the Purchase Agreement. “Pledged Equity” means, with respect to each Grantor, 100% of the issued and outstanding Equity Interests of each Subsidiary of Parent that is directly owned by such Grantor, including the Equity Interests of the Subsidiaries owned by such Grantor as set forth on Schedule 2A (as updated from time to time in accordance with Section 4(c)(i)), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following: (1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and (2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor. “Secured Parties” means, collectively, the Purchasers and the Purchaser Agent. “Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark. “Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world. “Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water (including, without limitation, those whose primary 7 purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Grantors) which are owned by and registered (or to be owned and registered) in the name of any of the Grantors, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case together with all related spares, equipment and any additional improvements, vessel owned, bareboat chartered or operated by a Grantor other than Vessels owned by an entity other than a Grantor and which are managed under Vessel management agreements. “UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply. “USPTO” means the United States Patent and Trademark Office. 2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Purchaser Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to the Collateral, whether now owned or existing or owned, acquired, or arising hereafter. Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to Excluded Property. The Grantors and the Purchaser Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (A) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (B) is not to be construed as an assignment of any Intellectual Property. 3. Representations and Warranties. Each Grantor hereby represents and warrants to the Purchaser Agent, for the benefit of the Secured Parties, that: (a) Grantors. Schedule 1 sets forth (i) the name (within the meaning of Section 9-503 of the UCC) and jurisdiction of organization of each Grantor, (ii) the address for the chief executive office of each Grantor, (iii) tax identification numbers, if any, and organizational identification numbers, if any, for each Grantor. (b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Grantor. (c) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Purchaser Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority (subject to Permitted Priority Liens) security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. The taking possession by the Purchaser Agent of the certificated 8 securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Purchaser Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable depository institution or Securities Intermediary and the Purchaser Agent of a Control Agreement, the Purchaser Agent shall have a valid and perfected, first priority security interest in such Collateral (subject to Permitted Priority Liens). (d) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, (vi) an aircraft, airframe, aircraft engine or related property, (vii) an aircraft leasehold interest, (viii) a Vessel or (ix) any other interest in or to any of the foregoing. (e) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the Account Debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Purchaser Agent, has been endorsed over and delivered to, or submitted to the control of, the Purchaser Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose, (v) the right to receive payment under each Account is assignable and (vi) no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Purchaser Agent, whether in any proceeding to enforce the Purchaser Agent’s rights in the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. (f) Inventory. With respect to any Inventory of a Grantor, each such Grantor has exclusive possession and control of such Inventory of such Grantor except for (i) Inventory in transit with common carriers or (ii) Inventory in the possession or control of a warehouseman, bailee, consignee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(e). Taken as a whole, Collateral consisting of Inventory is of good and merchantable quality, free from defects. None of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to use, manufacture, lease, sell or otherwise dispose of such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject. (g) Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitute all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor. (h) No Other Equity Interests, Instruments, Etc. (1) Schedule 2A (as updated from time to time by written notice to the Purchaser Agent) sets forth the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.) and (2) no 9

Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Purchaser Agent hereunder except as set forth on Schedule 2A (as updated from time to time by written notice to the Purchaser Agent). No Grantor holds any Instruments, Documents or Chattel Paper required to be pledged and delivered to the Purchaser Agent pursuant to Section 4(c)(ii) other than as set forth on Schedule 2B (as updated from time to time by written notice to the Purchaser Agent) hereto. All such certificated securities, Instruments, Documents and Chattel Paper have been delivered to the Purchaser Agent to the extent required by the terms of this Agreement and the other Transaction Documents. (i) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Purchaser Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset. (j) [Reserved]. (k) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Regulatory Agency or other Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(c)) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Purchaser Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements or other filings under the Assignment of Claims Act, (B) the filing of appropriate notices with the USPTO and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(c)), (D) such actions as may be required by Applicable Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity of Subsidiaries not formed under the laws of the United States and (F) consents, authorizations, filings or other actions which have been obtained or made. (l) Commercial Tort Claims. No Grantor has any Commercial Tort Claims other than as set forth on Schedule 3. (m) Deposit Accounts, Securities Accounts and Commodity Accounts. Set forth on Schedule 4 is a description of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantors, including the name of (A) the applicable Grantor, (B) in the case of a Deposit Account, the depository institution and whether such account is an Excluded Account (and if so, under which clause of the definition of “Excluded Account”), (C) in the case of a Securities Account, the Securities Intermediary or issuer, as applicable, and (D) in the case of a Commodity Account, the Commodity Intermediary or issuer as applicable. (n) [Reserved]. 4. Covenants. Each Grantor covenants that until the termination of the Purchase Agreement 10 in accordance with the terms of Section 6.01 of the Purchase Agreement (such date the “Termination Date”), such Grantor shall: (a) Maintenance of Perfected Security Interest; Further Information. (i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Priority Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Priority Liens). (ii) From time to time furnish to the Purchaser Agent upon the Purchaser Agent’s, or any Purchaser’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Purchaser Agent or such Purchaser may reasonably request, all in reasonable detail. (b) Required Notifications. Each Grantor shall promptly notify the Purchaser Agent, in writing, of any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Purchaser Agent to exercise any of its remedies hereunder. (c) Perfection through Possession and Control. (i) Deliver to the Purchaser Agent within five (5) Business Days of receipt thereof by or on behalf of a Grantor, all certificates and instruments constituting Pledged Equity and a supplement to Schedule 2A to describe such Pledged Equity. Prior to delivery to the Purchaser Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Purchaser Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form acceptable to the Purchaser Agent. (ii) (1) Deliver to the Purchaser Agent within five (5) Business Days of receipt thereof by or on behalf of a Grantor, all Instruments, Supporting Obligations, Investment Property, Documents and Chattel Paper (and with respect to Electronic Chattel Paper, take all steps reasonably necessary to grant the Purchaser Agent control of all such Electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction), in each case to the extent constituting Collateral, and having an aggregate face amount payable of greater than $250,000, which shall be in form suitable for transfer by delivery, together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance reasonably satisfactory to the Purchaser Agent, and in each case together with such other instruments or documents as the Purchaser Agent may reasonably request and (2) supplement Schedule 2B to describe any such Instrument, Chattel Paper, Supporting Obligations, Documents and Chattel Paper. Such Grantor shall ensure that any Collateral consisting of Chattel Paper is, if requested by the Purchaser Agent, marked with a legend reasonably acceptable to the Purchaser Agent indicating the Purchaser Agent’s security interest in such Chattel Paper. Each Grantor will, at its own cost and expense, cooperate with 11

thePurchaser Agent in obtaining a control agreement, in form and substance reasonably satisfactory to the Agent, and in taking such other actions as may be reasonably requested by the Agent from time to time with respect to any Investment Property constituting Collateral or other Collateral in which a security interest may be perfected only by control under the UCC (or other Applicable Law). (d) Filing of Financing Statements, Notices, Etc. Each Grantor shall execute and deliver to the Purchaser Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Purchaser Agent may reasonably request) and do all such other things as the Purchaser Agent may reasonably deem necessary (i) to assure to the Purchaser Agent its security interests hereunder, including (A) such instruments as the Purchaser Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC or other Applicable Law, including, without limitation, financing statements (including continuation statements), (B) with regard to Copyrights owned by a Grantor and registered in the U.S. (or for which an application for such registration has been made), a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit B or other form acceptable to the Purchaser Agent, (C) with regard to Patents owned by a Grantor and registered in the U.S. (or for which an application for such registration has been made), a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit C or other form acceptable to the Purchaser Agent and (D) with regard to Trademarks owned by a Grantor and registered in the U.S. (or for which an application for such registration has been made, except to the extent constituting Excluded Property) and included in the Collateral, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit D or other form acceptable to the Purchaser Agent, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Purchaser Agent of its rights and interests hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Purchaser Agent, its nominee or any other person whom the Purchaser Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Purchaser Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Termination Date. (e) Collateral Held by Warehouseman, Bailee, Etc. (i) Without limiting the generality of any other provision of this Agreement, each Grantor agrees that it shall not permit any Collateral valued in excess of (x) prior to the occurrence of the Milestone Event, $2,000,000 and (y) from and after the occurrence of the Milestone Event, $5,000,000, to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under Applicable Law in order to perfect the Purchaser Agent’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Purchaser Agent in writing that it is holding such Collateral for the benefit of the Purchaser Agent and subject to such security interest and to the instructions of the Purchaser Agent) and such Grantor shall have obtained, no later than 60 days following the first date on which Collateral in the possession of such bailee, warehouseman, agent, processor or other third party exceeds the applicable threshold, from such bailee or other Person, at such Grantor’s sole cost and expense, (1) the written acknowledgement described 12 above (if not already required by Applicable Law to perfect the Purchaser Agent’s security interest) and agreement to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Purchaser Agent and (2) with respect to any such location in the United States, such other documentation required by the Purchaser Agent or the Purchaser Agent (including, without limitation, subordination and access agreements in respect of such location). (ii) At the Purchaser Agent’s reasonable request, perfect and protect such Grantor’s ownership interests in all Inventory (other than Inventory having an aggregate value of $2,000,000 or less) stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise, which such financing statements filed pursuant to this Section 4(e)(ii) shall be assigned to the Purchaser Agent, for the benefit of the Secured Parties. (f) Landlord Waivers. Deliver to Purchaser Agent a landlord waiver and collateral access agreement with respect to (i) each of the Grantor’s locations set forth in the Perfection Certificate as of the Effective Date, in accordance with the terms of Section 2.03(c)(ii) of the Purchase Agreement and (ii) any other Grantor leased location (x) at which Collateral with an aggregate value in excess of (1) prior to the occurrence of the Milestone Event, $2,000,000 and (2) from and after the occurrence of the Milestone Event, $5,000,000, is stored from time to time or (y) with a per annum rental rate in excess of (1) prior to the occurrence of the Milestone Event, $2,000,000 and (2) from and after the occurrence of the Milestone Event, $5,000,000, in each case, within 60 days after any Collateral is located at such property; provided that this clause (f) will not apply to the location at 2525 E NC Hwy 54, Durham, NC 27713 so long as the Grantors comply with Section 2.03(c)(v) of the Purchase Agreement. (g) Commercial Tort Claims. Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Purchaser Agent or required by law to create, preserve, perfect and maintain the Purchaser Agent’s security interest in any Commercial Tort Claims set forth on Schedule 3 initiated by or in favor of any Grantor. If the Grantors (or any of them) obtain Commercial Tort Claims that are not described on Schedule 3, other than Commercial Tort Claims with a value of less than $250,000 then the applicable Grantor or Grantors shall promptly notify the Purchaser Agent thereof, and promptly after written request by the Purchaser Agent, supplement Schedule 3 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Purchaser Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary by the Purchaser Agent to give Purchaser Agent, on behalf of the Secured Parties a first priority perfected security interest in any such Commercial Tort Claim. (h) [Reserved]. (i) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest 13 granted pursuant to this Agreement. (j) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Purchaser Agent shall have a perfected Lien on such Fixture or real property. (k) Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies. (i) Not without executing and delivering, or causing to be executed and delivered, to the Purchaser Agent such agreements, documents and instruments as the Purchaser Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an Investment Company Security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset. (ii) Without the prior written consent of the Purchaser Agent, no Grantor will (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests constituting partnership or limited liability company interests, except for additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Secured Parties, or (B) enter into any agreement or undertaking, except in connection with a Transfer permitted under Section 5.10(x) of the Purchase Agreement, restricting the right or ability of such Grantor or the Purchaser Agent to sell, assign or transfer any Investment Property or Pledged Equity or Proceeds thereof. The Grantors will defend the right, title and interest of the Purchaser Agent in and to any Investment Property and Pledged Equity against the claims and demands of all Persons whomsoever. (iii) If any Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Purchaser Agent, on behalf of the Secured Parties, in accordance with the terms hereof. (l) Intellectual Property. (i) Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Purchaser Agent immediately if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, 14 without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly upon becoming aware, notify the Purchaser Agent of any material infringement, misappropriation, dilution or impairment of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment. (ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder (except as permitted by the Purchase Agreement). (iii) (A) Continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such material Trademark, (C) employ such material Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such material Trademark unless the Purchaser Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such material Trademark may become invalidated. (iv) Not do any act, or omit to do any act, whereby any Patent may become abandoned, invalidated or dedicated to the public, except in connection with a Transfer permitted under Section 5.10(a)(x)(J) of the Purchase Agreement. (v) Notify the Purchaser Agent and the Secured Parties immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO or any court or tribunal in any country) regarding such Grantor ownership of any material Patent or Trademark or its right to register the same or to keep, maintain and enforce the same. (vi) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. (vii) Promptly notify the Purchaser Agent and the Secured Parties after it 15 learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated, diluted or impaired by a third party and promptly sue for infringement, misappropriation, dilution or impairment, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation, dilution or impairment, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark. (viii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (except as permitted by the Purchase Agreement). (ix) Execute and deliver to the Purchaser Agent on the date hereof fully completed assignments in the forms of Exhibits B, C and D, as applicable, for recordation in the United States Copyright Office or the USPTO, as applicable, with regard to any Collateral constituting Copyrights, Patents or Trademarks, as the case may be, in existence as of the Effective Date and set forth on Schedule 5. In the event that after the date hereof any Grantor shall acquire any registered Copyright, Patent or Trademark constituting Collateral, or effect any registration of any Copyright, Patent or Trademark constituting Collateral or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall provide written notice to the Purchaser Agent thereof concurrently with the delivery of Quarterly Report for such Calendar Quarter pursuant to Section 5.02(a)(iii) of the Purchase Agreement, together with any additional information reasonably requested by, and sufficient to permit the Purchaser Agent, upon its receipt of such notice, to (and each Grantor hereby authorizes the Purchaser Agent to) modify this Agreement, as appropriate, by amending Schedule 5 or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute and deliver to the Purchaser Agent, as promptly as possible (but in any event within ten (10) days after the date of any request therefor with regard to United States Patents, Trademarks and Copyrights constituting Collateral), fully completed assignments in the forms of Exhibits B, C and D, as applicable, for recordation in the United States Copyright Office or the USPTO as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Purchaser Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Purchaser Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Grantor. Upon the occurrence of a Put Option Event, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each License of such Grantor’s Copyrights, Patents or Trademarks constituting Collateral to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Purchaser Agent or its designee. (m) [Reserved.]. (n) Government Contracts. Promptly notify the Purchaser Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as Account Debtor, owes a monetary obligation in excess of $500,000 in any fiscal 16 year to any Grantor under any Account. (o) [Reserved]. (p) Control Agreements. (i) Each Grantor agrees that, unless the Purchaser Agent consents otherwise in writing, it will not open or maintain any Deposit Account, Securities Account or Commodity Account constituting or containing, or that will constitute or contain, Collateral except in accordance with Section 5.06(e) of the Purchase Agreement and (ii) in the event any Grantor opens any Deposit Account, Securities Account or Commodity Account constituting or containing Collateral not already listed on Schedule 5.06(e) to the Disclosure Letter, such Grantor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Purchaser Agent together with information sufficient to permit the Purchaser Agent, upon its receipt of such notice, to (and each Grantor hereby authorizes the Purchaser Agent to) modify this Agreement, as appropriate, by amending Schedule 5.06(e) to the Disclosure Letter to include such information. (q) Further Assurances. (i) Promptly upon the request of the Purchaser Agent, and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Purchaser Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Purchaser Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement. (ii) From time to time upon the Purchaser Agent’s reasonable request, promptly furnish such updates to the information disclosed pursuant to this Agreement and the Purchase Agreement, including any Schedules hereto or thereto, such that such updated information is true and correct as of the date so furnished. 5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Purchaser Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Purchaser Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (or other Applicable Law), which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Purchaser Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.” 6. Advances. Upon the occurrence of a Put Option Event, the Purchaser Agent may, at its sole option and in its sole discretion, perform any obligations hereunder of any Grantor on behalf of such Grantor necessary to preserve the value of the Collateral, and in so doing may expend such sums as the Purchaser Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Purchaser Agent may make for the protection of the security hereof or 17 which may be compelled to make by operation of Applicable Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate set forth in Section 2.02(e) of the Purchase Agreement. No such performance of any covenant or agreement by the Purchaser Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Put Option Event. Upon the occurrence of a Put Option Event, the Purchaser Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP. 7. Remedies. (a) General Remedies. Upon the occurrence of a Put Option Event, the Purchaser Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Transaction Documents, in any other documents relating to the Obligations, or by any Applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Purchaser Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Purchaser Agent at the expense of the Grantors any Collateral at any place and time designated by the Purchaser Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Applicable Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Purchaser Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements) and/or (vi) complete and tender each internet domain name transfer document in its own name, place and stead of the Grantor in order to effect the transfer of any internet domain name registration, either to the Purchaser Agent or to another transferee, as the case may be and maintain, obtain access to, and continue to operate, in its own name or in the name, place and stead of such Grantor, such Grantor’s internet website and the contents thereof, and all related advertising, linking and technology licensing and other contractual relationships, in each case in connection with the maintenance, preservation, operation, sale or other disposition of the Collateral or for any other purpose permitted under the Transaction Documents or by Applicable Law. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have 18 been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Purchaser Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Purchaser Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Purchaser Agent’s compliance with Applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 8.02 of the Purchase Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Purchaser Agent may, in such event, bid for the purchase of such securities. The Purchaser Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by Applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by Applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of Applicable Law, the Purchaser Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Applicable Law, be made at the time and place to which the sale was postponed, or the Purchaser Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Purchaser Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Purchaser Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC. (b) Remedies Relating to Accounts. (i) Upon the occurrence of a Put Option Event, whether or not the Purchaser Agent has exercised any or all of its rights and remedies hereunder, (A) each Grantor shall, promptly upon request of the Purchaser Agent, notify (such notice to be in form and substance satisfactory to the Purchaser Agent) its Account Debtors and parties to the Material Contracts subject to a security interest hereunder that such Accounts and the Material Contracts have been assigned to the Purchaser Agent, for the benefit of the Secured Parties and promptly upon request of the Purchaser Agent, instruct all Account Debtors to remit all payments in respect of Accounts to a mailing location selected by the Purchaser Agent and (B) the Purchaser Agent shall have the right to enforce any 19

Grantor’s rights against its customers and Account Debtors, and the Purchaser Agent or its designee may notify any Grantor’s customers and Account Debtors that the Accounts of such Grantor have been assigned to the Purchaser Agent or of the Purchaser Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Purchaser Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts. (ii) Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Purchaser Agent in accordance with the provisions hereof shall be solely for the Purchaser Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Purchaser Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. (iii) Upon the occurrence of a Put Option Event, (A) the Purchaser Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Purchaser Agent may require in connection with such test verifications, (B) upon the Purchaser Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Purchaser Agent to furnish to the Purchaser Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Purchaser Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Purchaser Agent’s satisfaction the existence, amount and terms of any Accounts. (iv) Upon the occurrence of a Put Option Event, and upon the request of the Purchaser Agent, each Grantor shall forward to the Purchaser Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Purchaser Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Purchaser Agent. (c) Deposit Accounts / Commodity Accounts / Securities Accounts. Upon the occurrence of a Put Option Event and until such Put Option Event shall have been waived by the Purchaser Agent in accordance with Section 8.08 of the Purchase Agreement, the Purchaser Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts, Commodity Accounts and Securities Accounts subject to Control Agreements or held with any Secured Party. (d) Investment Property/Pledged Equity. Upon the occurrence of a Put Option Event, the Purchaser Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property or Pledged Equity, and any or all of any Investment 20

Property or Pledged Equity may, at the option of the Purchaser Agent, be registered in the name of the Purchaser Agent or its nominee, and the Purchaser Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Purchaser Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser Agent may determine), all without liability except to account for property actually received by it; but the Purchaser Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Purchaser Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and/or Pledged Equity to (A) comply with any instruction received by it from the Purchaser Agent in writing that (1) states that a Put Option Event has occurred and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, and (B) except as otherwise expressly permitted hereby, until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Purchaser Agent. Unless a Put Option Event shall have occurred and has not been waived in accordance with Section 8.08 of the Purchase Agreement, the Purchaser Agent shall have given notice to the relevant Grantor of the Purchaser Agent’s intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Pledged Equity, to the extent permitted in the Purchase Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Transaction Documents. (e) Material Contracts. Upon the occurrence of a Put Option Event and until the Purchaser Agent has waived such Put Option Event in accordance with Section 8.08 of the Purchase Agreement, the Purchaser Agent shall be entitled to (but shall not be required to): (i) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (ii) do all other acts which the Purchaser Agent may deem necessary or proper to protect its security interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Purchase Agreement, of the other Transaction Documents or Applicable Law, and (iii) sell, assign or otherwise transfer any Material Contract in accordance with the Purchase Agreement, the other Transaction Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under such Material Contract. (f) Access. In addition to the rights and remedies hereunder, upon the occurrence of a Put Option Event and until the Purchaser Agent has waived such Put Option Event in 21 accordance with Section 8.08 of the Purchase Agreement, the Purchaser Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Purchaser Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, the Purchaser Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Purchaser Agent exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Purchaser Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Purchaser Agent, appointing overseers for the Collateral and maintaining inventory records. (g) Nonexclusive Nature of Remedies. Failure by the Purchaser Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Transaction Document, any other document relating to the Obligations, or as provided by Applicable Law, or any delay by the Purchaser Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver of any provision hereunder shall be effective unless it satisfies the requirements set forth in Section 8.08 of the Purchase Agreement. To the extent permitted by Applicable Law, neither the Purchaser Agent, the Secured Parties, nor any party acting as attorney for the Purchaser Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Purchaser Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Purchaser Agent or the Secured Parties may have. (h) Retention of Collateral. In addition to the rights and remedies hereunder, the Purchaser Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of Applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Purchaser Agent shall have provided such notices, however, the Purchaser Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason. (i) Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Purchaser Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate set forth in Section 2.02(e) of the Purchase Agreement, together with the costs of collection and the fees, charges and documented out of pocket disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. (j) [Reserved]. 22

(k) Licenses. For the purpose of enabling the Purchaser Agent to, upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, exercise rights and remedies under this Section 7 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Purchaser Agent, for the benefit of the Purchasers and all other Secured Parties, an irrevocable (until the Termination Date), nonexclusive, worldwide, assignable license (which license may be exercised only upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, without payment of royalty or other compensation to any Grantor or any Subsidiary thereof), to practice, use, sublicense or otherwise exploit any Intellectual Property now owned or hereafter acquired by such Grantor or any of its Subsidiaries or licensed or sublicensed to such Grantor or any of its Subsidiaries, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (A) does not violate the express terms of any agreement between a Grantor or any of its Subsidiaries and a third party governing such Intellectual Property existing as of the Effective Date, or gives such third party any right of acceleration, modification, termination or cancellation therein and (B) is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The exercise of such license by the Purchaser Agent may be exercised solely upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement and solely for the purpose of exercising remedies in accordance with the Purchase Agreement; provided that any license, sublicense or other transaction entered into by the Purchaser Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors and each of their respective Subsidiaries, notwithstanding any subsequent waiver in accordance with Section 8.08 of the Purchase Agreement of a Put Option Event. 8. Rights of the Purchaser Agent. (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Purchaser Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement; provided that such power of attorney shall terminated automatically upon the Termination Date without any action by any Person: (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Purchaser Agent may reasonably determine; (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof; (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Purchaser Agent may deem reasonably appropriate; (iv) to receive, open and dispose of mail addressed to a Grantor and endorse 23 checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral; (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Purchaser Agent were the absolute owner thereof for all purposes; (vi) to adjust and settle claims under any insurance policy relating thereto; (vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Purchaser Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein; (viii) to institute any foreclosure proceedings that the Purchaser Agent may deem appropriate; (ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral; (x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Purchaser Agent may reasonably deem appropriate; (xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Purchaser Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7; (xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Purchaser Agent or as the Purchaser Agent shall direct; (xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Purchaser Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or 24 represented thereby; and (xvi) do and perform all such other acts and things as the Purchaser Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral. This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The Purchaser Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Purchaser Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Purchaser Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Purchaser Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Purchaser Agent or any other Secured Party to exercise any such powers. (b) Assignment by the Purchaser Agent. The Purchaser Agent may from time to time assign the Obligations to a successor Purchaser Agent appointed in accordance with the Purchase Agreement, and such successor shall be entitled to all of the rights and remedies of the Purchaser Agent under this Agreement in relation thereto. (c) The Purchaser Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Purchaser Agent hereunder, the Purchaser Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Purchaser Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Purchaser Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Purchaser Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Purchaser Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Purchaser Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Purchaser Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale. (d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Purchaser Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Purchaser Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Purchaser Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to 25 enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. (e) Voting and Payment Rights in Respect of the Pledged Equity. (i) So long as no Put Option Event shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not in violation of the terms of this Agreement or the Purchase Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Purchase Agreement; and (ii) Upon the occurrence of a Put Option Event and until such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, if the Purchaser Agent shall have notified such Grantor of its intention to exercise its rights pursuant to this Section 8(e), (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Purchaser Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Purchaser Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Purchaser Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Purchaser Agent as Collateral in the exact form received, to be held by the Purchaser Agent as Collateral and as further collateral security for the Obligations. (f) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement, then the Purchaser Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document on such Collateral. (ii) The Purchaser Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted. 9. Application of Proceeds. After the exercise of remedies provided for in Section 5.07(a)(iv) of the Purchase Agreement (or after the Purchaser Commitments have been terminated and/or the Put/Call Price has become immediately due and payable) any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Purchaser Agent or any Secured Party in cash or 26

Cash Equivalents will be applied in reduction of the Obligations in the order set forth in the Purchase Agreement. 10. Continuing Agreement. (a) This Agreement shall remain in full force and effect until the Termination Date, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Purchaser Agent shall, in addition to any actions required under the Purchase Agreement, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. (b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Bankruptcy Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable and documented out-of-pocket legal fees and disbursements) incurred by the Purchaser Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations. 11. Amendments; Waivers; Modifications, Etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 8.08 of the Purchase Agreement. 12. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Purchaser Agent and the Secured Parties hereunder, to the benefit of the Purchaser Agent and the Secured Parties and their successors and permitted assigns. 13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 8.02 of the Purchase Agreement; provided that notices and communications to any Grantor shall be directed to such Grantor, care of the Company, at the address of the Company set forth on Section 8.02 of the Purchase Agreement. 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart. 15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 16. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. This 27

Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. The terms of Sections 8.14(b), 8.14(c) and 8.15 of the Purchase Agreement with respect to submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. 17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. 18. Entirety. This Agreement, the other Transaction Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Transaction Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein. 19. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Purchaser Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Put Option Event, and the Purchaser Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Purchaser Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Purchaser Agent or the Secured Parties under this Agreement, under any other of the Transaction Documents or under any other document relating to the Obligations. 20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Purchaser Agent a Joinder Agreement in the form of Exhibit E. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement. 21. Consent of Issuers of Pledged Equity. Any Grantor that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and Applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer. 22. Joint and Several Obligations of Grantors. (a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Purchasers under the Purchase Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them. (b) Each of the Grantors jointly and severally hereby irrevocably and 28 unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that (i) all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not the Company, Parent, any other Grantor or any other person or entity is joined as a party. (c) Notwithstanding any provision to the contrary contained herein, in any other of the Transaction Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, Bankruptcy Laws). 23. Marshaling. The Purchaser Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Purchaser Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 29

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. GRANTORS: HUMACYTE, INC. By: Name: Title: HUMACYTE GLOBAL, INC. By: Name: Title: [Signature Page to Security and Pledge Agreement]

Accepted and agreed to as of the date first above written. HOOK SA LLC, as Purchaser Agent By: Name: Title: [Signature Page to Security and Pledge Agreement]

Name CEO Location Tax ID SCHEDULE 1 Grantor Information

Name of Subsidiary Jurisdiction of Organization Percent Pledged or Formation SCHEDULE 2 Schedule 2A – Pledged Equity Percentage of Equity Interests Owned Schedule 2B – Instruments, Documents or Chattel Paper

SCHEDULE 3 Commercial Tort Claims

Owner Account Type Account Number SCHEDULE 4 Deposit Accounts, Securities Accounts and Commodity Accounts Bank or Intermediary

SCHEDULE 5 Intellectual Property [See Attached]

Patents and Patent Applications: Owner Owner Registration or Filing Date Patent Application No. Registration No. Mark Country Registration or Filing Date Trademarks and Trademark Applications: Case Status Serial No. Registration No. Domain Names Country

EXHIBIT A [FORM OF] IRREVOCABLE [STOCK][UNIT] POWER FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________the following Equity Interests of [___________], a [_________] [corporation] [limited liability company]: No. of Shares Certificate No. and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. [ASSIGNOR] By: Name: Title:

EXHIBIT B [FORM OF] NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS [United States Copyright Office] Ladies and Gentlemen: Please be advised that pursuant to the Security and Pledge Agreement dated as of [___] (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Hook SA LLC, as Purchaser Agent (the “Purchaser Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted, and hereby grants, a continuing security interest in, and a right to set off against, the copyrights and copyright applications shown on Schedule 1 attached hereto, together with any and all (a) rights and privileges arising under applicable legal requirements with respect to the use of the foregoing, (b) restorations, renewals and extensions thereof, (c) proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (d) rights to sue for past, present or future infringements or other violations, and (e) rights corresponding thereto throughout the world (and, in each case, excluding any Excluded Property) (collectively, the “Copyright Collateral”), in each case, to the Purchaser Agent for the ratable benefit of the Secured Parties. The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Secured Parties pursuant to the Agreement, and the undersigned Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Parties with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control. The undersigned Grantor and the Purchaser Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application. This Notice and the transactions contemplated hereby, and all disputes between the parties under or relating to this Notice or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. [Signature page follows]

Very truly yours, [GRANTOR] By: Name: Title: Acknowledged and Accepted: HOOK SA LLC, as Purchaser Agent By: Name: Title:

EXHIBIT C [FORM OF] NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS [United States Patent and Trademark Office] Ladies and Gentlemen: Please be advised that pursuant to the Security and Pledge Agreement dated as of [___] (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Hook SA LLC, as Purchaser Agent (the “Purchaser Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted, and hereby grants, a continuing security interest in, and a right to set off against, the patents and patent applications shown on Schedule 1 attached hereto, together with any and all (a) rights and privileges arising under applicable legal requirements with respect to the use of any of the foregoing, (b) inventions and improvements described and claimed therein, (c) reissues, substitutes, reexaminations, divisionals, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto, (d) proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto including damages, claims and payments for past, present or future infringements or other violations thereof, (e) rights to sue for past, present or future infringements or other violations thereof, and (f) rights corresponding thereto (and, in each case, excluding any Excluded Property) (collectively, the “Patent Collateral”), in each case, to the Purchaser Agent for the ratable benefit of the Secured Parties. The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Secured Parties pursuant to the Agreement, and the undersigned Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Parties with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control. The undersigned Grantor and the Purchaser Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application. This Notice and the transactions contemplated hereby, and all disputes between the parties under or relating to this Notice or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Signature page follows] Very truly yours, [GRANTOR] By: Name: Title: Acknowledged and Accepted: HOOK SA LLC, as Purchaser Agent By: Name: Title:

EXHIBIT D [FORM OF] NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS [United States Patent and Trademark Office] Ladies and Gentlemen: Please be advised that pursuant to the Security and Pledge Agreement dated as of [___] (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Hook SA LLC, as Purchaser Agent (the “Purchaser Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted, and hereby grants, a continuing security interest in, and a right to set off against, the trademarks and trademark applications shown on Schedule 1 attached hereto, together with any and all (a) rights and privileges arising under applicable legal requirements with respect to the use of any of the foregoing, (b) all goodwill of the business connected with the use thereof and symbolized thereby, (c) extensions and renewals thereof and amendments thereto, (d) proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (e) rights to sue for past, present and future infringements, dilutions or other violations thereof, and (f) rights corresponding thereto throughout the world (and, in each case, excluding any Excluded Property) (collectively, the “Trademark Collateral”), in each case, to the Purchaser Agent for the ratable benefit of the Secured Parties. The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Secured Parties pursuant to the Agreement, and the undersigned Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Parties with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control. The undersigned Grantor and the Purchaser Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application. This Notice and the transactions contemplated hereby, and all disputes between the parties under or relating to this Notice or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. [Signature page follows]

Very truly yours, [GRANTOR] By: Name: Title: Acknowledged and Accepted: HOOK SA LLC, as Purchaser Agent By: Name: Title:

EXHIBIT E [FORM OF] JOINDER AGREEMENT FORM OF JOINDER THIS JOINDER (this “Joinder”), dated as of _____________, 20___, is executed and delivered by [NAME OF NEW GRANTOR], a ______________ (the “New Grantor”), in favor of Hook SA LLC, in its capacity as Purchaser Agent under the Purchase Agreement referred to below (in such capacity, the “Purchaser Agent”), pursuant to the Security and Pledge Agreement referred to below. Reference is made to the Revenue Interest Purchase Agreement, dated as of May 12, 2023, among Humacyte Global, Inc. (the “Company”), Humacyte, Inc. (the “Parent”), the Purchasers party thereto and the Purchaser Agent (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”). In connection with and as a condition to the purchase of the Revenue Interests by the Purchasers under the Purchase Agreement, (i) the Subsidiary Guarantors (as defined in the Purchase Agreement), pursuant to a Guaranty Agreement, dated as of [__] (as amended, modified, restated or supplemented from time to time, the “Guaranty”), have guaranteed the payment in full of the obligations of the Company under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), and (ii) Parent, the Company and the Grantors, pursuant to a Security and Pledge Agreement, dated [__] (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), have granted in favor of the Purchaser Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Purchase Agreement, the Guaranty and the other Transaction Documents. Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement. Parent and the Company have agreed under the Purchase Agreement to cause certain of their future direct and indirect subsidiaries to become a party to the Guaranty as a guarantor thereunder and to the Security Agreement as a Grantor thereunder. The New Grantor is a direct or indirect subsidiary of Parent and, as required by the Purchase Agreement, has become a guarantor under the Guaranty as of the date hereof. The New Grantor will obtain benefits as a result of the sale by the Company of the Revenue Interests to the Purchaser under the Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Joinder. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Purchasers in connection with their purchase of the Revenue Interests from the Company under the Purchase Agreement, the New Grantor hereby agrees as follows: 1. The New Grantor hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Grantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 20 of the Security Agreement, and as security for all of the Secured Obligations, the New Grantor hereby pledges, assigns and delivers to the Purchaser Agent, for the ratable benefit of the Secured Parties, and grants to the Purchaser Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Article II of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement. 2. The New Grantor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Schedules 1, 2, 3 and 4 to the Security Agreement in order to make each representation and warranty contained in Article III of the Security Agreement true and correct with respect to the New Grantor as of the date hereof and after giving effect to this Joinder and (ii) after giving effect to this Joinder and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the New Grantor as of the date hereof, as if such representations and warranties were set forth at length herein. 3. This Joinder shall be a Transaction Document (within the meaning of such term under the Purchase Agreement), shall be binding upon and enforceable against the New Grantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. This Joinder and its attachments are hereby incorporated into the Security Agreement and made a part thereof. This Joinder and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the New Grantor has caused this Joinder to be executed under seal by its duly authorized officer as of the date first above written. [NAME OF NEW GRANTOR] By: Name: Title:

If the notes are accelerated because of an event of default under the indenture or subject to repurchase by Parent at the option of the holders following a [fundamental change]6 , Parent must pay the holders of senior indebtedness in full all amounts due and owing thereunder before Parent pays any Cash Payment to holders of the notes. Parent may not make any payment on or distribution to the trustee or any holder in respect of its obligations under the notes or repurchase [, redeem] or otherwise acquire the notes if: • a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace; or • any other default (a “nonpayment default”) of designated senior indebtedness occurs and is continuing that permits any holder of designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default (a “payment blockage notice”) from Parent or any other person permitted to give such notice under the indenture. Parent may resume payments on, repurchase [, redeem] or otherwise acquire, the notes: EXHIBIT E CUSTOMARY SUBORDINATION TERMS Capitalized terms used but not defined in this Exhibit E shall have the meaning provided in the Agreement.3 The payment in cash of the principal of and accrued and unpaid interest, if any, on, [the redemption price or]4 [fundamental change repurchase price]5 of, or any cash portion of the conversion obligation [(if Parent has elected cash settlement or combination settlement)] (excluding cash payable in lieu of delivering fractional shares) due upon conversion of, the notes (collectively, a “Cash Payment”) is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all then-existing senior indebtedness. No provision of this Exhibit E shall prevent the occurrence of any default or event of default under the applicable indenture. If Parent dissolves, winds-up, liquidates or reorganizes, or if Parent is the subject of any bankruptcy, insolvency or similar proceeding, Parent will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before Parent pays any Cash Payment to the holders of the notes. 3 If the Permitted Convertible Notes are issued by a Subsidiary, the terms will be revised accordingly to apply same subordination terms to such Subsidiary (and any guarantee by Parent). 4 To be included if the convertible notes include a redemption feature. 5 To be conformed to the applicable definition relating to change of control, fundamental change or similar provision. 6 To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.

• in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist; and • in case of a nonpayment default of designated senior indebtedness, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the payment blockage notice is received by the trustee unless the maturity of any designated senior indebtedness has been accelerated and all scheduled payments on the notes that have come due have been paid in full in cash. No new period of payment blockage may be commenced for a default unless at least 365 days have elapsed since the trustee’s receipt of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of the receipt by the trustee of any payment blockage notice shall be the basis for a subsequent payment blockage notice. If either the trustee or any holder of notes receives any payment of any obligations with respect to the notes when: • the payment is prohibited by these subordination provisions; and • the trustee or the holder of notes has actual knowledge that the payment is prohibited, the trustee or the holder of notes, as the case may be, will hold the payment in trust for the benefit of the holders of senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee or the holder of notes, as the case may be, will deliver the amounts held in trust to the holders of senior indebtedness or their proper representative. Any claims of the trustee for compensation or indemnification shall not be subordinate to Parent’s senior indebtedness and shall be senior to claims of holders of notes in respect of all funds collected or held by the trustee. The trustee will not be deemed to owe any fiduciary duty to the holders of senior indebtedness and shall not be liable to any such holders of senior indebtedness if the trustee in good faith mistakenly pays over or distributes to holders or to Parent or to any other person, cash, property or securities to which any holders of senior indebtedness are entitled by virtue of these subordination terms or otherwise. The trustee in its individual capacity will be entitled to all of the rights set forth in the indenture with respect to any senior indebtedness which may at any time be held by the trustee, to the same extent as any other holder of senior indebtedness. Notwithstanding anything to the contrary above, the issuance and delivery of Parent’s shares (and cash in lieu of fractional shares) upon conversion of any note in accordance with the indenture and the notes or otherwise in exchange for any note will be deemed not to constitute a payment on or distribution in respect of Parent’s obligations under any note or any repurchase, redemption or other acquisition of any note. The following terms will be defined as follows in the indenture: “Designated senior indebtedness” means (i) Parent’s obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which Parent is a party) that has an aggregate principal amount outstanding of at least $[5.0]7 million (as of the date of determination) and expressly provides that such indebtedness is “designated senior indebtedness” for purposes of the indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness), and (ii) Parent’s obligations under the Purchase Agreement and the notes issued thereunder (regardless of whether the aggregate principal amount of outstanding obligations thereunder is at least $[5.0] million). “Exchange rate contract” means, with respect to any person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An exchange rate contract may also include an interest rate agreement (as defined below). “Indebtedness” means, without duplication: (a) all of Parent’s indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof), other than any trade accounts payable or other accrued current expense incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all of Parent’s indebtedness, obligations and other liabilities (contingent or otherwise) under the Purchase Agreement and the notes issued thereunder; (c) all of Parent’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances; (d) all of Parent’s obligations (contingent or otherwise) with respect to an interest rate agreement, exchange rate contract, treasury services agreement, cash management agreement or similar agreements or arrangements; (e) all of Parent’s direct or indirect guarantees, agreements to be jointly liable or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (a) through (d) above; (f) any indebtedness or other obligations described in clauses (a) through (e) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by Parent, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by Parent; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f) above. Notwithstanding the foregoing, the amount of indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, plus (without 7 A higher threshold will not affect the analysis of whether or not the subordination terms are “usual and customary.”

duplication) the maximum liability of such person for any such contingent obligations at such date. “Interest rate agreement” means, with respect to any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates. “Purchase Agreement” means that certain Revenue Interest Purchase Agreement, dated as of May 12, 2023, by and among Humacyte Global, Inc., a Delaware corporation, as company, Humacyte, Inc., a Delaware corporation, as parent, and Hook SA LLC, a Delaware limited liability company, as Purchaser Agent, and the purchasers party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Senior indebtedness” means the principal of, premium, if any, interest, final payment amounts, revenue participation payment, milestone payments and all fees, costs, expenses and other amounts accrued or due on or in connection with Parent’s indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created (including all interest and other amounts accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceeding, whether or not a claim for post-petition interest or such other amounts is allowable as a claim in any such proceeding), incurred, assumed, guaranteed or in effect guaranteed by Parent, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular indebtedness the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior to, the notes. Senior indebtedness does not include: (h) indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior in right of payment to, the notes; (i) indebtedness that is expressly subordinated to any senior indebtedness; (j) indebtedness subordinated by operation of law; (k) trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business; (l) any indebtedness of Parent to or among any of its subsidiaries, or to a joint venture in which Parent or any of its subsidiaries has an interest; (m) any indebtedness of Parent that, when incurred, was without recourse to Parent; (n) any indebtedness to any employee of Parent; and any repurchase, redemption or other obligation in respect of Parent’s equity interests.